Exhibit 10.61

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

EQUITY CAPITAL CONTRIBUTION AGREEMENT

between

FIRSTAR DEVELOPMENT, LLC

and

CLEAN TECHNOLOGIES 2013B, LLC

AUGUST 2, 2013

3.26	Books and Records	24
3.27	Executive Order 13224 and the Patriot Act	24
3.28	Facility Costs	25
3.29	Commercial Completion	25
3.30	Financial Statements	25

ARTICLE FOUR REPRESENTATIONS AND WARRANTIES OF CLASS B MEMBER		25

4.1	Representations and Warranties Regarding the Class B Member	25

ARTICLE FIVE REPRESENTATIONS AND WARRANTIES OF THE INVESTOR		28

5.1	Organization and Good Standing	28
5.2	Authorization, Execution and Enforceability	29
5.3	No Violation	29
5.4	Consents and Approvals	29
5.5	Litigation	29
5.6	Investment Intent; Unregistered Securities	29
5.7	Accredited Investor	30
5.8	Regulation D Compliance	30
5.9	Brokers	30
5.10	United States Person	30
5.11	PUHCA and FPA Status	30
5.12	Disqualified Person	30
5.13	Bankruptcy	31
5.14	No Other Representations	31

ARTICLE SIX CONDITIONS PRECEDENT		31

6.1	Execution Date Conditions Precedent	31
6.2	Initial Funding Date Conditions Precedent	33
6.3	Obligations of the Equity Investors and Facility Entities on each Initial Funding Date	36
6.4	Investor True Up Funding Date Conditions Precedent	37
6.5	Obligations of the Equity Investors and Facility Entities on each True Up Funding Date	39

ARTICLE SEVEN GENERAL PROVISIONS		40

7.1	Notices	40
7.2	No Third Party Beneficiaries	40
7.3	Amendment and Waiver	40
7.4	Binding Nature; Assignment	41
7.5	Governing Law	41
7.6	Jurisdiction; Service of Process	41
7.7	Counterparts	41
7.8	Headings	41
7.9	Severability	41
7.10	Entire Agreement	42

7.11	No Solicitation	42
7.12	WAIVER OF JURY TRIAL	42
7.13	Expenses	42
7.14	Confidentiality	42
7.15	Further Assurances; Amendments to Governmental Approvals and Principal Facility Documents; Reports	43
7.16	LIMITATIONS OF LIABILITY	44

LIST OF ANNEXES TO

EQUITY CAPITAL CONTRIBUTION AGREEMENT

Annex 1-A	List of Proposed Facilities and Locations

Annex 1-B	Base Case Model

Annex 2	Insurance Requirements

Annex 3	List of all Contracts

Annex 4	“Knowledge” Persons

Annex 5	Form of Interparty Agreement

Annex 6	Third Party Consents and Approvals

Annex 7	Form of Company LLC Agreement

Annex 8-A	Form of O’Melveny & Myers LLP Opinion

Annex 8-B.1	Form of Local Counsel Opinion (California)

Annex 8-B.2	Form of Local Counsel Opinion (Connecticut)

Annex 8-C.1	Form of Permitting Counsel Opinion (California)

Annex 8-C.2	Form of Permitting Counsel Opinion (Connecticut)

Annex 9	Forms of Estoppel Certificates (Seller and Administrator)

Annex 10-A	Form of Amendment to Power Purchase Agreement (ATT PPA Customer 1)

Annex 10-B	Form of Amendment to Power Purchase Agreement (ATT PPA Customer 2)

Annex 11	Affiliate Transactions

Annex 12	Tax Matters

Annex 13	Forms of Financing Documents

Annex 14	Form of Amended and Restated Facility Company LLC Agreement

Annex 15-A	Preliminary Form of Exhibit D to Company LLC Agreement (Form of Quarterly Renewable Energy Certificate)

Annex 15-B	Preliminary Form of Exhibit E to Company LLC Agreement (Form of Renewable Energy Monthly Report)

v

EQUITY CAPITAL CONTRIBUTION AGREEMENT

This EQUITY CAPITAL CONTRIBUTION AGREEMENT (the “Agreement”) dated as of August 2, 2013 (the “Execution Date”) entered into by and between Firstar Development, LLC, a Delaware limited liability company (the “Investor”), and Clean Technologies 2013B, LLC, a Delaware limited liability company (the “Class B Member”).

PRELIMINARY STATEMENTS:

1. 2013B ESA Project Company, LLC, a Delaware limited liability company (the “Facility Company”), has entered into a Master Energy Server Purchase and Services Agreement with Bloom Energy Corporation (“Seller”), dated as of July 19, 2013 (the “MESPSA”), pursuant to which the Facility Company will purchase, subject to the terms and conditions set for therein, on-site fuel cell power generating systems (each a “System”) with an aggregate Baseload Capacity of up to 6.1 MW, to be installed on, together with the relevant “BOF” (as defined in the MESPSA), each relevant “Site” (as defined in the MESPSA) located in California and Connecticut, as identified more specifically on Annex 1-A attached hereto (each System together with the relevant “BOF” at a “Site”, a “Facility”).

2. 2013B ESA Holdco, LLC, a Delaware limited liability company (the “Company”), wholly-owns the Facility Company.

3. The Investor desires to make capital contributions to the Company, and the Class B Member and the Facility Company desire that the Investor make such capital contributions, in the manner and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein and intending to be legally bound hereby, the Parties (as defined herein) agree as follows:

ARTICLE ONE

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Definitions. The following capitalized terms shall have the respective meanings set forth below:

“2012 ESA” means 2012 ESA Project Company, LLC, a Delaware limited liability company.

“Account” means that certain account, established in the name of the Company with a financial institution that is reasonably satisfactory to the Investor, which account shall not be pledged, or become pledged, as security for any obligation of the Company, the Facility Company or any other Person.

“Accountants” means Novogradac or such other firm of independent certified public accountants as may be engaged by the Class B Member with the consent of the Investor to prepare the Cost Allocations (Preliminary), the Cost Allocations (Final) and certain other documents and reports as provided herein.

“Administrator” means Bloom Energy Corporation, or any other Person who may serve as administrator from time to time under the ASA.

“Affiliate” means, with respect to any specified Person, any Person directly or indirectly controlling, controlled by or under common control with such Party. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns more than 50% of the voting securities of the specified Person, if the specified Person owns more than 50% of the voting securities of such Person, or if more than 50% of the voting securities of the specified Person and such Person are under common control.

“Agreement” means this Equity Capital Contribution Agreement, as amended from time to time.

“Applicable Law” means any treaty, constitution, law, statute, ordinance, rule, order, decree, regulation or other directive which is legally binding and has been enacted, issued or promulgated by any Governmental Authority.

“Appraisal” means, to the reasonable satisfaction of the Investor, that certain appraisal of Marshall & Stevens, including the following conclusions: (a) the economic useful life of each Facility from the date of its Commercial Completion, (b) the Appraised Value for each Facility as of the Execution Date, and (c) the Appraised Residual Value for each Facility.

“Appraised Residual Value” means the expected Fair Market Value of an Asset, determined without regard to inflation or deflation, on the expected Class A Flip Point (as such term is defined in the Company LLC Agreement).

“Appraised Value” means the Fair Market Value of each Facility, based on the Baseload Capacity for such Facility, calculated on a per kW basis.

“ASA” means the Administrative Services Agreement, dated as of July 19, 2013, by and among the Administrator, the Company and the Facility Company.

“Assets” means, with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Governmental Approvals, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment and Assumption Agreement #1” means the Assignment and Assumption Agreement, dated as of July 5, 2013, by and between the Facility Company as assignor and 2012 ESA as assignee.

“Assignment and Assumption Agreement #2” means the Assignment and Assumption Agreement, dated as of July 5, 2013, by and between 2012 ESA as assignor and the Facility Company as assignee.

“AT&T PPA Customer 1” means Pacific Bell Telephone Company.

“AT&T PPA Customer 2” means AT&T Corp.

“Bankruptcy” or “Bankrupt” as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code or like provision of law (except if such petition is contested by such Person and has been dismissed within sixty (60) days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within sixty (60) days.

“Bankruptcy Code” means any and all sections and chapters of Title 11 of the United States Code, as in effect from time to time.

“Base Case Model” means the financial model attached hereto as Annex 1-B, as may be revised from time to time pursuant to this Agreement.

“Bill of Sale” has the meaning set forth in the MESPSA.

“Bloom Entities” means the Class B Member, the Guarantor, the Company, the Facility Company, the Seller and the Administrator.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized to be closed in New York City.

“Casualty Defect” means any destruction by fire, explosion or other casualty or any taking, or pending or threatened (in writing) taking, in condemnation or under the right of eminent domain, of a Facility or any portion thereof, that constitutes or could reasonably be expected to constitute a Material Adverse Effect with respect to such Facility.

“Class A Member” shall have the meaning assigned to such term in the Company LLC Agreement.

“Class A Units” shall have the meaning assigned to such term in the Company LLC Agreement.

“Class B Member” has the meaning set forth in the Preamble hereto.

“Class B Member Initial Funding Date Contribution” has the meaning set forth in Section 2.2(b).

“Class B Member True Up Date Funding Contribution” has the meaning set forth in Section 2.5(b).

“Class B Units” shall have the meaning assigned to such term in the Company LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and any successor federal tax statute.

“Commercial Completion” means with respect to a System, that the Facility into which such System is incorporated has achieved Commencement of Operations (as such term is defined in the MESPSA).

“Company” has the meaning specified in the Preliminary Statements hereto.

“Company LLC Agreement” shall mean that certain Amended and Restated Operating Agreement of the Company, entered into on or before first Initial Funding Date, substantially in the form attached hereto as Annex 7, and as modified or supplemented from time to time.

“Cost Allocation (Final)” means, with respect to a Tranche, a cost allocation as prepared by the Accountants, and delivered with an audit report, detailing Qualified Investment with respect to the Tranche, including, but not limited to, the depreciable basis in the Tranche and the tax basis for the ITC, as set forth in the Base Case Model; provided, however, that in no event shall the tax basis for the ITC be an amount greater than set forth as the fair market value of the Facilities within the Tranche in the applicable Appraisal or Subsequent Facility Appraisal (if any), as applicable to such Tranche.

“Cost Allocation (Preliminary)” means a cost allocation as prepared by the Accountants, and delivered with an audit report, detailing Qualified Investment with respect to all of the Facilities to be funded pursuant to this Agreement, including, but not limited to, the depreciable basis of the Facilities and the tax basis for the ITC, as set forth in the Base Case Model; provided, however, that in no event shall the tax basis for the ITC be an amount greater than set forth as the fair market value of the Facilities in the applicable Appraisal or Subsequent Facility Appraisal (if any).

“Credit Agreement” means that certain Credit Agreement, dated as of July 19, 2013, by and between 2013B ESA Project Company, LLC and Silicon Valley Bank.

“Disqualified Person” means (a) the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Code Section 168(h)(2)(E) and any tax-exempt controlled entity within the meaning of Code Section 168(h)(6)(F)(iii) if such entity has not made the election provided in Code Section 168(h)(6)(F)(ii)), (c) any Person who is not a United States Person, and (d) any Indian tribal government described in Section 7701(a)(40) of the Code, or (e) any partnership or other pass-through entity, any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization or entity described in clauses (a)-(d); provided, however, that any such Person described in clauses (a) – (d) shall not be considered a Disqualified Person to the extent that (i) the exception under Code Section 168(h)(1)(D) applies with respect to the income from the Facility Company for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under Code Section 168(h)(2)(B)(i) applies with respect to the income from the Facility Company for that Person, or (iii) the Person’s ownership of an Asset for federal income tax purposes, would not result in either the loss, disallowance, reduction or recapture of the ITC or application of Code sections 168(g) or 168(h).

“Encumbrance” means any lien (statutory or otherwise), mortgage, deed of trust, claim, option, lease, easement, charge, pledge, security interest, hypothecation, assignment, use restriction or other encumbrance of any kind or nature whatsoever, whether voluntary or involuntary, choate or inchoate (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement).

“Environmental Claim” means any demand order, suit, action or proceeding before any Governmental Authority or arbitral body, or any claim, in each such case, brought or made by a third party, relating in any way to any Environmental Law or Environmental Permit.

“Environmental Laws” means all Applicable Laws pertaining to Hazardous Substances, the environment, human health, safety and natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”) as amended, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.) as amended, the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), Rivers and Harbors Act of 1899, as amended (33 U.S.C. § 403), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald and Golden Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the National Environmental Policy Act of 1969 (42 U.S. C. §§4321 to 4370h), the National Historic Preservation Act (16 U.S.C §§ 470 et seq.), Title 14 Code of Federal Regulations Part 77 and 49 U.S.C. §44718, and any similar or analogous state and local statutes or regulations promulgated thereunder and decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Environmental Permits” means all licenses, approvals, consents, permits and other authorizations or registrations required under all Environmental Laws.

“Equity Capital Contributions” means the capital contributions provided to be made pursuant to Article Two.

“Equity Investors” means Class B Member and the Investor and their respective successors and permitted assigns.

“Execution Date” has the meaning provided in the Preamble hereto.

“Execution Date Conditions Precedent” has the meaning set forth in Section 6.1.

“Executive Order 13224” has the meaning set forth in Section 3.27.

“Facility” has the meaning specified in the Preliminary Statements hereto.

“Facility Company” has the meaning specified in the Preliminary Statements hereto.

“Facility Company LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Facility Company, substantially in the form attached hereto as Annex 14, to be entered into on the date hereof.

“Facility Costs” means, without duplication, all costs (other than Transaction Expenses) incurred by the Facility Company or the Company in connection with the acquisition, ownership, financing, leasing, occupation, construction, design, equipping, installation, testing, start-up, initial operation, and commissioning of the applicable Facility, all of which shall be included in the Base Case Model, including: (a) all amounts payable to third parties under the Principal Facility Documents, (b) all payments required to be made to the interconnection utility and Governmental Authorities, (c) all out-of-pocket fees and expenses of the Facility Company’s consultants, appraisers and engineers, (d) the interest, fees and expenses owing to the Facility Lender under the Financing Documents, (e) all out-of-pocket fees and expenses of the Facility Company’s counsel and (f) all Prepaid Expenses.

“Facility Entities” means the Company and the Facility Company.

“Facility Lender” means Silicon Valley Bank.

“Facility Purchase Conditions” means, with respect to a Facility, that the Facility has not been Placed in Service (as such term is defined in the MESPSA), at least in part because (a) the System incorporated in such Facility has not been synchronized onto the electric distribution and transmission system of the applicable Transmitting Utility, (b) the critical tests necessary for the proper operation of the System incorporated in such Facility have not been completed, (c) the System has not commenced regular, continuous, daily operation, and (d) the System incorporated in such Facility has generated no revenue.

“Fair Market Value” means, with respect to any Asset, the price at which such Asset would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts, and specifically with respect to a Facility or any Membership Interest in the Company, as determined consistently with Section 4.05 of Revenue Procedure 2007-65.

“FERC” means the Federal Energy Regulatory Commission.

“Financing Documents” means the Credit Agreement, security agreement, pledge agreement and depositary agreement between the Facility Company and the Facility Lender,

substantially in the forms attached hereto as Annex 13, or as otherwise reasonably approved by the Investor, pursuant to which the Facility Lender provides senior secured debt financing to the Facility Company, and any other material agreement entered into in connection therewith.

“Flow of Funds” means, with respect to each Initial Funding Date and each True Up Funding Date, the funding memorandum to be entered into as of such date, setting forth in detail, all sources and uses of funds to be received and paid on such date, including the exact amounts to be paid on such date and the Persons (and the account information related thereto) to whom such amounts are to be paid, which memorandum shall be reasonably satisfactory to the Equity Investors.

“FPA” means the Federal Power Act, as amended, 16 U.S.C. §§ 791a et seq.

“Governmental Approval” means all permits, licenses, approvals and authorizations of any Governmental Authority.

“Governmental Authority” means any national, provincial, regional, municipal or local authority, body, agency, ministry, court, judicial or administrative body, taxing authority, regulatory authority or other governmental organization having jurisdiction or effective control over any of the Parties or any Facility.

“Government Official” has the meaning set forth in Section 4.1(k).

“Guarantor” means Bloom Energy Corporation, a Delaware corporation.

“Guarantor Account” means the account at U.S. Bank, N.A. funded and maintained in accordance with the Guaranty and governed by the Guarantor Account Agreement.

“Guarantor Account Agreement” means that certain Blocked Account Control Agreement, dated as of the date hereof, by and among the Guarantor, the Investor and U.S. Bank National Association, as the “Depositary Bank” thereunder.

“Guaranty” means that certain Amended and Restated Guaranty, dated as of the date hereof, issued by the Guarantor.

“Hazardous Substances” means any hazardous or toxic material, substance or waste, pollutant, contaminant or solid waste as defined under applicable Environmental Laws, including petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials.

“Independent Engineer” means SAIC Energy, Environment & Infrastructure, LLC.

“Independent Engineer Report” means the report of the Independent Engineer delivered to the Investor on the Execution Date.

“Initial Funding Date” means, with respect to a Tranche, the first Business Day on which the satisfaction or waiver of all of the Initial Funding Date Conditions Precedent for such Tranche occurs.

“Initial Funding Date Conditions Precedent” has the meaning set forth in Section 6.2.

“Initial Funding Date Contribution” means, with respect to the Investor, an Investor Initial Funding Date Contribution, and, with respect to the Class B Member, a Class B Member Initial Funding Date Contribution.

“Initial Maintenance Reserve Amount” means an amount equal to $[***] per kW for each System that has been Placed in Service (as such term is defined in the MESPSA).

“Insurance Consultant” means Moore-McNeil, LLC.

“Insurance Report” means a letter from the Insurance Consultant which confirms that the insurance coverages for both the construction and operation periods of the Facility comply with the insurance described in Annex 2.

“Intellectual Property” means any or all of the following and all rights therein, whether arising under the laws of the United States or any other jurisdiction (i) all patents and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions (whether patentable or not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated, throughout the world; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Interconnection Agreement” has the meaning set forth in the MESPSA.

“Interparty Agreement” means that certain Interparty Agreement, to be entered into as of the Execution Date, among the Facility Company, the Investor and the Facility Lender, substantially in the form attached hereto as Annex 5.

“Investment Documents” means this Agreement, the Guaranty, the Guarantor Account Agreement, the MESPSA, the Company LLC Agreement, the Facility Company LLC Agreement, the ASA and the Interparty Agreement.

“Investor” has the meaning set forth in the Preamble hereto.

“Investor Commitment Amount” means $[***].

“Investor Contribution Amount” [***].

[***] Confidential Treatment Requested

“Investor Initial Funding Date Contribution” means, for a Tranche, [***] of the Investor Contribution Amount, as determined using the ITC Amount provided in the Cost Allocation (Preliminary).

“Investor Interest” means the Investor’s Membership Interest in the Company having the rights, preferences and designations provided for such interest in the Company LLC Agreement.

“Investor True Up Funding Date Contribution” means, for a Tranche, the excess, if any, of the Investor Contribution Amount, as determined using the ITC Amount provided by the Cost Allocation (Final), minus the Investor Initial Funding Date Contribution.

“IP License” means the Intellectual Property license, titled “INTELLECTUAL PROPERTY LICENSE”, by and between Bloom Energy Corporation and the Facility Company, entered into in connection with the MESPSA, in form and substance acceptable to the Investor.

“IP Security Agreement” means the Intellectual Property Security Agreement, by and between Bloom Energy Corporation and the Facility Company, as referred to in Section 4.5 of the IP License, in form and substance acceptable to the Investor.

“ITC” means an investment tax credit pursuant to Code Sections 38(b)(1), 46 and 48(a).

“ITC Amount” means an amount that is equal to 30% of the Qualified Investment.

“ITC Eligible Property” means property that is described in Code Sections 48(a)(2)(i)(I) and 48(c).

“Knowledge” means (a) as it applies to the Class B Member, the actual knowledge of those individuals listed on Annex 4, or (b) as to any other Person (other than a natural person), the actual knowledge of the officers of such Person having responsibility for and direct involvement in the transactions contemplated by this Agreement and (c) in respect of any Person who is a natural Person, the actual knowledge of such Person.

“LADWP” means the Los Angeles Department of Water and Power.

“LLC Agreements” means, collectively, the Company LLC Agreement and the Facility Company LLC Agreement.

“LREC Agreement” means each Standard Contract for the Purchase and Sale of Connecticut Class I Renewable Energy Credits from Low and Zero Emission Projects, entered into by and between The Connecticut Light and Power Company and the Facility Company (as assignee of BE 2012 A LLC, a Delaware limited liability company (“BE 2012 A”)).

“Material Adverse Effect” means, for any Person, any material adverse effect on the business, earnings, Assets, results of operations or financial condition of such Person taken as a whole or on its ability to perform its obligations under this Agreement, any other Investment Document or any Principal Facility Document.

[***] Confidential Treatment Requested

“Membership Interest” means, for a limited liability company, the membership interest of a member in such company including, without limitation, its right to a share of the profits, losses, deductions and credits of the company and its right to a distributive share of the Assets of the company in accordance with the provisions of such company’s operating agreement.

“MESPSA” has the meaning set forth in the Preliminary Statements.

“MESPSA Final Invoice” means that certain invoice for one or more Facilities delivered pursuant to Section 2.2(a)(ii) of the MESPSA.

“MESPSA Initial Invoice” means that certain invoice for one or more Facilities delivered pursuant to Section 2.2(a)(i) of the MESPSA.

“MW” means megawatt.

“Necessary Approvals” has the meaning set forth in Section 6.2(e).

“Party” means one of the parties to this Agreement, its successors and permitted assigns.

“Patriot Act” has the meaning set forth in Section 3.27.

“Permitted Encumbrances” means (a) liens, security interests, mortgages, hypothecations, encumbrances or other restrictions on title or property interest that are released or otherwise terminated at or prior to the date of delivery of the encumbered assets to the Site; (b) obligations or duties to any Governmental Authority arising in the ordinary course of business (including under licenses and permits held by the Facility Company and under all applicable laws, rules, regulations and orders of any Governmental Authority); (c) obligations or duties under easements, leases or other property rights; (d) liens in favor of the Facility Lender; (e) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (f) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar liens or encumbrances securing the payment of expenses not yet due and payable that were incurred in the ordinary course of business of the Facility Company or for amounts being contested in good faith and by appropriate proceedings; (g) encumbrances created pursuant to the Investment Documents; (h) all other Encumbrances that are incurred in the ordinary course of business of the Facility Company, are not incurred for borrowed money, and do not have a Material Adverse Effect on either the use of any material Assets of the Facility Company or the value of any such Assets; (i) easements, rights-of-way, restrictions, reservations and other similar encumbrances and exceptions to title existing or incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Facility Company; (j) Encumbrances (including purchase options) created pursuant to the Power Purchase Agreements; (k) trade contracts or other obligations of a like nature incurred in the ordinary course of business of the Facility Company; (l) liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves in accordance with GAAP or bonds or other security have been provided or which are fully covered by insurance; (m) liens of record and zoning and other land use restrictions that do not impair the value or intended use of a Facility; (n) restrictions on transfer of membership interests provided for in any Investment Document or under any applicable federal, state or foreign securities law and (o) any other liens agreed to in writing by the parties.

“Person” means any individual, partnership, joint venture, company, corporation, limited liability company, limited duration company, limited life company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

“Power Purchase Agreement” means collectively (i) that certain Energy System Use Agreement No. 20130430.072.C dated as of May 15, 2013, by and between AT&T PPA Customer 1 and the Facility Company, as amended from time to time, except to the extent assigned to 2012 ESA pursuant to Assignment and Assumption Agreement #1, (ii) that certain Energy System Use Agreement No. 20130430.076.C dated as of May 15, 2013, by and between AT&T PPA Customer 1 and the Facility Company, as amended from time to time, (iii) that certain Energy System Use Agreement No. 20130430.078.C dated as of May 15, 2013, by and between AT&T PPA Customer 2 and the Facility Company, as amended from time to time, except to the extent assigned to 2012 ESA pursuant to Assignment and Assumption Agreement #1, (iv) that certain Energy System Use Agreement No. 20130403.075.C dated as of May 15, 2013, by and between AT&T PPA Customer 1 and 2012 ESA, as amended from time to time, as and to the extent assigned by 2012 ESA to the Facility Company pursuant to Assignment and Assumption Agreement #2 and (v) that certain Energy System Use Agreement No. 20130403.076.C, dated as of May 15, 2013, by and between AT&T PPA Customer 2 and 2012 ESA, as amended from time to time, as assigned by 2012 ESA to the Facility Company pursuant to Assignment and Assumption Agreement #2.

“PPA Customers” means collectively (i) AT&T PPA Customer 1 and (ii) AT&T PPA Customer 2.

“Prepaid Expenses” means, on a True Up Funding Date, $[***]/kW for each Facility that is receiving a True Up Funding Date Contribution, as such amount may be updated pursuant to Section 6.02(t) of the Credit Agreement.

“Principal Facility Documents” means all of the agreements and documents necessary or required to install, operate, maintain, test, repair and/or use the Facilities and described in Annex 3 hereto, including the Power Purchase Agreements, the MESPSA, the Site Leases, each Bill of Sale, the Interconnection Agreements, agreements evidencing the Facility Company’s claim to the state rebates, subsidies or incentives and the interconnection approval or authorization notice from the applicable utility. Reference to any Principal Facility Document shall include all appendices, annexes, exhibits, riders and schedules thereto.

“Prohibited Payment” has the meaning set forth in Section 4.1(k).

“PUHCA” means the Public Utility Holding Company Act of 2005.

[***] Confidential Treatment Requested

“Qualified Investment” means the cost basis of ITC Eligible Property with respect to a Tranche as determined by the Accountants in the Cost Allocation (Preliminary) or Cost Allocation (Final), as applicable.

“Seller” has the meaning set forth in the Preliminary Statements hereto.

“Site” means the parcel of land leased or licensed from each PPA Customer to the Facility Company under each Site Lease and all easements appurtenant, easement in gross, license agreements and other rights running in favor of Facility Company which provide access to the Facilities.

“Site Leases” means each agreement between Facility Company and a PPA Customer regarding the lease, license, or similar contractual arrangement providing Facility Company with the right of access to, and use of, a Site for the purposes of performing Facility Company’s obligations pursuant to the applicable Power Purchase Agreement. If Facility Company’s right of access to, and use of, a Site is contained within a Power Purchase Agreement, then the term “Site Lease”, with respect to such Site, shall mean the provisions for access to, and use of, that Site contained in such Power Purchase Agreement.

“Subsequent Facility Appraisal” means an update by Marshall & Stevens, or any other nationally recognized third-party appraiser mutually acceptable to the Parties, of an Appraisal.

“System” has the meaning set forth in the Preliminary Statements hereto.

“Tax Information” has the meaning set forth in Section 7.14(b).

“Tax Law Change” means (i) a bill passed by either house of the United States Congress, (ii) a bill reported by the United States House Committee on Ways and Means or United States Senate Committee on Finance, (iii) a bill proposed by any member of either the United States House Committee on Ways and Means or United States Senate Committee on Finance, the Speaker of the House of Representatives, the Senate Majority Leader, or the U.S. Department of the Treasury, (iv) the issuance or amendment of proposed, temporary or final Treasury Regulations, (v) any change in the interpretation of the Code or proposed, temporary or final Treasury Regulations by a controlling decision of the United States Tax Court, United States District Court, United States Court of Appeals or United States Supreme Court or (vi) any guidance, notice, announcement or ruling issued by the Treasury, IRS or any other Governmental Authority, that may reasonably have a material impact on one or more federal income tax assumptions or results within or contemplated by the Base Case Model.

“Tax Return” means any return, report, information return, attachment, declaration, election, claim for refund or other document (including any schedule or related or supporting information) filed or supplied or required to be filed or supplied to any taxing authority with respect to Taxes including amendments thereto.

“Taxes” or “Tax” means all taxes, charges, fees, levies, duties, tariffs, imposts, penalties or other assessments imposed by any Governmental Authority or other taxing authority, including, but not limited to, income, excise, ad valorem, real or personal property, sales, use transfer, capital stock, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, wage, employment, workers’ compensation or other taxes, including any interest, penalties or additions attributable thereto, that are owed or were paid by the Facility Company or with respect to the Facility Company’s Assets or operations.

“Taxing Authority” means the agency or department of the Governmental Authority responsible for the administration and collection of Taxes.

“Tranche” means one or more Facilities, collectively, for which an Investor Initial Funding Date Contribution or an Investor True Up Funding Date Contribution, applicable, is requested.

“Transaction” has the meaning provided in Section 7.14.

“Transaction Expenses” means (i) filing and recording fees and transfer and mortgage taxes; (ii) the documented, reasonable fees (including legal fees), expenses and disbursements of the Facility Lender, the Company, the Facility Company and the Class B Member; and (iii) the reasonable out-of-pocket expenses and disbursements (including reasonable legal fees and disbursements) incurred by the Investor subsequent to February 6, 2013, in connection with this Agreement, in each case, whether or not assumed and payable by the Class B Member or its Affiliate. For the avoidance of doubt, Transaction Expenses shall not include any Facility Costs.

“Transmitting Utility” means, with respect to a Facility, the local electric utility company in whose territory the Facility is located.

“Treasury” means the United States Department of the Treasury.

“True Up Funding Date” means, with respect to a Tranche, the first Business Day on which the satisfaction or waiver of all of the True Up Funding Date Conditions Precedent for such Tranche occurs.

“True Up Funding Date Conditions Precedent” has the meaning set forth in Section 6.4.

“True Up Funding Date Contribution” means, with respect to the Investor, an Investor True Up Funding Date Contribution, and, with respect to the Class B Member, a Class B Member True Up Date Funding Contribution.

“True Up Funding Date Deadline” means the earliest to occur of (a) an “Event of Default” as defined in the Financing Documents, (b) a material breach by Seller under the MESPSA, and (c) March 31, 2014.

“United States Person” means a “United States person” as defined in Code Section 7701(a)(30).

1.2 Rules of Interpretation.

In this Agreement:

(a) The singular shall include the plural and the masculine shall include the feminine and neuter as the context requires.

(b) References to “Articles,” “Sections,” or “Annexes” shall be to articles, sections or annexes of this Agreement.

(c) Unless otherwise expressly specified, any agreement, contract or document defined or referred to herein (including in any exhibit, schedule or annex hereto) shall mean such agreement, contract or document as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement and (once executed and delivered by the signatories thereto) the LLC Agreements, as applicable.

(d) References to “days” shall mean calendar days, unless otherwise indicated.

(e) The words “herein,” “hereof” and “hereunder” shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement; the words “include,” “includes” or “including” shall mean “including, but not limited to.”

ARTICLE TWO

EQUITY CAPITAL CONTRIBUTIONS

2.1 Execution Date. Subject to the satisfaction of, or waiver by the Investor and the Class B Member, as applicable, of the Execution Date Conditions Precedent on the Execution Date each of the Investor and the Class B Member shall execute and deliver this Agreement. For the avoidance of doubt, neither the Investor nor the Class B Member shall be required to make any capital contributions pursuant to clauses (a) and (b) of Section 2.2 on the Execution Date.

2.2 Initial Contributions. Subject to the satisfaction of, or waiver by the Investor and the Class B Member, as applicable, of the Initial Funding Date Conditions Precedent for a Tranche on each Initial Funding Date; provided, that the transactions contemplated by clause (c) shall be applicable only on the first Initial Funding Date:

(a) The Investor shall contribute to the Company the Investor Initial Funding Date Contribution and, in the Investor’s sole discretion, shall pay (or have already paid) certain Transaction Expenses of the Company;

(b) the Class B Member shall contribute (or shall have already contributed) an amount equal to the aggregate amount of all Facility Costs for the applicable Tranche expected to be due and payable as of the Initial Funding Date less the Investor Initial Funding Date Contribution for such Tranche (the “Class B Member Initial Funding Date Contribution”); and

(c) each of the Investor and the Class B Member agree to execute and deliver the Company LLC Agreement and, simultaneously with the making of the capital contributions pursuant to clauses (a) and (b) of this Section 2.2, the Company shall, and the Class B Member shall cause the Company to, issue Class A Units to the Investor and issue Class B Units to the Class B Member, in each case in accordance with the terms of the Company LLC Agreement.

2.3 Use of Initial Funding Date Proceeds. On each Initial Funding Date, the Investor Initial Funding Date Contribution and the Class B Member Initial Funding Date Contribution for the relevant Tranche shall be wired to such Persons and the proceeds applied as follows (as provided for in greater detail in the Flow of Funds):

(a) First, to pay, for the benefit of the Facility Company, any MESPSA Initial Invoice submitted on or prior to such date and any other applicable Facility Costs that are payable on such date for the relevant Tranche;

(b) Second, to pay Transaction Expenses that are payable on such date; and

(c) Third, any balance to the Account.

2.4 Use of Account Following the True Up Funding Date Deadline. If the satisfaction of, or waiver by, the Investor and the Class B Member, as applicable, of the True Up Funding Date Conditions Precedent for a relevant Tranche do not occur on or before the True Up Funding Date Deadline, all funds in the Account shall be wired to such Persons and the proceeds applied as follows:

(a) First, without written direction of or any other discretion of the Class A Member, to pay, for the benefit of the Facility Company, the balance, if any, of any MESPSA Initial Invoice that is due and payable on such date for the relevant Tranche;

(b) Second, at the written direction of the Class A Member and in its sole discretion, to pay, for the benefit of the Facility Company, any MESPSA Final Invoice and any other applicable Facility Costs that are due and payable on such date for the relevant Tranche and any Transaction Expenses that are due and payable on such date (provided, that for the avoidance of doubt, the Class A Member may determine not to give any such direction);

(c) Third, if the Class A Member acknowledges and agrees in writing that no amount is due and payable by the Facility Company under any MESPSA Initial Invoice, MESPSA Final Invoice and/or otherwise under the MESPSA or for other applicable Facility Costs for the relevant Tranche and no Transaction Expenses are due and payable on such date, or that the full amount due and payable by the Facility Company under any MESPSA Initial Invoice, MESPSA Final Invoice and/or otherwise under the MESPSA and for other applicable Facility Costs for the relevant Tranche and the full amount of Transaction Costs due and payable have been paid, then any balance shall be distributed solely to the Class B Member; and

(d) Fourth, if the Class A Member does not acknowledge and agree in writing either that no amount is due and payable under any MESPSA Initial Invoice, MESPSA Final Invoice and/or otherwise under the MESPSA from the Facility Company or for other applicable Facility Costs for the relevant Tranche, or that the full amount due and payable under any MESPSA Initial Invoice, MESPSA Final Invoice and/or otherwise under the MESPSA from the Facility Company for the relevant Tranche has been paid then any balance shall remain in the Account to be distributed or paid as provided in the Company LLC Agreement.

2.5 True Up Date Contributions. Subject to the satisfaction of, or waiver by the Investor and the Class B Member, as applicable, of the True Up Funding Date Conditions Precedent for a Tranche on each True Up Funding Date:

(a) The Investor shall contribute to the Company the Investor True Up Date Funding Contribution and, in the Investor’s sole discretion, shall pay (or have already paid) certain Transaction Expenses of the Company; and

(b) The Class B Member shall contribute (or shall have already contributed) an amount equal to the aggregate amount of all Facility Costs for the applicable Tranche expected to be due and payable as of or after the True Up Funding Date (including the Initial Maintenance Reserve Amount with respect to each System in such Tranche), less the Investor True Up Date Funding Contribution, and, to the extent applicable, less the proceeds of any loan made (or to be made on such True Up Funding Date) pursuant to the Financing Documents applicable to such Tranche (the “Class B Member True Up Date Funding Contribution”).

2.6 Use of True Up Funding Date Proceeds and Account on True Up Funding Date. On each True Up Funding Date, the Investor True Up Funding Date Contribution and the Class B Member True Up Date Funding Contribution and all funds in the Account for the relevant Tranche shall be wired to such Persons and the proceeds applied as follows (as provided for in greater detail in the Flow of Funds):

(a) First, to pay, for the benefit of the Facility Company, the balance, if any, of the MESPSA Initial Invoice, the MESPSA Final Invoice and any other applicable Facility Costs that are payable on such date for the relevant Tranche;

(b) Second, to fund in full (i) for the benefit of the Facility Company, any reserves required by the Financing Documents and (ii) the Initial Maintenance Reserve Amount to be deposited into the Maintenance Reserve Account (as defined in the Company LLC Agreement);

(c) Third, to pay Transaction Expenses that are payable on such date;

(d) Fourth, an amount equal to the Pre-paid Expenses for the applicable Tranche shall be contributed by the Company to the Facility Company’s “Revenue Account” (as such term is defined in the Financing Documents); and

(e) Fifth, any balance shall be distributed solely to the Class B Member and will be treated as a distribution under the “pre-formation expense” safe harbor in Treasury Regulation 1.707-4(d).

2.7 Limits on Investor Funding. Notwithstanding anything contained herein to the contrary, (a) the aggregate amount paid as the Investor Initial Funding Date Contributions and the Investor True Up Funding Date Contributions shall not exceed the Investor Commitment Amount, (b) the Investor shall not be required to make more than one Investor Initial Funding Date Contribution per each thirty (30) day period and (c) the Investor shall not be required to make more than one Investor True Up Funding Date Contribution per each thirty (30) day period.

2.8 Final List of Facilities. No later than the True Up Funding Date Deadline: (i) the Facility Company shall use commercially reasonable efforts to amend or otherwise modify Exhibit A (“PREMISES LIST, DESCRIPTION AND APPLICABLE LOCAL UTILITY”) to each Power Purchase Agreement to list all Sites applicable to such Power Purchase Agreement that have been funded by an Investor Initial Funding Date Contribution and/or an Investor True Up Funding Date Contribution, and no other Sites or Facilities; and (ii) the Class B Member shall provide to the Investor an update to Annex 1-A (List of Proposed Facilities and Locations), which lists all Facilities that have been funded by an Investor Initial Funding Date Contribution and/or an Investor True Up Funding Date Contribution, and no other Sites or Facilities.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES REGARDING THE FACILITY ENTITIES AND EACH FACILITY

The Class B Member represents and warrants to the Investor as follows on each Initial Funding Date and each True Up Funding Date; provided, that any representations and warranties that expressly apply to an Initial Funding Date or a True Up Funding Date shall be made solely as of such Initial Funding Date or True Up Funding Date, as applicable:

3.1 Organization and Good Standing. Each Facility Entity is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full limited liability company power and authority to carry on its business as such business is now conducted and as proposed to be conducted in the Investment Documents and Principal Facility Documents. The Class B Member has previously delivered to the Investor true, correct and complete copies of the Facility Company’s organizational documents, with all amendments thereto, in effect as of the date thereof, and, except as otherwise delivered to the Investor, there have been no changes, amendments, modification or terminations of such organizational documents as of the Initial Funding Date or True Up Funding Date, as applicable.

3.2 Authorization, Execution and Enforceability. Each Facility Entity has full limited liability company power and authority to execute and deliver each Investment Document and each Principal Facility Document to which it is a party and to consummate the transactions contemplated thereunder. The execution and delivery by each Facility Entity of each Investment Document and Principal Facility Document to which it is a party and the consummation by such Facility Entity of the transactions contemplated thereunder, have been duly authorized by all necessary limited liability company action required on the part of such Facility Entity. Each Investment Document and Principal Facility Document to which such Facility Entity is a party has been duly executed and delivered by such Facility Entity. Each Investment Document and Principal Facility Document to which such Facility Entity is a party constitutes the valid and binding obligation of such Facility Entity, enforceable against such Facility Entity in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

3.3 No Violation. The execution, delivery and performance by each Facility Entity of this Agreement and each Investment Document and Principal Facility Document to which it is a party and the consummation of the transactions contemplated hereunder and thereunder, do not and will not: (a) violate or conflict with any provision of the certificates of formation or operating agreement of such Facility Entity; (b) violate any provision or requirement of Applicable Law applicable to such Facility Entity to the extent that such violation could be reasonably expected to result in a Material Adverse Effect; (c) violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material penalty or right of termination to arise or accrue under, any Investment Document or Principal Facility Document to which such Facility Entity is a party; (d) result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease or sublease agreement to which any Facility Entity is bound; (e) violate any judgment, decree or order of any court or arbiter to which any Facility Entity is a party or by which any Facility Entity is bound; or (f) result in the creation or imposition of any Encumbrance on the Assets of any Facility Entity other than Permitted Encumbrances upon any of the Assets of such Facility Entity.

3.4 Subsidiaries; Non-Related Liabilities. The Company directly owns 100% of the Membership Interests in the Facility Company free and clear of all Encumbrances other than Permitted Encumbrances of the type described in clauses (d) and (n) of such term’s definition. The Company has no, and has never had, any Assets or any liabilities which do not arise from or otherwise relate to the ownership or operation of the Facility Company or the ownership or operation of the Facilities. The Facility Company has no, and has never had, any Assets or any liabilities that do not arise from or otherwise relate to the ownership or operation of the Facilities. The Facility Company has no, and has never had any, subsidiaries.

3.5 Members of the Company; Additional Membership Interests. Immediately prior to the execution and delivery of this Agreement and the Company LLC Agreement, the Class B Member is the sole member of the Company and there have never been any other members or owners of the Company. Upon execution and delivery of the Company LLC Agreement, the Class B Member and the Investor shall hold the respective membership interests in the Company as set forth in the Company LLC Agreement and said interests shall constitute the entire membership interests in the Company. Other than as set forth in this Agreement, the Financing Documents, the Power Purchase Agreements and the Company LLC Agreement, none of the Facility Entities or the Class B Member have any contract, arrangement or commitment to issue or sell any of its membership interests or any interest in the Company, the Facility Company or the Facilities or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its membership interests or any interest in the Company, the Facility Company or the Facilities, and no such securities or obligations are issued or outstanding other than as contemplated by this Agreement or the Company LLC Agreement. Upon the execution and delivery of the Company LLC Agreement and payment to the Company of the Investor’s Initial Funding Date Contribution on the first Initial Funding Date, the Class A Units will be validly issued and duly authorized and the Investor will have good title to the Class A Units free and clear of all Encumbrances, other than Permitted Encumbrances of the type described in clause (n) of such term’s definition.

3.6 Warranty of Title; Personal Property. The Facility Company is the sole owner of each of the Facilities that has been delivered to a Site and the Facility Company has good and valid title to all of the Facility Company’s Assets free and clear of all Encumbrances except Permitted Encumbrances. All of the Bloom Systems (as defined in the MESPSA) located in the State of California are considered personal property and not real property under the laws of the State of California. All of the Bloom Systems (as defined in the MESPSA) located in the State of Connecticut are considered personal property and not real property under the laws of the State of Connecticut.

3.7 Facilities; Governmental Approvals. As of the date this representation is made or confirmed, the Facility Company owns (or holds enforceable leasehold rights or easements to) all properties necessary for the construction, installation, operation and maintenance of the Facilities and has obtained all Governmental Approvals, and holds a license with respect to all intellectual property rights, required as of such date to own any installed Facilities and operate and sell electric power from any operating Facilities in compliance with Applicable Law, and to execute and deliver, and perform obligations as of such date under, the Investment Documents and all Principal Facility Documents to which the Facility Company is a party. Each of the Governmental Approvals obtained as of such date is validly issued, final and in full force and effect and is not subject to any current legal proceeding or to any unsatisfied condition which is reasonably likely to have a Material Adverse Effect on the Facility Company and if there is a specific period for administrative or judicial appeals of such permits, all such appeal periods have expired. The Facility Company is in compliance in all material respects with all applicable Governmental Approvals and no Facility Entity has received written notice from a Governmental Authority of an actual or potential violation of any such Governmental Approval that could reasonably be expected to have a Material Adverse Effect on the Facility Company.

3.8 Employees. None of the Facility Entities has, or has had since the date of its creation, any employees or any applicable Plan.

3.9 Brokers. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereunder, based upon arrangements made by or on behalf of any Facility Entity for which any Facility Entity or the Investor will be responsible.

3.10 Consents and Approvals. Except as set forth on Annex 6, each Facility Entity has received all third party consents which are required as of such date for the consummation and performance of the transactions contemplated hereunder by such Facility Entity.

3.11 Compliance with Applicable Law. Each of the Facility Entities, the business and operations of the Facility Entities and, with respect to the Facility Company, the development and construction of the Facilities are and have been, conducted in all respects in compliance with all Applicable Law (except that this representation does not apply to Environmental Laws, which are addressed in Section 3.15, and Taxes, which are addressed in Section 3.23), except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

3.12 Litigation. There is no action, suit, claim, investigation or proceeding (including, but not limited to, any arbitration proceeding) of any nature pending or, to the Knowledge of the Class B Member, threatened in writing against any Facility Entity involving, affecting or relating to the transactions contemplated hereunder or any Facility Entity’s ability to complete the transactions contemplated hereunder, or involving the ownership or operation of any Facility, at law or in equity, or before or by any Governmental Authority or arbitral body that in each such case, could be reasonably expected to result in a Material Adverse Effect. No Facility Entity is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitral body involving, affecting or relating to the transactions contemplated hereunder or its ability to complete the transactions contemplated hereunder that could be reasonably expected to result in a Material Adverse Effect.

3.13 Contracts. Annex 3 lists each material written contract or agreement (other than Governmental Approvals) to which each Facility Entity is a party. The Facility Company is a party to all contracts that are necessary for it to be a party to as of such date for the ownership, installation, financing and operation of the Facilities. Each contract identified on Annex 3 is in full force and effect and constitutes a valid and binding obligation of the applicable Facility Entity, enforceable against such Facility Entity in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law. There are no material disputes or legal proceedings between any Facility Entity and any counterparty to any Principal Facility Document. No Facility Entity (x) owes any indemnity payment to any counterparty to any Principal Facility Document that could be reasonably expected to result in a Material Adverse Effect and (y) has any Knowledge of any event, act, circumstance or condition which constitutes, or, with the passage of time could reasonably be expected to constitute, an event of force majeure under any Principal Facility Document. The consummation of the transactions contemplated by the Investment Documents would not give any party to any Principal Facility Document the right to terminate or alter the terms of such contract or a right to claim damages thereunder.

3.14 Default. None of the Facility Entities nor, to the Knowledge of the Class B Member, any of the other parties to the Principal Facility Documents in effect with respect to the Facilities, is in default under, nor has any event occurred and is continuing which, with notice or the lapse of time or both, would result in a default under, any of such Principal Facility Documents or Governmental Approvals, whether caused by a Facility Entity or any other party to any of the Principal Facility Documents or any Governmental Approval, which, in each such case, could be reasonably expected to result in a Material Adverse Effect.

3.15 Environmental Matters.

(a) The Facility Company has not failed to perform or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., or any other Environmental Laws, nor has it received notice of any such liability or any claim therefor, which, in each such case, could be reasonably expected to result in a Material Adverse Effect.

(b) To the Knowledge of Class B Member, there are no existing conditions at any Facility that, individually or collectively, could be reasonably expected to give rise to any liability of the Investor, Company or the Facility Company under any applicable Environmental Law or any applicable standard of conduct under any common law doctrine, including negligence, nuisance or trespass, personal injury or property damage related to or arising out of the presence, Release or exposure to Hazardous Substances, which, in each such case, could be reasonably expected to result in a Material Adverse Effect.

(c) To the Knowledge of Class B Member, there are no existing facts or circumstances that, individually or collectively, could reasonably be expected to result in the revocation of the Environmental Permits, if any, or an order prohibiting, terminating or modifying any Facility’s operations, which, in each such case, could be reasonably expected to have a Material Adverse Effect.

3.16 Equipment and Facilities. The Facility Company owns or leases or, prior to the Initial Funding Date for a Facility, will acquire ownership of or a leasehold interest in or a contractual right to use, all equipment and facilities (other than the applicable System itself and the relevant BOF) necessary for the operation and maintenance of such Facility. There is no Casualty Defect (regardless of whether covered by insurance) in existence with respect to such Facility.

3.17 Real Property. The real property described in the Site Leases is all the real property that is necessary for the construction, installation, operation and maintenance of the Facilities other than those real property interests that can be reasonably expected to be available on commercially reasonable terms as and to the extent required. To the Knowledge of the Class B Member, none of the real property on which the Facilities will be located is subject to any condemnation proceedings, lawsuits, or administrative actions that could be reasonably expected to have a Material Adverse Effect on the transactions contemplated by the Investment Documents and the Principal Facility Documents.

3.18 PUHCA and FPA Status. The Company has received a waiver of the FERC’s regulations under PUHCA regarding accounting, record-retention and reporting requirements of 18 C.F.R. § 366.21 pursuant to the notification procedures in 18 C.F.R. § 366.4(c), as a holding company solely with respect to a single-state holding company system deriving no more than 13 percent of its public-utility company revenues from outside a single state. The Facility Company is not, and following the time that one or more Facilities commences the generation of electric energy for sale will not be, a “public utility” within the meaning of Section 201(e) of the FPA.

3.19 Affiliate Transactions. Except as listed on Annex 3 and Annex 11, there are no existing contracts between any Facility Entity, on the one hand, and any affiliate of the Class B Member, on the other hand. Each contract, arrangement or agreement between the Class B Member or its Affiliates and the Facility Company or the Company, is on arms’ length terms and conditions, and any compensation provided in such contract, arrangement or agreement is reasonable in relation to the value of the services provided.

3.20 Information. All of the factual information or representations, taken as a whole, furnished in writing by or on behalf of the Facility Entities, the Class B Member or any of their respective Affiliates to the Investor or any of its respective Affiliates, the Independent Engineer, the Accountants or any of the respective consultants of each of the foregoing with respect to any Facility Entity, the Class B Member or any Facility (including the factual information furnished by the Class B Member or any of its Affiliates to the Independent Engineer for the purposes of the Independent Engineer’s certification in connection with the achievement of Commencement of Operations (as such term is defined in the MESPSA) with respect to the applicable Facility, and the factual information included within the Base Case Model) (excluding, for the avoidance of doubt, information regarding the identity of the Investor), taken as a whole, was accurate and complete (or, where appropriate, estimated in good faith) in all material respects when furnished and none of such information supplied as of the Initial Funding Date (or, in the case of any such information supplied subsequent to the Initial Funding Date, as of the date such information was supplied), taken as a whole, contained an untrue statement of a material fact or omitted to state any material fact which was necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with regard to projections or other forward-looking statements provided by or on behalf of the Facility Entities, the Class B Member or any of their respective Affiliates (including the Base Case Model and the assumptions therein) except that, to the Class B Member’s Knowledge, the assumptions in the Base Case Model (other than as to energy production) are reasonable in all material respects.

3.21 Insurance. Insurance policies maintained by the Facility Entities and for the Facilities meet the requirements of Annex 2 and such insurance policies are in full force and effect.

3.22 State Regulation. The Facility Company will not be subject to regulation as a “public utility” or an “electrical corporation” as such terms are defined, respectively, in sections 216 and 218 of the California Public Utilities Code. The Facility Company will not be subject to regulation as a “public service company” or an “electric company” as such terms are defined, respectively, in section 16-1 of the Connecticut General Statutes.

3.23 Taxes. None of the Facility Entities is a corporation or has ever been a corporation. None of the Facility Entities, the Class B Member or any Affiliate thereof has filed Internal Revenue Service Form 8832 (or any alternative or successor form) to elect to have, or taken any other action which would result in, any Facility Entity being classified as a corporation for federal income tax purposes under Treasury Regulation Section 301.7701-3. All Tax Returns that were required to be filed have been timely and properly filed. All Tax Returns were true, correct and complete in all material respects as they refer to any Facility Entity or the operations or Assets or any Facility Entity. All Taxes (whether or not shown on any Tax Return) attributable to the operations or Assets of any Facility Entity, or for which the Facility Entity may be liable, that are due and payable have been timely and properly paid. Except as disclosed in Annex 12, no Facility Entity has any Taxes which are currently due and payable. No Facility Entity has requested or had requested on its behalf or agreed to any extensions of time within which to file any waivers or comparable consents of the statute of limitation with respect to Taxes and is not currently the subject of any audit or other examination or other administrative or court proceeding with respect to Taxes and none have been threatened in writing. No Facility Entity has received any notice or inquiry from any jurisdiction where Tax Returns have not been filed that Tax Returns may be required. No Facility Entity has any powers of attorney relating to Taxes in effect. No Facility Entity has or has had any tax sharing agreement in effect respect to Taxes.

3.24 Tax Representations.

(a) No Facility Entity has leased any part of any Facility to a Disqualified Person or has taken any other action that results in any Facility becoming “tax-exempt use property” within the meaning of Code Section 168(h).

(b) Each System is a fuel cell power plant that generates at least 0.5 kilowatts of electricity using an electrochemical process and has an electricity-only generation efficiency greater than 30 percent. Each System will function independently of each other Systems to generate electricity for transmission and sale to a PPA Customer and has all the necessary components to convert a fuel into electricity using electrochemical means.

(c) As of the Initial Funding Date, no federal, state, or local tax credit (including the ITC) has been claimed with respect to any property that is part of the applicable Tranche. As of the True Up Funding Date, no federal, state, or local tax credit, except for the ITC, has been claimed with respect to any property that is part of the applicable Tranche. No application has been submitted, nor will be submitted, for a grant provided under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009, as amended by the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, with respect to any property that is part of any Facility.

(d) No private letter ruling has been, nor will be, obtained for the transactions contemplated hereunder from the IRS.

(e) No System or BOF that is part of a Facility will be originally placed in service by the Facility Company or the Company within the meaning of Section 48(b)(2) and (3) of the Code (as in effect on the day before the date of the enactment of the Revenue Reconciliation Act of 1990) before the Initial Funding Date with respect to such Facility. As of the True Up Funding Date, no improvements, modifications or additions (other than ancillary items of equipment of a kind customarily selected and furnished by lessees or owners of property substantially similar to the Facilities) will be required in order to render the applicable Tranche complete for its intended use.

(f) No Facility is comprised of any property that (i) is “used predominately outside of the United States” within the meaning of Code Section 168(g), (ii) is imported property of the kind described in Code Section 168(g)(6), (iii) is “tax-exempt use property” within the meaning of Code Section 168(h), or (iv) is not eligible for an ITC pursuant to Code Section 50(b).

(g) Each Facility consists of property, materials or parts not used by any person prior to being placed in service as part of the Facility.

(h) The Qualified Investment as set forth on the Cost Allocation (Final) is ITC Eligible Property for federal income tax purposes.

(i) No portion of the real property comprising the site of the Facility is enrolled in the U.S. Department of Agriculture’s Conservation Reserve Program.

(j) No portion of the basis of the Facility is attributable to “qualified rehabilitation expenditures” within the meaning of Section 47(c)(2)(A) of the Code.

(k) No grants have been provided by the United States, a state, a political subdivision of a state, or any other Governmental Authority for use in constructing or financing any Facility or with respect to which the Class B Member, the Company, the Facility Company, or

any Facility is the beneficiary. No proceeds of any issue of state or local government obligations have been used to provide financing for any Facility the interest on which is exempt from tax under Code Section 103. No subsidized energy financing (within the meaning of Code Section 45(b)(3)) has been provided, directly or indirectly, under a federal, state, or local program provided in connection with any Facility.

(l) No taxes, fees or other charges imposed by the State of California, the State of Connecticut or of any county, municipal or other local government therein are payable by any of Class B Member, the Company or the Facility Company solely as a result of the execution and delivery of the Principal Facility Documents and Investment Documents to which it is a party and all other instruments delivered in connection with the transactions contemplated thereby, or as a result of performance under any Principal Facility Documents and Investment Documents to which it is a party, in each case except for such taxes, fees and other charges which have been properly accounted for in the Base Case Model.

(m) The Company’s rates for the furnishing or sale of electrical energy from the Facilities have not been established or approved on a rate of return basis, that is, pursuant to an authorization by a regulatory body permitting the Company to collect revenues that cover the Company’s cost of providing goods or services, including a fair return on the Company’s investment in providing such goods or services, where the Company’s costs and investment are determined by use of a uniform system of accounts prescribed by the regulatory body.

(n) No Power Purchase Agreement for which the Facility is within the service territory of LADWP imposes any greater financial burden as a result of Facility non-performance upon the applicable PPA Customer than is imposed for any Facility outside such LADWP service territory.

3.25 Bankruptcy. No event of Bankruptcy has occurred with respect to any Facility Entity.

3.26 Books and Records. The minute book and membership interest register of the Facility Company is a complete and true copy thereof and has been provided to the Company. All other books, accounts, ledgers and files of the Facility Company are complete in all material respects and have been maintained in accordance with good business practices.

3.27 Executive Order 13224 and the Patriot Act. None of the Bloom Entities or any person or entity that holds any direct or indirect interest in the Facility Company, Company, the Class B Member, or any Facility (other than the Investor or any Affiliate thereof), or is in any way affiliated with or will benefit from any of the above, (i) is described in, covered by, or specially designated pursuant to or affiliated with any person or entity described in, covered by, or specially designated pursuant to “Executive Order 13224 Blocking Terrorist Property and a Summary of the Terrorism Sanctions Regulations (Title 31, Part 595 of the U.S. Code of Federal Regulations), Terrorism List Governments Sanctions Regulations (Title 31, Part 596 of the U.S. Code of Federal Regulations), and Foreign Terrorist Organizations Sanctions Regulations (Title 31, Part 597 of U.S. Code of Federal Regulations)” (“Executive Order 13224”), or any other list or designation promulgated by the United States of America or any department or agency thereof of persons or entities transactions with which are blocked or prohibited by any statute, regulation or governmental order and (ii) is, or is reasonably likely to become, a person or entity with which any individual or entity is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended from time to time (the “Patriot Act”) or Executive Order 13224, and any regulations promulgated pursuant thereto.

3.28 Facility Costs. As of an Initial Funding Date, each MESPSA Initial Invoice delivered as of such date for the applicable Tranche is true, correct and complete, and the Facility Company will have paid, or caused to be paid or otherwise provided for to the reasonable satisfaction of the Investor, such MESPSA Initial Invoice and any other applicable Facility Costs, other than those costs or expenses that are to be paid pursuant to Section 2.6. As of a True Up Funding Date, each MESPSA Final Invoice delivered as of such date for the applicable Tranche is true, correct and complete, and the Facility Company will have paid, or caused to be paid or otherwise provided for to the reasonable satisfaction of the Investor, the corresponding MESPSA Initial Invoice, such MESPSA Final Invoice and any other applicable Facility Costs.

3.29 Commercial Completion. As of a True Up Funding Date, each Facility in the applicable Tranche has achieved Commercial Completion, and, as of the Initial Funding Date for such Facility, the Facility Purchase Conditions were true and correct for such Facility.

3.30 Financial Statements. Each of the balance sheets of the Facility Company delivered pursuant to Sections 6.1(k) and 6.2(n) presents fairly in all material respects the financial position of the Facility Company as of the date of such balance sheet.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF CLASS B MEMBER

4.1 Representations and Warranties Regarding the Class B Member. The Class B Member represents and warrants to the Investor as follows on each Initial Funding Date and each True Up Funding Date:

(a) Organization and Good Standing. The Class B Member is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to carry on its business as such business is now conducted and as proposed to be conducted in the Investment Documents and Principal Facility Documents.

(b) Authorization, Execution and Enforceability. The Class B Member has full limited liability company power and authority to execute and deliver this Agreement and each other Investment Document to which it is a party and to consummate the transactions contemplated hereunder and thereunder. The execution and delivery by it of this Agreement and each other Investment Document to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary limited liability company action required on its part. This Agreement and each other Investment Document to which it is a party has been duly executed and delivered by it. This Agreement constitutes the valid and binding obligation of it, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

(c) No Violation. The execution, delivery and performance of this Agreement and each other Investment Document to which the Class B Member is a party, the consummation of the transactions contemplated hereunder and thereunder do not or will not materially: (a) violate or conflict with any provision of its certificate of formation or operating agreement; (b) violate any provision or requirement of any Applicable Law applicable to the Class B Member to the extent that such violation could be reasonably expected to result in a Material Adverse Effect; (c) violate in any material respect, result in a material breach of, constitute (with due notice or lapse of time or both) a material default or cause any material penalty or right of termination to arise or accrue under, any Principal Facility Document; or (d) result in the creation or imposition of any Encumbrance on its Assets other than a Permitted Encumbrance.

(d) Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereunder, based upon arrangements made by or on behalf of the Class B Member for which any Facility Entity or the Investor will be responsible.

(e) Consents and Approvals. Except as set forth on Annex 6, the Class B Member has received all third party consents which are required as of such date for the consummation and performance of the transactions contemplated hereunder by the Class B Member.

(f) Litigation. There is no claim, action, suit, investigation or proceeding (including, but not limited to, any arbitration proceeding) of any nature, at law or in equity, pending or, to the Knowledge of the Class B Member, threatened by or against the Class B Member, the Class B Member’s directors, officers, employees, agents, any of the Class B Member’s Affiliates involving, affecting or relating to the transactions contemplated hereunder or the Class B Member’s ability to consummate the transactions contemplated hereunder or involving the ownership or operation of the Facilities, at law or at equity, or before or by any Governmental Authority or arbitral body, in each case, which could be reasonably expected to have a Material Adverse Effect. The Class B Member is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitral body involving, affecting or relating to the transactions contemplated hereunder or the Class B Member’s ability to consummate the transactions contemplated hereunder which could be reasonably expected to have a Material Adverse Effect.

(g) United States Person. The Class B Member is a United States person not subject to withholding under Section 1446 of the Code.

(h) Disqualified Person. The Class B Member is not a Disqualified Person.

(i) Ownership. The Class B Member directly owns, and will continue to directly own until the first Investor Initial Funding Date Contribution, 100% of the Membership Interests in the Company, free and clear of all Encumbrances other than Permitted Encumbrances.

(j) No Options. Except as set forth herein and in the other Investment Documents and Financing Documents, there are no outstanding options, warrants or other rights (including conversion or preemptive rights, preferential rights to purchase and rights of first refusal) obligating the Class B Member to transfer any rights, interests or properties to any party relating to any applicable Facility Entity or any Facility.

(k) Compliance with Law. The Class B Member, in respect of itself, warrants that in performing its obligations pursuant to this Agreement and the other Investment Documents to which it is a party, that the Class B Member, its officers, directors, employees and agents have not and will not, directly or indirectly, offer, give, make, promise, pay or authorize the offering, giving, making, promising or payment of any Prohibited Payment (as defined below) to any officer or employee of any government, or any department, agency or instrumentality thereof, any public international organization, any person acting in an official capacity on behalf of such government, any candidate for or appointee to a political or government office, or any political party (each a “Government Official”). As used herein the term “Prohibited Payment” means any offer, gift, payment, promise to pay, or authorization of the payment of any money or anything of value, directly or indirectly, to a Government Official, including for the use or benefit of any other person or entity, to the extent that one knows or has reasonable grounds for believing that all or a portion of the money or thing of value which was given or is to be given to such other person or entity, will be paid, offered, promised or given or authorized to be paid by such other person or entity, directly or indirectly, to a Government Official, for the purpose of either (i) influencing any act or decision of the Government Official in his official capacity; (ii) inducing the Government Official to do or omit to do any act in violation of his lawful duty; (iii) securing any improper advantage; or (iv) inducing the Government Official to use his influence with such government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business or in directing business to any party. The Class B Member further affirms that it shall promptly report to the other parties hereto any Prohibited Payment of which it obtains knowledge with respect to the services performed under this Agreement.

(l) The Class B Member Investment Intent; Unregistered Securities. The Membership Interest in the Company to be held by the Class B Member will be acquired for investment for the Class B Member’s own account, not with a view to the distribution of any part thereof and, without in any way affecting the Class B Member’s right to dispose of such Membership Interests, as permitted by the Company LLC Agreement; the Class B Member has no present intention of selling, granting any participation in, or otherwise distributing the same; the Class B Member understands that the Membership Interests in the Company are characterized as a “restricted security” under federal and state securities laws inasmuch as such securities are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold in the absence of an effective registration statement covering such Membership Interests in the Company or an exemption from registration under federal and state securities laws.

(m) The Class B Member Accredited Investor. The Class B Member is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended. The Class B Member has such knowledge and experience in financial and business matters that the Class B Member is capable of independently evaluating the risks and merits of acquiring the Membership Interests in the Company; the Class B Member has independently evaluated the risks and merits of acquiring the Membership Interests in the Company and has independently determined that such Membership Interests are a suitable investment for the Class B Member; and the Class B Member has sufficient financial resources to bear the loss of its entire investment in the Membership Interest in the Company.

(n) Regulation D Compliance. Neither the Class B Member nor anyone acting on its behalf has offered any or all of the Membership Interests in the Company or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Investor and its Affiliates and not more than thirty-five (35) non-accredited investors, each of which has been offered Membership Interests in the Company in a private sale for investment purposes only. Neither the Class B Member nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of any or all of the Membership Interests in the Company or any similar securities to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

(o) Bankruptcy. No event of Bankruptcy has occurred with respect to the Class B Member.

(p) Purchase Option. There are no agreements, side letters or other legal arrangements or understandings (written or unwritten, enforceable or unenforceable) between the Class B Member (or any of its Affiliates) and any other Person that requires or compels the exercise of the Purchase Option (as defined in the Company LLC Agreement).

(q) Fees. All fees to be paid to the Class B Member or its Affiliates, as well as the other terms and conditions, under the MESPSA and the ASA are reasonable in relation to the services actually performed under such agreements.

(r) Related Person. The Class B Member is not a “related person” with respect to any lender under the Financing Documents for purposes of Treasury Regulation Section 1.752- 4(b). Prior to the end of any taxable year of the Company beginning on or before the Class A Flip Point, any purchaser under any power purchase agreement for power delivered from any Facility is not a “related person” to the Company for purposes of Sections 267 or 707 of the Code, assuming the Company is not a “related person” on account of a relationship with any holder of Class A Units or any Affiliate thereof.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Class B Member as follows on each Initial Funding Date and each True Up Funding Date:

5.1 Organization and Good Standing. It is duly organized, validly existing and in good standing under the laws of the state of its formation, with full power and authority to carry on its business as such business is now conducted and as proposed to be conducted.

5.2 Authorization, Execution and Enforceability. It has full limited liability company power and authority to execute and deliver this Agreement and each other Investment Document to which it is a party, to make its respective Equity Capital Contributions and to consummate the transactions contemplated hereunder and thereunder. The execution and delivery by it of this Agreement and each other Investment Document to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary limited liability company action. This Agreement and each other Investment Document to which it is a party has been duly executed and delivered by it. This Agreement and each other Investment Document to which it is a party constitute its valid and binding obligation, enforceable against it in accordance with its respective terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

5.3 No Violation. The execution, delivery and performance by it of this Agreement and each other Investment Document to which it is a party and the consummation by it of the transactions contemplated hereunder or thereunder do not and will not materially: (a) violate or conflict with any provision of its organizational documents; (b) violate any provision or requirement of any Applicable Law applicable to it; or (c) violate in any material respect, result in a breach of, constitute (with due notice or lapse of time or both) a default, or result in an Encumbrance being created or imposed upon any of the properties or Assets of the Investor, under any material contract to which the Investor is a party or by which its property is bound, which violation, breach, default or Encumbrance would adversely affect the ability of such Investor to perform its obligations under this Agreement and the other Investment Documents to which it is a party.

5.4 Consents and Approvals. There is no requirement applicable to it to make any filing with, or to obtain the consent or approval of any Person as a condition to the consummation of the transactions contemplated hereunder, other than those that have already been obtained. All third-party consent requirements which are a condition to the execution, delivery and performance by the Investor of this Agreement and the other Investment Documents to which it is a party and the consummation of the transactions contemplated hereunder have been satisfied.

5.5 Litigation. There is no claim, action, suit, investigation or proceeding (including, but not limited to, any arbitration proceeding) of any nature, at law or in equity, pending or, to its Knowledge, threatened (in writing) by or against it, its directors, officers, employees, agents of it, or any of its Affiliates involving, affecting or relating to the transactions contemplated hereunder or its ability to complete the transactions contemplated hereunder. It is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitral body involving, affecting or relating to the transactions contemplated hereunder or its ability to complete the transactions contemplated hereunder.

5.6 Investment Intent; Unregistered Securities. The Investor Interests to be held by it will be acquired for investment for its own account, not with a view to the distribution of any part thereof and, without in any way affecting its right to dispose of its Membership Interest in the

Company as permitted by the Company LLC Agreement, it has no present intention of selling, granting any participation in, or otherwise distributing the same. It understands that the Membership Interests in the Company are characterized as a “restricted security” under federal and state securities laws inasmuch as such securities are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold in the absence of an effective registration statement covering such Membership Interests or an exemption from registration under federal and state securities laws.

5.7 Accredited Investor. It is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended. It has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Membership Interests in the Company; it has independently evaluated the risks and merits of purchasing the Membership Interests in the Company and has independently determined that the Membership Interests in the Company is a suitable investment for it; and it has sufficient financial resources to bear the loss of its entire investment in the Membership Interests in the Company. It has received all the information it considers necessary or appropriate for deciding whether to make its respective Equity Capital Contributions and acquire its respective Membership Interests in the Company and further represents that it has had an opportunity to ask questions and receive answers from the Class B Member regarding the terms and conditions of the offering of the Membership Interests in the Company and the business, properties, prospects and financial condition of the Facility Entities.

5.8 Regulation D Compliance. Neither the Investor nor anyone acting on its behalf has offered any or all of the Membership Interests in the Company or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Class B Member and its Affiliates and not more than thirty-five (35) non-accredited investors, each of which has been offered the Membership Interests in the Company in a private sale for investment purposes only. Neither the Investor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of any or all of the Membership Interests in the Company or any similar securities to the registration requirements of Section 5 of the Securities Act of 1933, as amended.

5.9 Brokers. No broker, finder, investment banker, or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereunder, based upon arrangements made by or on behalf of it for which the Class B Member or each Facility Entity will be responsible.

5.10 United States Person. It is a United States person not subject to withholding under Section 1446 of the Code.

5.11 PUHCA and FPA Status. It either is not a holding company under PUHCA or, if it is a holding company, is exempt from FERC access to books and records and is entitled to waivers of accounting, record-retention and reporting requirements pursuant to 18 C.F.R. § 366.3(a) of the FERC’s regulations under PUHCA, and it is not a “public utility” as such term is defined in Section 201(e) of the FPA.

5.12 Disqualified Person. The Investor is not a Disqualified Person.

5.13 Bankruptcy. No event of Bankruptcy has occurred with respect to the Investor.

5.14 No Other Representations. The Investor is not relying on any representations or warranties whatsoever, express, implied, at common law, statutory or otherwise, except for the representations or warranties expressly set out in this Agreement and the other Investment Documents.

ARTICLE SIX

CONDITIONS PRECEDENT

6.1 Execution Date Conditions Precedent.

The obligations of the Investor and the Class B Member to consummate the transactions contemplated by this Agreement on the Execution Date are subject to the satisfaction of or waiver by Investor and the Class B Member, as applicable, of each of the following conditions: (“Execution Date Conditions Precedent”):

(a) the Investor has received fully executed copies of each of the Principal Facility Documents, each in form and substance reasonably satisfactory to the Investor, and each such Principal Facility Document is in full force and effect;

(b) the Investor has received fully executed copies of this Agreement, the Guaranty, the Guarantor Account Agreement, the MESPSA, the ASA, the Facility Company LLC Agreement, the IP License and the IP Security Agreement, each in form and substance reasonably satisfactory to the Investor, and each is in full force and effect;

(c) the Investor has received (i) a legal opinion of O’Melveny & Myers LLP, substantially in the form of Annex 8-A hereto, (ii) a legal opinion of O’Melveny & Myers LLP, special California counsel, substantially in the form of Annex 8-B.1 hereto, (iii) a legal opinion of Brown Rudnick LLP, special Connecticut counsel, substantially in the form of Annex 8-B.2, and (iv) a legal opinion of Orrick, Herrington & Sutcliffe LLP, special permitting counsel for California, substantially in the form of Annex 8-C.1 hereto;

(d) the Investor has received the Insurance Report, in form and substance reasonably satisfactory to it, and a letter executed by the Insurance Consultant permitting the Investor to rely on such Insurance Report, if not addressed to the Investor;

(e) the Investor has received a tax opinion from Winston & Strawn LLP, which opinion shall be in form and substance reasonably satisfactory to it;

(f) the Investor has received necessary approval from its internal investment committee, board of directors or other governing body to enter into the transactions contemplated hereunder and to make the capital contributions and payments in accordance with Article Two, subject only to the satisfaction or waiver of the conditions set forth in Section 6.2 or Section 6.4, as applicable;

(g) the Investor has received, as applicable, (i) an incumbency certificate dated as of the Execution Date from the Facility Entities, from the Class B Member and the Guarantor, (ii) from the Class B Member, on behalf of each Facility Entity, a certificate from an authorized officer dated as of the Execution Date to the effect that to such officer’s Knowledge the conditions set forth in Section 6.1 have been satisfied, (iii) a good standing certificate of the Guarantor, the Class B Member and the Facility Entities, each dated as of a recent date, from the applicable Secretary of State, (iv) resolutions of the Board of Directors, or other equivalent governing body, of the Facility Entities, the Class B Member and the Guarantor authorizing and approving the execution of this Agreement, the other Investment Documents and the transactions contemplated hereunder certified by a secretary or an assistant secretary as of the Execution Date and (v) formation documents certified by a secretary or an assistant secretary as of the Execution Date, in each case, unless otherwise noted, of the Guarantor, the Class B Member and the Facility Entities as are customary for transactions of this type, each of which shall be reasonably satisfactory to the Investor;

(h) the Class B Member shall have delivered to the Investor an affidavit of non-foreign status dated the Execution Date that complies with Section 1445 of the Code;

(i) the Investor has received the Base Case Model, including a compilation report, in form and substance reasonably satisfactory to it;

(j) the Investor has received the annual budget for the Facility Company, and the balance sheet of the Facility Company as of the Execution Date;

(k) the Investor has received copies of searches of all financing statements of public record and of judgment, litigation and tax lien records that relate or pertain to the Facilities, the Company and the Facility Company;

(l) the Investor has received the Appraisal, in form and substance reasonably satisfactory to it;

(m) the Investor has received satisfactory evidence of the transfer of the membership interests in the Facility Company from the Class B Member to the Company;

(n) the Investor has received fully executed copies of the Interparty Agreement and the Financing Documents that have been executed as of such date;

(o) the Investor has received the Independent Engineer Report and a letter executed by the Independent Engineer permitting the Investor to rely on such Independent Engineer Report, if not addressed to the Investor, in each case in form and substance reasonably satisfactory to the Investor;

(p) the Investor has received evidence that the Class B Member has, by electronic mail, overnight delivery or registered or certified mail (A) notified AT&T PPA Customer 1 of the partial assignment to 2012 ESA of the document listed in clause (i) of the definition of Power Purchase Agreement and of the partial assignment to the Facility Company of the document listed in clause (iv) of the definition of Power Purchase Agreement, and (B) notified

AT&T PPA Customer 2 of the partial assignment to 2012 ESA of the document listed in clause (iii) of the definition of Power Purchase Agreement and the assignment to the Facility Company of the document listed in clause (v) of the definition of Power Purchase Agreement;

(q) the Investor has received evidence that the Class B Member has, by electronic mail, overnight delivery or registered or certified mail to each of AT&T PPA Customer 1 and AT&T PPA Customer 2, submitted a request for clarification that the use of the word “lease” in Exhibit C to each of the AT&T Power Purchase Agreements associated with Facilities in the service territory of LADWP was unintended and/or a mistake and, in connection therewith, a request for an acknowledgment that a corrected Exhibit C will be substituted; and

(r) the Class B Member shall have paid (or caused to be paid) or shall have made arrangements in the manner reasonably satisfactory to the payee for the payment of all outstanding amounts due, as of the Execution Date, and owing to with respect to Transaction Expenses for all services rendered and billed prior to the Execution Date.

6.2 Initial Funding Date Conditions Precedent.

The obligations of the Investor and the Class B Member to make an Initial Funding Date Contribution on an Initial Funding Date are subject to the satisfaction of or waiver by Investor and the Class B Member, as applicable, of each of the following conditions with respect to the applicable Tranche to be funded on such Initial Funding Date (“Initial Funding Date Conditions Precedent”):

(a) The Investor has received within not less than seven (7) Business Days’ written notice from the Class B Member of the anticipated Initial Funding Date and at least three (3) Business Days’ notice from the Class B Member of the actual Initial Funding Date (which notice of the actual Initial Funding Date includes the number of Facilities to be funded, the kW of the Facilities to be funded, the location of the Facilities to be funded, the estimated date of Commencement of Operations (as such term is defined in the MESPSA) for the Facilities to be funded and a notice from the Class B Member addressed to the Investors specifying in detail the Persons (and the account information with respect thereto) designated to receive the payments set forth in Section 2.3, following receipt of the Investor’s Initial Funding Date Contribution); provided, however, any failure to provide such notice shall affect only the timing of the Initial Funding Date, but shall not affect in any way the obligations of the Equity Investors to make Equity Capital Contributions hereunder subject to the other conditions set forth in this Section 6.2;

(b) with respect to the first Initial Funding Date, the Investor has received fully executed copy of the Company LLC Agreement, in form and substance reasonably satisfactory to the Investor, which is in full force and effect;

(c) no material default caused by any Bloom Entity exists under any of the Principal Facility Documents or under the Investment Documents and to Class B Member’s Knowledge, no material default caused by a party other than a Bloom Entity exists under any of the Principal Facility Documents or under the Investment Documents;

(d) the Investor has received true, correct and complete copies of all of the insurance certificates from the insurance broker with respect to the insurance policies for the

Company, the Facility Company and the applicable Tranche that are described in Annex 2, or such other evidence reasonably satisfactory to the Investor that such insurance policies are in full force and effect;

(e) each Facility Entity and each Equity Investor has received all necessary third party consents, waivers, authorizations and approvals required as of such date (“Necessary Approvals”) in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereunder;

(f) the Facility Company is not subject to regulation as (i) a “public utility” or an “electrical corporation” as such terms are defined, respectively, in sections 216 and 218 of the California Public Utilities Code, or (ii) a “public service company” or an “electric company” as such terms are defined, respectively, in section 16-1 of the Connecticut General Statutes;

(g) each of the representations and warranties in this Agreement and the other Investment Documents (other than those made as of a later date) is true and correct in all material respects as of the Initial Funding Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);

(h) no change adverse to any Facility Entity, the PPA Customers, counterparties to the Interconnection Agreements, Seller or Administrator has occurred since February 6, 2013, except to the extent such change does not constitute or could not reasonably be expected to constitute a Material Adverse Effect with respect to any Facility Entity, the PPA Customers, the counterparties to the Interconnection Agreements, Seller or Administrator;

(i) no Tax Law Change has occurred subsequent to the Execution Date;

(j) the Investor has received reasonably satisfactory evidence that the Class B Member’s Initial Funding Date Contribution has been made or shall be made contemporaneously with the Investor’s Initial Funding Date Contribution;

(k) the Class B Member shall have executed and delivered to the Investor a certificate, dated the Initial Funding Date, certifying the matters set forth in Sections 6.2 and that all amounts then payable to the Seller pursuant to the MESPSA have been paid or shall be paid with the proceeds of the Investor Initial Funding Date Contribution and Class B Member Initial Funding Date Contribution to be made on such date;

(l) no election shall have been filed with the IRS to treat any of the Company or the Facility Company as an association taxable as a corporation for federal income tax purposes;

(m) the Investor has received copies of site maps, site plans and design drawings (available at such time) relating to the Facility, in form and substance reasonably satisfactory to the Investor;

(n) the Investor has received the balance sheet of the Facility Company as of the last day of the calendar month immediately preceding the calendar month in which the applicable Initial Funding Date is to occur;

(o) with respect to the first Initial Funding Date, the Investor has received a Cost Allocation (Preliminary) with respect to all of the Facilities to be funded pursuant to this Agreement, in form and substance reasonably satisfactory to it;

(p) the Investor has received either (i) a certification from the Class B Member that the circumstances underlying the Appraisal with respect to the applicable Tranche have not materially changed subsequent to the delivery of such Appraisal, or (ii) in the event the circumstances underlying the Appraisal with respect to the applicable Tranche have materially changed subsequent to the delivery of the Appraisal, and if requested by the Investor, the Investor has received a Subsequent Facility Appraisal, in form and substance reasonably satisfactory to it;

(q) with respect to the first Initial Funding Date, the Investor has received estoppel certificates from the Seller and the Administrator relating to the MESPSA and the ASA respectively, substantially in the applicable form for each attached hereto as Annex 9 (or such other form as the Class B Member may propose and is reasonably satisfactory to the Investor) dated the first Initial Funding Date;

(r) the amounts funded on the Initial Funding Date shall be sufficient to fund all amounts required to be paid (through offset or otherwise) or deposited under Section 2.3, as indicated in the Flow of Funds;

(s) the Flow of Funds for the Initial Funding Date shall have been executed and delivered by the parties thereto;

(t) except as provided by the Financing Documents and except for Permitted Encumbrances, there are no Encumbrances against the Company, the Facility Company or the Facilities;

(u) the Investor has received reasonably satisfactory evidence that the Guarantor maintains $10,000,000 in cash equivalent investments;

(v) the Investor has received a certificate from the Class B Member certifying to the Investor that the Facility Purchase Conditions are true and correct for each Facility in the applicable Tranche as of such Initial Funding Date and that it is reasonable to expect that Commencement of Operations (as such term is defined in the MESPSA) of each Facility in the applicable Tranche will occur no later than thirty (30) days following the Initial Funding Date (such certification to also include the number of Facilities for which the confirmation is provided, the kW of the Facilities for which the confirmation is provided, the location of the Facilities for which the confirmation is provided and the estimated date of Commencement of Operations (as such term is defined in the MESPSA) for the Facilities for which the confirmation is provided) and the Independent Engineer has confirmed the same to the Investor by email;

(w) the Account has been established;

(x) with respect to the first Initial Funding Date, the Investor has received a legal opinion of Morris James LLP, special Delaware counsel, covering the enforceability of the Company LLC Agreement, which opinion shall be in form and substance reasonably satisfactory to it;

(y) the Investor has received fully executed copies of the Financing Documents that have been executed as of such date and which have not been previously delivered to the Investor;

(z) with respect to the first Funding Date on which Facilities located in the State of Connecticut are funded, the Investor shall have received a legal opinion of Brown Rudnick LLP, special permitting counsel for Connecticut, which opinion shall be in form and substance reasonably satisfactory to it;

(aa) the Guarantor has deposited into the Guaranty Account the amount then required to have been deposited, including for the applicable Tranche, in accordance with the Guaranty;

(bb) the Investor has received any agreements, documents and/or other deliverables required to be delivered on or prior to the date of such Initial Funding Date under the Power Purchase Agreements by either the PPA Customers or the Facility Company;

(cc) [reserved];

(dd) the Investor has received (i) for any Facility located in California, the California Self-Generation Incentive Program Reservation Confirmation Letter and (ii) for any Facility located in Connecticut, the LREC Agreement associated with such Facility; and

(ee) with respect to any Initial Funding Date that occurs more than sixty (60) days after the Execution Date for an AT&T Facility that is the subject of the Power Purchase Agreement described in clause (i), (iv) or (v) of the definition thereof, as applicable: (A) (i) the Facility Company and AT&T PPA Customer 1 have executed the Amendment to Power Purchase Agreement (AT&T PPA Customer 1), substantially in the form attached hereto as Annex 10-A, (ii) 2012 ESA and AT&T PPA Customer 1 have executed the Amendment to Power Purchase Agreement (AT&T PPA Customer 1), substantially in the form attached hereto as Annex 10-A and (iii) the Facility Company and AT&T PPA Customer 2 have executed the Amendment to Power Purchase Agreement (AT&T PPA Customer 2), substantially in the form attached hereto as Annex 10-B; or (B) the Class B Member shall have provided other evidence that is reasonably acceptable to the Investor which demonstrates AT&T PPA Customer 1’s, AT&T PPA Customer 2’s, the Facility Company’s and 2012 ESA’s understanding and agreement that the use of the word “lease” in Exhibit C to each of the Power Purchase Agreements associated with Facilities in the service territory of LADWP was unintended and/or a mistake and a corrected Exhibit C is substituted.

6.3 Obligations of the Equity Investors and Facility Entities on each Initial Funding Date. On each Initial Funding Date, subject to satisfaction of the conditions set forth in Section 6.2, the Equity Investors shall make capital contributions and deposits and apply funds in accordance with Section 2.3 hereof.

6.4 Investor True Up Funding Date Conditions Precedent. The obligations of the Investor and the Class B Member to make a True Up Funding Date Contribution on a True Up Funding Date are subject to the satisfaction of or waiver by the Investor and the Class B Member of each of the following conditions with respect to the applicable Tranche to be funded on such True Up Funding Date (“True Up Funding Date Conditions Precedent”):

(a) the Investor has received within not less than seven (7) Business Days’ written notice from the Class B Member of the anticipated True Up Funding Date and at least three (3) Business Days’ notice from the Class B Member of the actual True Up Funding Date (which notice of the actual True Up Funding Date includes the number of Facilities to be funded, the kW of the Facilities to be funded, the location of the Facilities to be funded, the estimated date of Commencement of Operations (as such term is defined in the MESPSA) for the Facilities to be funded and a notice from the Class B Member addressed to the Investors specifying in detail the Persons (and the account information with respect thereto) designated to receive the payments set forth in Section 2.6, following receipt of the Investor’s True Up Funding Date Contribution); provided, however, any failure to provide such notice shall affect only the timing of such True Up Funding Date, but shall not affect in any way the obligations of the Equity Investors to make Equity Capital Contributions hereunder subject to the other conditions set forth in this Section 6.4;

(b) Commercial Completion of each Facility in the applicable Tranche has occurred and the Independent Engineer has confirmed the same to the Investor in writing (such confirmation to include the number of Facilities for which the confirmation is provided, the kW of the Facilities for which the confirmation is provided and the location of the Facilities for which the confirmation is provided) and the applicable Tranche shall be producing electricity in commercial quantities;

(c) the Investor has received fully executed copies of each of the Principal Facility Documents which has been executed and delivered after the Execution Date but prior to the True Up Funding Date, each in form and substance reasonably satisfactory to the Investor, and each such Principal Documents is in full force and effect, and a fully executed copy of each amendment or additional document entered into in accordance with Section 7.16(b);

(d) no material default caused by any Bloom Entity exists under any of the Principal Facility Documents or under the Investment Documents and to Class B Member’s Knowledge, no material default caused by a party other than a Bloom Entity exists under any of the Principal Facility Documents or under the Investment Documents;

(e) each Facility Entity and each Equity Investor has received all Necessary Approvals required as of such date in connection with the purchase, sale, installation and operation of the relevant Facilities that are the subject of the True Up Funding Date Contribution;

(f) each of the representations and warranties in this Agreement and the other Investment Documents (other than those made as of a later date) is true and correct in all material respects as of the True Up Funding Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date);

(g) no Tax Law Change has occurred subsequent to the Initial Funding Date;

(h) the Investor has received reasonably satisfactory evidence that the Class B Member’s True Up Funding Date Contribution with respect to the applicable Tranche to be funded has been made or shall be made contemporaneously with the Investor’s True Up Funding Date Contribution;

(i) the Investor has received either (i) a certification from the Class B Member that the circumstances underlying the Appraisal with respect to the applicable Tranche have not materially changed subsequent to the delivery of such Appraisal, or (ii) in the event the circumstances underlying the Appraisal with respect to the applicable Tranche have materially changed subsequent to the delivery of the Appraisal, and if requested by the Investor, the Investor has received a Subsequent Facility Appraisal, in form and substance reasonably satisfactory to it;

(j) with respect to the last True Up Funding Date only, the Investor has received an updated Base Case Model, including a compilation report, rerun to reflect actual applicable Facility Costs and all other updated model inputs (including the effect of any Tax Law Change), and such updated Base Case Model shall be in form and substance reasonably satisfactory to the Investor.

(k) the Investor has received a Cost Allocation (Final) with respect to the applicable Tranche to be funded, in form and substance reasonably satisfactory to it;

(l) the amounts funded on the True Up Funding Date shall be sufficient to fund all amounts required to be paid (through offset or otherwise) or deposited under Section 2.6, as indicated in the Flow of Funds, and the Investor shall have received copies of the lien waivers from the Seller in connection with all amounts paid to the Seller thereunder, which, so long as such lien waivers are unconditional, may be dated as of an earlier date

(m) the Flow of Funds for the True Up Funding Date shall have been executed and delivered by the parties thereto;

(n) the Investor has received reasonably satisfactory evidence that the Guarantor continues to maintain $[***] in cash equivalent investments;

(o) except as provided by the Financing Documents and except for Permitted Encumbrances, there are no Encumbrances against the Company, the Facility Company or the Facilities;

(p) funding has occurred, or will occur simultaneously with the True Up Funding Date, with respect to the loan to be made under the Financing Documents with respect to the applicable Tranche, or the Investor has received confirmation from the Facility Lender that such loan will be made upon the receipt by the applicable parties of the payments or deposits to be made pursuant to clauses (a), (b) and (c) of Section 2.6;

[***] Confidential Treatment Requested

(q) the Investor has received satisfactory evidence that the reserve for Prepaid Expenses has been established and funded with respect to the applicable Tranche;

(r) the Class B Member shall have executed and delivered to the Investor a certificate, dated the True Up Funding Date, certifying the matters set forth in Section 6.4 and that all amounts then payable to the Seller pursuant to the MESPSA have been paid, or shall be paid with the proceeds of the Investor True Up Funding Date Contribution, Class B Member True Up Funding Date Contribution and the loan to be made under the Financing Documents, in each case, to be made on (or prior to) such date;

(s) the Investor has received the balance sheet of the Facility Company as of the last day of the calendar month immediately preceding the calendar month in which the applicable True Up Funding Date is to occur;

(t) the Investor has received the MESPSA Final Invoice for each Facility to be funded on such True Up Funding Date;

(u) the Investor has received any agreements, documents and/or other deliverables required to be delivered on or prior to the date of such True Up Funding Date under the Power Purchase Agreements by either the PPA Customers or the Facility Company; and

(v) with respect to any True Up Funding Date that occurs for an AT&T Facility that is the subject of the Power Purchase Agreement described in clause (i), (iv) or (v) of the definition thereof, as applicable: (A) (i) the Facility Company and AT&T PPA Customer 1 have executed the Amendment to Power Purchase Agreement (AT&T PPA Customer 1), substantially in the form attached hereto as Annex 10-A, (ii) 2012 ESA and AT&T PPA Customer 1 have executed the Amendment to Power Purchase Agreement (AT&T PPA Customer 1), substantially in the form attached hereto as Annex 10-A and (iii) the Facility Company and AT&T PPA Customer 2 have executed the Amendment to Power Purchase Agreement (AT&T PPA Customer 2), substantially in the form attached hereto as Annex 10-B; or (B) the Class B Member shall have provided other evidence that is reasonably acceptable to the Investor which demonstrates AT&T PPA Customer 1’s, AT&T PPA Customer 2’s, the Facility Company’s and 2012 ESA’s understanding and agreement that the use of the word “lease” in Exhibit C to each of the Power Purchase Agreements associated with Facilities in the service territory of LADWP was unintended and/or a mistake and a corrected Exhibit C is substituted.

6.5 Obligations of the Equity Investors and Facility Entities on each True Up Funding Date. On each True Up Funding Date, subject to satisfaction of the conditions set forth in Section 6.4, the Equity Investors shall make capital contributions and deposits and apply funds in accordance with Section 2.6 hereof.

ARTICLE SEVEN

GENERAL PROVISIONS

7.1 Notices. Any notice or other communication to be given hereunder shall be in writing and shall be delivered by hand (including, without limitation, by express courier against written receipt) or sent by registered prepaid first class mail, facsimile copy or by email transmission to the persons or addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice or other communication shall be deemed to have been served when delivered by hand at that address or received by email or facsimile copy (provided the sender can and does provide evidence of successful transmission), or, if sent by registered prepaid first class mail as aforesaid, on the date delivered. Any notice or other communication received on a day that is not a Business Day or later than 5:00 p.m. on a Business Day shall be deemed to be received on the next Business Day. The names and addresses for the service of notices referred to in this Section 7.1 are:

If to the Class B Member, to:

Clean Technologies 2013B, LLC

c/o Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089-1137

Attention: [***]

Telephone: [***]

Fascimile: [***]

Email: [***]

If to the Investor, to:

Firstar Development, LLC

1307 Washington, Suite 300

St. Louis, MO 63103

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

Any Party may change the address or number to which notices to such Party are to be delivered by providing notice of such change to each other Party in the manner set forth above.

7.2 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns and this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest herein.

7.3 Amendment and Waiver. Neither this Agreement nor any term hereof may be changed, amended or terminated orally, but only by written act of the Parties (or, in respect of a

[***] Confidential Treatment Requested

waiver, the waiving Party or Parties). No failure or delay on the part of a Party hereto in the exercise of any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

7.4 Binding Nature; Assignment. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and legal representatives and permitted assigns. No Party shall assign its rights and obligations under this Agreement, without the prior written consent of the other Parties hereto and any such assignment contrary to the terms hereof shall be null and void and of no force and effect; provided, however, that each of the Parties shall be entitled to assign its rights and obligations under this Agreement to an Affiliate thereof; provided that to the extent the Investor is assigning its rights and obligations under this Agreement to an Affiliate, such Affiliate’s creditworthiness is equal to or better than that of the Investor as of the date hereof and the Investor has provided documentation to the Class B Member that is reasonably acceptable to the Class B Member and evidences such creditworthiness; provided, however, that each Facility Entity may assign its rights under this Agreement to the Facility Lender as collateral for the obligations of the Facility Company under the Financing Documents.

7.5 Governing Law. THIS AGREEMENT SHALL BE DEEMED MADE AND PREPARED AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

7.6 Jurisdiction; Service of Process. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York located in New York County and of the United States District Court for the Southern District of New York in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; agrees to waive any objection to venue in the State and County of New York; and agrees that, to the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing in the same manner provided in Section 7.1 hereof.

7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but each of which, when taken together, shall constitute one and the same instrument.

7.8 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

7.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, (provided the substance of the agreement between the Parties is not thereby materially altered) and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

7.10 Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.

7.11 No Solicitation. The transaction described in this Agreement has been discussed with a limited number of prospective institutional equity investors. No Equity Investor may solicit, directly or indirectly, whether through an agent or otherwise, the participation of another investor without the prior written approval of the Class B Member.

7.12 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO A DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.

7.13 Expenses. The Class B Member will cause all Transaction Expenses (other than those that are paid pursuant to Section 2.3(b), Section 2.6(c) or Section 6.1(r) or otherwise expressly assumed and separately payable by the Class B Member or its Affiliate) to be paid no later than thirty (30) days after the submission of the relevant invoice by the Investor to the Class B Member. All Transaction Expenses so paid under this Section 7.13 or otherwise assumed and paid by the Class B Member or its Affiliate shall be treated as Capital Contributions to the Company.

7.14 Confidentiality

(a) With respect to each of the Facility Entities, the Investor and their respective Affiliates, except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under this Agreement, such party will not itself use or intentionally disclose (and will not permit the use or disclosure by any of its Affiliates or its advisors, counsel and public accountants (collectively, “advisors”)) of, directly or indirectly, any of the Principal Facility Documents or information furnished thereunder, or the Investment Documents or information furnished thereunder (the “Transaction”) and will use all reasonable efforts to have all such information kept confidential (consistent with its own practices) and not used in any way known to such party to be detrimental to any of the others; provided that (i) any such party and its advisors may use, retain and disclose any such information to its special counsel and public accountants or any Governmental Authority, (ii) any such party and its advisors may use, retain and disclose any such information that has been publicly disclosed (other than by such party or any Affiliate thereof or any of its advisors in breach of this Section 7.14(a)) or has rightfully come into the possession of such party or any Affiliate thereof or any of its advisors other than from another party hereto or a Person acting on such other party’s behalf, (iii) to the extent that any such party or any Affiliate thereof or its advisors is required or requested to disclose any such information as a result of any Applicable Law or may have received a subpoena or other written demand under color of legal right for such information, such party or such Affiliate or advisor may disclose such information, but such party shall first, as soon as practicable upon receipt of such demand or request, furnish a copy thereof to the other parties and, if practicable so long as such party shall not be in violation of such subpoena, demand or request or likely to become liable to any penalty or sanctions thereunder, afford the other parties reasonable opportunity, at any other party’s cost and expense, to obtain a protective order or other reasonably satisfactory assurance of confidential treatment for the information required to be disclosed, (iv) disclosures to lenders, potential lenders or other Persons providing financing to the Facility Entities or any member in any Facility Entity, if such Persons have agreed to abide by the terms of this Section 7.14(a), (v) any such party and its advisors may disclose any such information and make such filings, as may be required by this Agreement, the other Investment Documents or the Principal Facility Documents, (vi) any such party and its Affiliates and advisors may disclose information relating to the Facilities (but not information relating to a member’s equity investment in any Facility Entity) to lenders, potential lenders or other Persons providing financing to any Person developing or proposing to develop the remaining phases of the Facilities and potential purchasers of Membership Interests in such Person if such Persons have agreed to the terms of this Section 7.14(a) and (vii) any such party which is an insurance company or an Affiliate thereof may disclose such information to the National Association of Insurance Commissioners and any rating agency requiring access to its investment portfolio. Notwithstanding anything herein to the contrary, a Party may disclose information to its Affiliates and other advisors in accordance with this Agreement if such Persons have agreed with the other Parties in writing to the terms of this Section 7.14(a) and, additionally, the Class B Member and any of its Affiliates (including entities that become Affiliates subsequent to the date hereof) may use any operational data with respect to the Facilities for the purpose of researching, analyzing, designing, improving, developing, manufacturing, installing, modifying or operating other fuel cell-powered electric generating facilities, whether similar to or different from the Facilities.

(b) Notwithstanding anything to the contrary, the foregoing obligations shall not apply to the tax treatment or tax structure of the Transaction and each party hereto (and any employee, representative, or agent of any party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all other materials of any kind (including opinions or other tax analyses) that are provided to any party hereto to the extent relating to such tax treatment and tax structure (all such information that may be so disclosed hereunder is hereinafter referred to as the “Tax Information”). For purposes of this Section 7.14(b), the Tax Information includes only those facts that may be relevant to understanding the purported or claimed U.S. federal income tax treatment or tax structure of the Transaction and, to eliminate any doubt, therefore specifically does not include information that either reveals or standing alone or in the aggregate with other information so disclosed tends of itself to reveal or allow the recipient of the information to ascertain the identity of any of the Facility Entities, any member (or potential member) of the Facility Entities, or any other third parties involved in any of the Transaction or any other potential transactions with any of the foregoing. However, any Tax Information is required to be kept confidential to the extent necessary to comply with any applicable securities laws. This Section 7.14(b) is intended to prevent such an investment in the Facility Entities from being treated as “reportable transaction” as a result of it being a transaction offered to a taxpayer under conditions of confidentiality within the meaning of Code Sections 6011, 6111 and 6112 (or any successor provision) and the Treasury Regulations thereunder (as clarified by Notice 2004-80 and Notice 2005-22) and shall be construed in a manner consistent with such purpose.

7.15 Further Assurances; Amendments to Governmental Approvals and Principal Facility Documents; Reports.

(a) Each Party hereto covenants and agrees promptly to execute, deliver, file, or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other Party hereto may reasonably request or as may be otherwise be necessary or proper to consummate the transactions contemplated hereby and to carry out the provisions of this Agreement.

(b) Prior to any True Up Funding Date with respect to a Tranche, the Bloom Entities shall not, without the prior consent of the Investor (such consent not to be unreasonably withheld, delayed or conditioned) (i) waive the provisions of, terminate or materially amend any of the Financing Documents, (ii) waive the provisions of, terminate or materially amend any Governmental Approval in effect as of the Initial Funding Date for such Tranche, (iii) waive the provisions of, terminate or materially amend any of the Principal Facility Documents or (iv) enter into any Principal Facility Document or any additional material project document not in effect on the Initial Funding Date for such Tranche.

(c) Each Party hereto covenants and agrees to promptly deliver the information requested by any other Party in order to allow such party to comply with the Patriot Act, including, without limitation, the names, addresses and other information that will allow the requesting Party to identify the other Party in accordance with the requirements of the Patriot Act.

7.16 LIMITATIONS OF LIABILITY. NO PARTY SHALL BE LIABLE (WHETHER IN CONTRACT, TORT, STRICT LIABILITY, EQUITY, OR OTHERWISE) FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING LOST PROFITS AND ANY OTHER DAMAGES WHICH CANNOT BE READILY ASCERTAINED AND QUANTIFIED, FOR ANY BREACH OF A REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF, AFTER THE INVESTOR SHALL HAVE ACTUALLY FUNDED ITS INVESTOR INITIAL FUNDING DATE CONTRIBUTION IN RESPECT OF THE FACILITY COMPANY, ANY PART OF THE ITC IS LOST, REDUCED, RECAPTURED, DISALLOWED OR NOT CLAIMED BECAUSE CLASS B MEMBER OR ITS AFFILIATE, PERSON WITH A DIRECT OR INDIRECT INTEREST THEREIN OR ANY FACILITY ENTITY BREACHES ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION, ANY FEDERAL TAX DETRIMENTS SUFFERED AS RESULT OF SUCH RECAPTURE, LOSS, REDUCTION, DISALLOWANCE OR INABILITY TO CLAIM (INCLUDING WITHOUT LIMITATION, RECOMPUTATION OF TAX, CHANGE IN DISTRIBUTIVE SHARE OF TAX DEPRECIATION OR TAXABLE INCOME OR LOSS, PENALTIES, INTEREST AND ADDITIONS TO TAX) SHALL NOT CONSTITUTE CONSEQUENTIAL DAMAGES. THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT ARE OBLIGATIONS OF THE PARTIES ONLY AND NO RECOURSE SHALL BE AVAILABLE UNDER THIS AGREEMENT AGAINST ANY OFFICER, DIRECTOR, MANAGER, MEMBER, PARTNER, OR AFFILIATE OF ANY PARTY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Capital Contribution Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first set forth above.

FIRSTAR DEVELOPMENT, LLC

By:	/s/ Matthew Ulrich
Name:	Matthew Ulrich
Title:	Officer

[Signature Page to Equity Capital Contribution Agreement]

CLEAN TECHNOLOGIES 2013B, LLC

By:	/s/ SENDIL ATREYA

Name:	SENDIL ATREYA
Title:	VICE PRESIDENT

[Signature Page to Equity Capital Contribution Agreement]

ANNEX 1-A

List of Prospective Facilities and Locations

Site No.	PPA Customer	Address	City	State	Size (kW)
1	Pac Bell	[***]	Los Angeles	CA	[***]
2	Pac Bell	[***]	Los Angeles	CA	[***]
3	Pac Bell	[***]	Fairfield	CA	[***]
4	AT&T Corp.	[***]	New London	CT	[***]
5	AT&T Corp.	[***]	Waterbury	CT	[***]
6	AT&T Corp.	[***]	Meriden	CT	[***]
7	Pac Bell	[***]	Gardena	CA	[***]
8	AT&T Corp.	[***]	Sherman Oaks	CA	[***]
9	AT&T Corp.		Rialto	CA	[***]

				Total:	[***]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

[***] Confidential Treatment Requested

ANNEX 1-B

Base Case Model

[See Attached]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 2

Insurance Requirements

[See Attached]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

Insurance Requirements

FIRSTAR DEVELOPMENT, LLC

INSURANCE REQUIREMENTS CHECKLIST

Tax Credit Agreement Insurance Requirements

The insurance coverage set forth below constitutes Tax Credit Investor’s operational coverage requirements through the time of investment maturation with gap and are subject to increase, from time to time, at the written request of the Tax Credit Investor.

Immediately upon ownership, and throughout the term of this Agreement, the Developer shall obtain, and maintain in full force and effect, the following policies of insurance on behalf of the Project and Holding Co.; provided that the coverage amounts set forth below are subject to increase, from time to time, at the written request of the Tax Credit Investor:

1.	Commercial Property Insurance: insuring for all risks of physical loss or damage to:

•	Flood/Earthquake/Windstorm with limits /deductibles evaluated and approved by Investor on an annual basis

•	Mechanical and electrical breakdown including all forms of testing;

•	Hail, lighting, strike, riot, vandalism, and malicious mischief;

•	All real and personal property of the Project Company whether fixed, in-transit, or stored off-site including warehouse facilities. The limits shall be sufficient to cover the maximum potential loss any one occurrence;

•	Extra expense including expediting expense;

•	Debris removal;

•	Automatic reinstatement of limits except for flood, quake;

Policy shall provide for claims to be paid based upon replacement cost of the lost or damaged property without deduction for depreciation. Limits of policy will be at least the replacement value of the Project (excluding the value of the land, foundations and engineering expenses). The policy shall have a deductible of no greater than $50,000 per occurrence. The policy shall not contain Coinsurance provisions unless Agreed Amount is endorsed. Coverage shall provide for claims to be paid based upon replacement cost of the lost or damaged property without deduction for depreciation. Business Interruption is required in an amount enough to cover gross projected revenues for 12 months OR the longest lead time to repair or replace major equipment; whichever is greater. Contingent Business Income is also required in an amount sufficient to cover contingent related supplier / offtaker losses.

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

13

The Project and Holding Co. shall be a Named Insured on the policy. The policy shall include an endorsement naming Firstar Development, LLC as Additional Insured and, to the extent permitted under the Financing Documents, Loss Payee, and shall allow the Tax Credit Investor to be associated in the adjustment of any claim.

2.	Commercial General Liability insurance, insuring for third party claims of legal liability against the Project and Holding Companies and caused by bodily injury, property damage, personal injury or advertising injury, arising out of the ownership or management of fuel cell equipment including the costs to defend such actions brought against the Project and Holding Co. The Project and Holding Co. shall be a Named Insured on the policy. The policy shall include an endorsement adding Firstar Development, LLC as Additional Insured, and shall be primary coverage for the Project and Holding Co., without contribution from other valid insurance policies. Firstar Development, LLC shall be endorsed as Additional Insured using an endorsement approved by the Insurance Consultant. Limits of the policy shall be at least $1 million per occurrence and $2 million in the general aggregate. The Products Completed Operations limit shall be no less than $10 million. The commercial general liability policy shall apply only to this subject project and include a severability of interest clause with no exclusions or limitations on cross liability.

3.	Umbrella/Excess Liability insurance, with the Commercial General Liability scheduled as underlying policies. Limits of the policy shall be at least $10 million per occurrence and in the annual aggregate. The Project and Holding Co. shall be a Named Insured on the policy. The policy shall include an endorsement adding Firstar Development, LLC as Additional Insured and shall be primary coverage without contribution from other valid insurance policies.

4.	Pollution Legal Liability / Environmental Liability insurance including On-Site and Off-Site Clean-Up, Non-Owned Disposal, and In-Bound and Out-Bound Contingent Transportation shall be provided for no less than $1,000,000 each occurrence and $1,000,000 in the aggregate. The policy shall include Business Income and Extra Expense as a result of a covered peril. The maximum deductible / self-insured retention shall be $50,000 or less. The Project and Holding Co. shall be a Named Insured on the policy. The policy shall include an endorsement adding Firstar Development, LLC as Additional Insured and shall be primary coverage without contribution from other valid insurance policies.

5.	A Professional Liability (E&O) policy purchased by Bloom Fuel Cells for all design work and defects in an amount of not less than $1 million per occurrence with a max $250,000 deductible. If the policy is written on a claims-made basis, the retroactive date may not be advanced beyond the date of this agreement and coverage shall be maintained in full force and effect for two (2) years after Final Completion, which coverage may be in the form of tail coverage or extended reporting period coverage if agreed to by the Investor.

6.	Other forms or types of insurance which the Tax Credit Investor, lender, or other party of interest may now or hereafter require throughout the term of this Agreement (all of which should include an endorsement naming Firstar Development, LLC and any Investment Fund, as additional insureds and with Firstar Development, LLC as loss payee, as its interest may appear.

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

14

General Requirements

a.	Insurer Ratings. All insurance policies shall be underwritten by companies rated in the latest A.M. Best’s Insurance Rating Guide with a rating of at least A-, and be in a financial category of at least IX.

b.	Policy Copies. The Owner/Partnership shall furnish to the Tax Credit Investor a complete copy of each such policy of insurance required under #1-5 above. If an insurance policy is not available when required, as set forth above, then Certificates of Insurance detailing the policy terms and conditions as noted above shall be provided, but the policies must then be provided within sixty days after closing.

c.	Notice of Cancellation. All such policies shall include endorsements requiring at least 30 days prior written notice to the Tax Credit Investor of any cancellation, termination or reduction of coverage therein. Notice of the renewal of any policy shall be made at least 10 days prior to the scheduled date of such renewal, and shall be in the form of endorsement to the policy. Notice to the Tax Credit Investor of any replacement of any policy shall be made at least 10 days prior to such replacement, and shall be in the form of a copy of the replacement policy, or by certificate, as noted above.

d.	Renewal Certificates. Prior to renewal, all coverages listed above must be forwarded to Firstar’s insurance consultant for review. Notice of the renewal of any policy shall be made at least 10 days prior to the scheduled date of such renewal, and shall be in the form of Certificates or Policy Copies.

Please forward Certificates/Binders to the following address and direct questions to:

Firstar Development, LLC	Sam Jensen
PO Box 279	Traxler & Tong Inc.
San Anselmo, CA 94979	(415) 331-0580 x205
sam@traxlertong.com

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

15

ANNEX 3

List of All Contracts

(terms as defined in this Agreement, unless noted otherwise)

1.	Power Purchase Agreements

2.	Site Leases

3.	MESPSA

4.	ASA

5.	Facility Company LLC Agreement

6.	Agreement with SAIC Energy, Environment & Infrastructure, LLC for Use of Work Products in connection with PPA IIIb

7.	IP License

8.	IP Security Agreement

9.	Interparty Agreement

10.	Indemnity Agreement

11.	Credit Agreement

12.	Security Agreement

13.	Equity Pledge Agreement

14.	Accounts Agreement

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 4

“Knowledge” Persons

[***]

[***]

[***]

[***]

[***]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

[***] Confidential Treatment Requested

ANNEX 5

Form of Interparty Agreement

[See Attached]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

Execution Version

INTERPARTY AGREEMENT

among

FIRSTAR DEVELOPMENT, LLC,

a Delaware limited liability company

(Investor)

and

2013B ESA PROJECT COMPANY, LLC,

a Delaware limited liability company

(Borrower)

and

SILICON VALLEY BANK,

(Lender)

Dated as of August 2, 2013

INTERPARTY AGREEMENT

This INTERPARTY AGREEMENT (this “Agreement”), dated as of August 2, 2013 (“Effective Date”), is entered into by and among FIR.STAR DEVELOPMENT, LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Investor”), 2013B ESA PROJECT COMPANY, LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Borrower”), and SILICON VALLEY BANK (the “Lender”).

RECITALS

A.    The Borrower has entered into the Master Energy Server Purchase and Services Agreement with Bloom Energy Corporation, dated as of July 19, 2013 (the “MESPSA”), pursuant to which the Borrower will purchase, subject to the terms and conditions set forth therein, on-site fuel cell power generating systems (each a “System”), with an aggregate baseload capacity of approximately 6 MW, to be installed on, together with the relevant “BOF’’ (as defined in the MESPSA), each relevant “Site” (as defined in the MESPSA) (each System together with the relevant “BOF” at a “Site”, a “Facility”).

B.    In order to finance the development, construction, installation, testing, operation and use of the Facilities, the Borrower has entered into that certain Credit Agreement, dated as of July 19, 2013 (as amended, amended and restated, modified or supplemented from time to time, the “Financing Agreement”), by and between the Borrower and the Lender, pursuant to which, among other things, the Lender has extended commitments to make loans to, and for the benefit of, the Borrower.

C.    The Investor is party, among others, to that certain Equity Capital Contribution Agreement dated as of August 2, 2013 (the “Tax Equity ECCA”), pursuant to which the Investor shall make certain contributions, in the amounts and subject to the terms and conditions set forth therein, to 2013B ESA Holdco, LLC, a Delaware limited liability company (“Holdco”), which owns all of the membership interests in the Borrower.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION

(a)    Except as otherwise indicated, capitalized terms not defined in this Agreement (including in the recitals hereto) shall have the meanings given to them in Exhibit A to the Financing Agreement. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided, that neither a Lender that also holds equity interests in Sponsor, nor any of such Lender’s Affiliates, shall be deemed to be an Affiliate of Sponsor.

“Agreement” shall have the meaning given in the preamble

“Borrower” shall have the meaning given in the preamble.

“Clean Technologies” means Clean Technologies 2013B, LLC, a Delaware limited liability company.

“Control” or “Controlled by” means the possession, directly or indirectly, of either of the following: (a) (i) in the case of a corporation, more than 50% of theoutstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or joint venture, the right to more than 50% of the distributions (including liquidating distributions) therefrom; (iii) in the case of a trust or estate, including abusiness trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; or (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of the entity.

“Default Notice” shall have the meaning given in Section 2(b).

“Effective Date” shall have the meaning given in the recitals.

“Facility” shall have the meaning given in the recitals.

“Facility Asset Sale” shall have the meaning given in Section 2(f).

“Financing Agreement” shall have the meaning given in the recitals.

“Holdco” shall have the meaning given in the recitals.

“Holdco LLC Agreement” means the Amended and Restated Operating Agreement of Holdco, to be executed by Investor and Clean Technologies pursuant to the terms of the Tax Equity ECCA.

“Holdco Pledge Agreement” means, the Equity Pledge Agreement, dated as of July 19, 2013, among Holdco and the Lender.

“Investor” shall have the meaning given in the preamble.

“Investor Cure Periods” shall have the meaning given in Section 2(c)(i).

“Investor Retained Rights” shall have the meaning given in Section 2(h). “ITC Loss Event” shall have the meaning given in the Holdco LLC Agreement.

“ITCs” shall mean the investment tax credit pursuant to Sections 38(b)(l), 46 and 48(a) of the Internal Revenue Code of 1986, as amended.

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“Lender” shall have the meaning given in the preamble.

“Monetary Cure Period” shall have the meaning given in Section 2(c)(i).

“Non-Monetary Cure Period” shall have the meaning given in Section 2(c)(i).

“Sponsor” means Bloom Energy Corporation, a Delaware corporation.

“Tax Equity ECCA” shall have the meaning given in the recitals.

“Term” shall have the meaning given in Section 3(a).

(b)    The rules of interpretation set forth in Section 1.02 to the Financing Agreement shall apply to this Agreement.

SECTION 2. INVESTOR CURE RIGHTS.

(a) During the Term of this Agreement, the Investor shall have the rights set forth in this Section 2.

(b) Notices to Investor. Whenever the Lender shall provide to the Borrower any written notice of an Event of Default (each such notice, a “Default Notice”) pursuant to the Financing Documents, the Lender shall, promptly (but in no event later than three (3) days following delivery of such Default Notice to the Borrower) deliver to the Investor a copy of such Default Notice, in accordance with the notice provisions as set forth in Section 3(c). Notwithstanding anything to the contrary herein, the Investor and the Borrower hereby acknowledge and agree that the Lender shall have no liability as a result of any failure or omission to send a Default Notice, and such failure by the Lender to send any Default Notice shall not otherwise extend any Investor Cure Period in connection therewith; provided that no Investor Cure Period shall commence until the Default Notice for such Event of Default is delivered to the Investor.

(c) Investor’s Right to Cure

(i) Right to Cure.

(A)

Subject to the terms of this Section 2, the Investor shall have the right, but not the obligation, to cure or procure the cure of the Event(s) of Default listed in any Default Notice. The Investor shall have the right to cure, or procure the cure, of any such Event of Default that is curable by the payment of money (including, without limitation, an Event of Default under Sections 8.0l(a), 8.0l(e), 8.0l(t) or8.0l(c)(i) (with respect to the failure to pay insurance premiums for the insurance required to be maintained pursuant to Section 7.0l (h) of the Financing Agreement) during a period of twenty (20) days (the “Monetary Cure Period”) and the Investor shall have the right to cure any

3

other Event of Default during a period of sixty (60) days (the “Non-Monetary Cure Period” and, together with the Monetary Cure Period, the “Investor Cure Periods”). An Investor Cure Period shall commence upon the expiration of the relevant cure period afforded to the Borrower under the Financing Agreement, but only if, within ten (10) Business Days following the receipt of a Default Notice by the Investor, the Investor confirms in writing to the Lender (such written confirmation, a “Confirmation Notice”) (i) that the Investor reasonably believes that the relevant Event(s) of Default is or are capable of cure by the Investor within the relevant Investor Cure Period and its basis for such belief and (ii) the intent of the Investor to make a good faith and diligent attempt to cure all such Events of Default. If such a Confirmation Notice has not been received by the Lender within the required time period, the applicable Investor Cure Period shall not be available to the Investor; provided, that no Investor Cure Period shall be available to the Investor with respect to any Event of Default occurring as a result of a Bankruptcy Event occurring with respect to the Borrower, Holdco or the Sponsor or an Event of Default directly or indirectly caused by Investor. A Non-Monetary Cure Period may be extended with further written notices from the Investor every fifteen (15) days to the Lender (x) updating the Lender on the continuing diligent efforts by the Investor to cure such Event of Default and (y) confirming that Investor reasonably expects to cure such Event of Default by not later than one hundred twenty (120) days after the date the Investor received the applicable Default Notice; provided, however, that, in any event, no Non-Monetary Cure Period shall extend beyond the date that is one hundred and twenty (120) days after the date the Investor received the applicable Default Notice (or such other period as may be agreed among the parties). Except for the Lender’s retained enforcement rights with respect to Collateral described in Section 2(c)(i)(B), the Lender shall not exercise any remedies with respect to the Collateral or exercise any of its other rights and remedies hereunder or under the Financing Documents (other than as specified below) or otherwise under applicable law during any Investor Cure Period.

(B)    Nothing in this Section 2 shall affect the right of the Lender, during the applicable Investor Cure Period, to the extentpermitted under the Financing Documents upon the occurrence and during the continuation of an Event of Default, to (i) block, or instructthe Accounts Bank to block, distributions to the Borrower pursuant to the Financing

4

Agreement or the Accounts Agreement and apply such distributions for the payment of the Obligations under the Financing Agreement; (ii) block, instruct the Borrower to block, or exercise any of its rights and remedies under the Holdco Pledge Agreement to vote the pledged equity interests, to act as managing member or to control or direct the affairs, of the Borrower, including, without limitation, taking action in order to block, any dividend payment or other distribution (in cash, assets, property, rights, obligations or securities) on, or other payment on account of, any equity interest in Borrower; (iii) access and withdraw funds from the Accounts Collateral in accordance with the Accounts Agreement (including applying funds deposited in or credited to the Debt Service Reserve Account for the making of any payments then due and payable to the Lender under the Financing Agreement); (iv) take such action (including making any filings, renewals or initiating any proceedings, providing any notices or demands), or refrain from taking such action, in order to preserve or protect the continued perfection and priority of Liens of the Lender on and the value of the Collateral (including, without limitation, to prevent the termination of any Offtake Agreement or any other Major Project Document); (v) accrue interest at the Default Rate on the Obligations; (vi) take any action to amend or modify any of the Financing Documents pursuant to the terms thereof (other than as specified below) (vii) waive an Event of Default or grant an extension of any cure period afforded to the Borrower under the Financing Documents with respect to any Event of Default or (viii) exercise any of its other rights and remedies under the Financing Documents (other than as specified below, to the extent that any such exercise would not result in an ITC Loss Event.

(C)    If there is an Event of Default caused by the action or failure to act of Administrator under the Administrative Services Agreement, and Sponsor or an Affiliate of Sponsor is the Administrator, or by the action or failure to act of Seller under the MESPSA, and Sponsor or an Affiliate of Sponsor is the Seller, such default may, without limiting any other possible cures, be cured by the Investor taking the following actions during the applicable Investor Cure Period: (a) unless the Lender has replaced the Administrator or Seller, following the occurrence of such Event of Default and upon 5 business days’ notice to the Lender, the Investor removing the Administrator or Seller and retaining a new Administrator or Seller, subject to the Lender’s approval (such approval not to be unreasonably withheld or delayed), and (b) Investor commencing a recovery plan for such action or failure to act of Administrator or Seller within the applicable Investor Cure Period (provided that the completion of such recovery plan may extend beyond the initial sixty (60) days of the applicable Non-Monetary Cure Period so long as the Investor is diligently proceeding to cure the applicable defaults and causing the periodic written notices to the Lender to be provided in accordance with Section 2(c)(i)(A), but shall not extend beyond the date that is one hundred and twenty (120) days after the date the Investor received the applicable Default Notice); and

5

(D)    Notwithstanding any other provision of this Agreement, upon the occurrence and during the continuation of an Event of Default and during any period in which the Investor has the right to cure the same as provided in this Section 2, the Lender shall not execute or consent to any amendment to any Financing Document or any Project Document that would materially adversely affect the Investor’s ability to cure such Event of Default without the prior written consent of the Investor, such consent not to be unreasonably withheld or delayed.

(d)    Restriction on Sale of Collateral.

(i) Foreclosure on Collateral.

(A)	After the expiration of the applicable Investor Cure Period, if any, (subject to the extensions described in Section 2(c)(i)(A)), the Lender may, subject to the provisions of this Section 2(d)(i), in respect of any uncured and continuing Event of Default, exercise any and all of its rights and remedies under the Financing Documents or otherwise under applicable law with respect to the Collateral; provided that, unless such Event of Default was reasonably capable of being cured by the Investor within the applicable Investor Cure Period (including any Event of Default in respect of nonpayment of principal and interest due under the Financing Agreement), if any (x) no membership interests in the Borrower and (y) no part of the assets of any Facility may be foreclosed on or sold, assigned, leased or otherwise transferred by the Lender if such foreclosure or sale, assignment, lease or other transfer would cause an ITC Loss Event; provided further that in no event shall the foregoing proviso limit the rights and remedies of the Lender with respect to the Accounts Collateral, including the right to access and withdraw funds from the Accounts in accordance with the Accounts Agreement.

(B)    Notwithstanding anything in Section 2(d)(i)(A) to the contrary, the Lender may foreclose on any membership interests in the Borrower or Holdco constituting Collateral (or on any other Collateral) without regard to any Investor Cure Period if (i) the relevant uncured and continuing Event of Default shall be for (x) the occurrence of any of the events under Section 8.0l(g) of the Financing Agreement with respect to the Borrower, Pledgor or Sponsor or (y) a default by the Borrower pursuant to Section 8.0l(c)(i) (with respect to failure to comply with

6

Section 7.0 l(n) or Section 7.0l(r) of the Financing Agreement) of the Financing Agreement or (ii) the Investor defaults in any of its funding obligations to Holdco under the Tax Equity ECCA or the Holdco LLC Agreement.

(e)    Purchase Right.

(i) Right to Purchase. Without prejudice to the enforcement of the rights and remedies of the Lender under the Collateral Documents or the other Financing Documents, the Lender agrees that at any time following the occurrence of an Event of Default and until the date that is 5 days after the end of the applicable Investor Cure Period (subject to the extensions described in Section 2(c)(i)(A)) with respect to such Event of Default, the Investor shall have the right (but not the obligation) to purchase (without warranty or representation or recourse other than as to title) the entire (but not part) aggregate amount of outstanding Obligations (including unfunded commitments thereunder and the total aggregate amount of all accrued and unpaid fees) at par (including all outstanding principal, accrued and unpaid interest, and any other amounts due and payable to the Lender in accordance with the terms of the Financing Documents, including any amounts owed pursuant to Sections 4.01, 4.02, 4.03 and 9.06 of the Financing Agreement).

(ii) Third Party Sale of Obligations. If an Event of Default shall occur that is not cured by the end of the applicable Investor Cure Period (subject to the extensions described in Section 2(c)(i)(A)) and the 5-day period referred to in Section 2(e)(i) has elapsed without the Investor purchasing the Obligations, and the Lender shall elect to sell the aggregate amount of outstanding Obligations pursuant to a public or private sale process, the Lender shall provide the Investor with written notice of such sale with a description in reasonable detail of the process which the Lender intends to follow in conducting such sale. If the Investor complies with the bid and sale procedures established by the Lender (including with respect to criteria for qualified bidders, confidentiality and time deadlines), the Investor shall have the right to bid and the Lender shall not discriminate against the Investor in connection therewith. The Investor shall have voting rights with respect to the Obligations only if they purchase the entire amount of the outstanding Obligations.

(f)    Facility Asset Sale.

(i)    Facility Asset Sale. If an Event of Default shall occur that is not cured by the end of the applicable Investor Cure Period (subject to the extensions described in Section 2(c)(i)(A)) and the Lender is permitted hereunder to elect and shall elect to conduct a public or private sale of all or any part of the assets of any Facility or the membership interests in the Borrower (each, a “Facility Asset Sale”), the Lender shall conduct such sale in accordance with the following:

(C)    the Lender shall deliver an written notice of such sale to the Investor with a description in reasonable detail of the process which the Lender intends to follow in conducting such sale; and

7

(D)    If the Investor complies with the bid and sale procedures established by the Lender (including with respect to criteria for qualified bidders, confidentiality and time deadlines), the Investor shall have the right to bid in such Facility Asset Sale, and the Lender shall not discriminate against the Investor in connection therewith.

(g)    Additional Actions. Borrower agrees to execute and deliver all documentation, and to take any and all actions, reasonably requested by the Investor to further the enforcement of the Investor’s rights under this Section 2 and/or by the Lender to further the enforcement of its rights under this Section 2.

(h)    Reserved Rights. The Lender acknowledges that the Investor retains all right, title or interest of Investor: (i) against Clean Technologies under the Tax Equity ECCA; (ii) against the Sponsor Guarantor under the Guaranty, dated as of August 2, 2013, by Sponsor in favor of Investor; (iii) under any deficit restoration obligation under the Holdco LLC Agreement; (iv) for any indemnity payable to the Investor by Clean Technologies pursuant to the Holdco LLC Agreement; (v) to insurance proceeds, if any, payable only to Investor under insurance separately maintained by Investor; provided such insurance does not reduce or limit any benefit to the Lender with respect to insurance maintained for its benefit pursuant to the Financing Documents; (vi) for any indemnity payable to the Investor and its Affiliates and their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisers and representatives by Sponsor, Clean Technologies or any of their Affiliates (other than Holdco or the Borrower) or under the Offtake Agreements; provided in each such case, such indemnity does not reduce or limit any benefit or right of the Lender, (vii) to the Maintenance Reserve Account; (viii) to any payments in respect of interest, or any payments made on an after-tax basis, to the extent attributable to payments referred to in clauses (i) through (vii) above; (ix) to proceeds of the items referred to in clause (i) through (viii) above; and (x) to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts, in each case against the Sponsor, Clean Technologies or any Affiliate thereof, as applicable under the relevant document (the “Investor Retained Rights”). In no event shall the Investor Retained Rights be considered included in the Collateral.

(i)    Applicability of Rights. Notwithstanding anything to the contrary herein, the rights of the Investor under this Section 2 shall be subject to the following: none of the Investor or any other tax equity investor, directly or indirectly, in the Borrower shall have any rights under this Agreement (A) if the Investor (alone or together with any other tax equity investor, directly or indirectly, in the Borrower) Controlled the Borrower as of the occurrence of such Event of Default, (B) if such Event of Default was directly or indirectly in whole or in part caused by any act or failure to perform an express obligation of the Investor or any other tax equity investor, directly or indirectly, in the Borrower, (C) at any time when the Investor (alone or with any other tax equity investor, directly or indirectly, in the Borrower) Controls the Borrower or (D) with respect to any membership interests in Holdco held by Sponsor or any Affiliate of Sponsor that may be pledged to secure the obligations of the Borrower under the Financing Agreement. For purposes of the foregoing, the Investor or any other tax equity investor in the Borrower shall not be deemed to Control or have Controlled the Borrower until such time as any such Person acquires the membership interests in the Holdco held by any

Affiliate of Sponsor or becomes the Managing Member (or the equivalent) of the Holdco or the Borrower.

8

SECTION 3. MISCELLANEOUS

(a)    Term. The Term of this Agreement shall commence on the Effective Date and shall terminate on the date that is the Class A Flip Point (as defined in the Holdco LLC Agreement); provided that (A) if prior to the Class A Flip Point the Investor has commenced the exercise any of its cure rights with respect to an Event of Default under the Financing Documents as provided in Section 2 hereof and as of the Class A Flip Point the Investor is continuing to exercise such rights in accordance with Section 2, the Term of this Agreement shall be automatically extended until the earlier of such time as (i) the Investor has cured such Event of Default as provided under Section 2, (ii) the Investor has notified the Lender in writing that it no longer intends to continue to exercise such rights or (iii) the Investor has failed to cure such Event of Default within time periods set forth in Section 2, and (B) if the Lender has received written notice of the exercise of the Purchase Option (as defined in the Holdco LLC Agreement), the Term of this Agreement shall be automatically extended until the earlier of such time as (i) the purchase that is the subject of the Purchase Option is consummated or (ii) the period for closing on the purchase that is the subject of the Purchase Option expires. Upon termination of this Agreement, all rights and obligations of the parties under this Agreement will terminate as of the effective date of termination, except that any liabilities accrued under this Agreement prior to termination of this Agreement will continue in full force and effect.

(b)    No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns and this Agreement shall not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest herein.

(c)    Notices. Any communications between the parties to the Financing Agreement relating to (i) the Lender and the Borrower shall be given in accordance with Section 9.11 of the Financing Agreement and at the addresses set forth on Schedule 9.1l(a) of the Financing Agreement, and (ii) the Investor relating to this Agreement shall be given in accordance with Section 9.11 of the Financing Agreement to the following address:

Firstar Development, LLC

1307 Washington, Suite 300 St.

Louis, MO 63103

Attention: [***]

Telephone: [***]

Facsimile: [***]

provided, however, that any delay in providing any notice of an Event of Default to the Investor shall not affect the rights of the Lender under the Financing Documents except to determine the commencement of any Investor Cure Period.

(d)    Governing Law. THIS AGREEMENT SHALL BE DEEMED MADE AND PREPARED AND SHALL BE CONSTRUED AND INTERPRETED IN

*** Confidential Treatment Requested

9

ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(e)    Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

(f)    Counterparts. This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement. Signatures delivered by facsimile or by PDF shall have the same effect as original signatures.

(g)    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, (provided the substance of the agreement between the Parties is not thereby materially altered) and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto by their officers thereunto duly authorized, have duly executed this Agreement as of the date first set forth above.

FIRSTAR DEVELOPMENT, LLC, a Delaware limited liability company

By:	/s/ Matthew Ulrich
Name:	Matthew Ulrich
Title:	Officer

[Signature Page to Interparty Agreement]

2013B ESA PROJECT COMPANY, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Interparty Agreement]

ACCEPTED AND AGREED AS TO THE PROVISIONS OF SECTION 2(c)(i)(C) OF THIS AGREEMENT WITH RESPECT TO THE ABILITY OF THE INVESTOR TO REPLACE BLOOM ENERGY CORPORATION AS THE ADMINISTRATOR OR SELLER, WITHOUT RECOURSE TO OR LIABILITY OF BORROWER OR LENDER.

Bloom Energy Corporation

By	/s/ Martin J. Collins
Name Martin J. Collins Vice President Corporate Development

[Signature Page to Interparty Agreement]

SILICON VALLEY BANK, asLender

By:
Name:
Title:

[Signature Page to Interparty Agreement]

ANNEX 6

Third Party Consents and Approvals

None.

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 7

Form of Company LLC Agreement

[See Attached]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 8

Forms of Opinions

[See Attached]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

CityPlace I
185 Asylum
Street
Hartford
Connecticut
06103
tel 860.509.6500
fax 860.509.6501

August 2, 2013

Firstar Development, LLC

1307 Washington, Suite 300

St. Louis, MO 63103

Attention: Director of Asset Management

Re:	Equity Capital Contribution Agreement, dated as of August 2, 2013 by and among the Class B Member and Firstar Development, LLC (the “ECCA”)

Ladies and Gentlemen:

We have acted as special Connecticut counsel to Clean Technologies 2013B, LLC, a Delaware limited liability company (the “Class B Member”) and 2013B ESA Project Company, LLC, a Delaware limited liability company (the “2013 Project Company”, and together with the Class B Member the “Opinion Parties” and each an “Opinion Party”) in connection with the ECCA. This opinion letter, including the schedules hereto (the “Opinion Letter”), is being furnished to you pursuant to Sections 6.l(c)(iii) and 6.2(f) of the ECCA. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings specified in the ECCA.

We note that our representation of the Opinion Parties has been limited to the ECCA and other discrete matters for which we have been engaged.

In connection with this Opinion Letter, we have examined the documents listed as Items I through 4 in Schedule A attached hereto (collectively, the “Documents”). The documents listed as Items I through 3, in Schedule A are referred to herein as the “Transaction Documents.”

We have, without independent investigation, relied upon the representations and warranties of the various parties as to matters of objective fact contained in the Documents.

Except as specifically noted herein, we have not made any independent review or investigation of orders, judgments, rules and regulations decrees, contracts, or agreements by which any Opinion Party or its respective property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against any Opinion Party.

With your concurrence, the opinions hereinafter expressed, whether or not qualified by language such as “to our knowledge,” are based solely upon (1) our review of the Documents; (2)

Brown Rudnick LLP     an international law firm     Boston | Dublin | Hartford | London | New York | Providence | Washington

Letter to Firstar Development, LLC

August 2, 2013

such review of published sources of law as we have deemed necessary in our professional judgment; and (3) the conscious knowledge of those partners of the firm who have given substantive legal representation to the Opinion Parties.

This firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule B attached hereto. In the course of our representation of the Opinion Parties, nothing has come to our attention which causes us to believe that reliance upon any of those assumptions is inappropriate, and thus with your concurrence, the opinions hereinafter expressed are based upon those assumptions.

Our opinions hereafter expressed are limited to the laws of the State of Connecticut.

The opinions hereafter expressed with respect to enforceability are subject to the general qualifications that the parties’ rights and remedies under the Transaction Documents may be subject to and affected by:

(i)    applicable bankruptcy, insolvency, reorganization, receivership, moratorium, assignment for the benefit of creditors laws and other similar laws affecting the rights and remedies of creditors generally under Federal and state law as well as judicially developed doctrines relevant thereto, including without limitation laws regarding fraudulent transfers, fraudulent conveyances, preferences, discharge, conversion of claims, substantive consolidation of entities, avoidance, automatic stay and turn-over;

(ii)    general principles of equity, including without limitation those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, lack of materiality in any Opinion Party’s breach, impracticability or impossibility of performance;

(iii)    general rules of contract law with respect to matters such as the election of remedies, mutuality of obligations, contribution or exculpation provisions under applicable securities laws or other rules or laws and limitations on the enforceability of provisions related to such matters which are in violation of public policy; and

(iv)    generally applicable rules of law that (a) limit or affect the enforcement of contract provisions that purport to waive obligations of good faith, fair dealing, diligence, and reasonableness; (b) provide that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected; (c) limit the availability of a remedy under certain circumstances where another remedy has been elected; (d) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights; (e) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale, including, without limitation, statutory cure provisions and rights. of reinstatement and limitations on deficiency judgments; (f) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct; (g) govern and afford judicial discretion regarding the determination of

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damages and entitlement to attorneys’ fees and other costs; (h) limit the enforceability of disclaimers or waiver of warranties; (i) specify the standard for judicial review of arbitration decisions; and (i) limit or affect the interpretation or enforcement of contract provisions relating to liquidated or stipulated damages.

Certain of the remedial provisions of the Transaction Documents may be further limited or rendered unenforceable by applicable law, but such law would not make the remedies provided under such Transaction Documents and agreements which are otherwise enforceable inadequate for the practical realization of the benefits purported to be provided thereunder, taken as a whole, except for the consequences of procedural or other delays.

We express no legal opinion upon any matter other than those explicitly addressed in numbered paragraphs 1 through 3 below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter. For example, without limiting the generality of the foregoing, unless expressly stated herein, we are rendering no opinion upon the following legal issues, laws or provisions of the Transaction Documents: (a) Federal securities laws and regulations administered by the Securities and Exchange Commission, state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (b) Federal Reserve Board margin regulations; (c) pension, labor and employee benefit laws and regulations (e.g., ERISA and the Fair Labor Standards Act); (d) Federal and state antitrust and unfair competition laws and regulations; (e) Federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio); (f) the Equal Credit Opportunity Act; (g) compliance with fiduciary duty requirements; (h) the ordinances, bylaws, administrative decisions, rules and regulations of municipalities, counties and special political subdivisions (e.g., water agencies, port and transportation authorities, joint power districts and turnpike authorities); (i) the creation, attachment, perfection or priority of any lien on any real or personal property; (i) fraudulent transfer and fraudulent conveyance laws; (k) Federal, state and local environmental laws, land use and subdivision laws and regulations; (l) Federal and state tax laws and regulations (including FIR.PTA); (m) Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations; (n) Federal and state racketeering laws and regulations (e.g., RICO); (o) Federal and state health and safety laws and regulations (e.g., OSHA); (p) Federal and state laws, regulations and policies concerning (i) national and local emergency; (ii) homeland security or terrorism; (iii) judicial deference to acts of sovereign states; and (iv) criminal and civil forfeiture laws; (q) other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); (r) the validity or enforceability under certain circumstances of any provisions which waive statutory rights to receive notice or to be allowed to cure, reinstate or redeem in the event of default; (s) state, county and local road use, building, or construction matters; and (t) permits issued by municipalities under state law.

In rendering this Opinion Letter, we are not passing or opining upon and do not assume any responsibility for the accuracy, sufficiency, completeness or fairness of any statements, representations, warranties, descriptions, information or financial data supplied to the parties with respect to the Documents and we advise you that we have not independently verified the accuracy, sufficiency, completeness or fairness of any of the foregoing.

Letter to Firstar Development, LLC

August 2, 2013

For purposes of this Opinion Letter, we have assumed, without any investigation or inquiry, that (a) each party to the Documents is validly existing and in good standing in the state of its creation and is authorized to do business in and is in good standing in the State of Connecticut; (b) each party to the Documents has full power and authority to execute, deliver and perform its obligations under the Documents; (c) each party to the Documents has been duly authorized to execute and deliver the Documents and all actions or approvals necessary to bind each such party under the Documents have been taken or obtained; (d) the Documents have been duly executed and delivered by all parties thereto; (e) other than the Transaction Documents, each of the Documents is valid, binding and enforceable in accordance with its terms; and (f) the Opinion Parties do not own, lease, maintain, operate, manage or control poles, wires, conduits or other fixtures in, along, over or crossing any public highway, public street or public right-of-way for the transmission or distribution of electricity, for the sale of electricity or for electric distribution-related services.

Based upon and subject to the foregoing, we are of the opinion that:

1.	Each Transaction Document constitutes a valid and binding obligation of each Opinion Party that is a party thereto, enforceable under Connecticut law against such Opinion Party in accordance with its terms.

2.	The execution and delivery by each of the Opinion Parties of the Transaction Documents to which it is a party does not, and the performance by each Opinion Party of its respective obligations thereunder will not violate any applicable law or any provision of any law of the State of Connecticut, or any regulation thereunder.

3.	None of the Opinion Parties is, solely by virtue of entering into and performing its obligations under the Transaction Documents to which it is a party, subject to regulation by the Connecticut Public Utilities Regulatory Authority under Title 16 of the Connecticut General Statutes as a “public service company,” an “electric company” or an “electric distribution company” as such terms are defined in Section 16-1 of the Connecticut General Statutes.

This Opinion Letter is rendered to you for your benefit in connection with the ECCA described in the first paragraph of this Opinion Letter and may not be delivered to, or relied upon by any other party without our prior written consent, except that copies of this Opinion Letter may be furnished to independent auditors and legal counsel in connection with their providing advice regarding such ECCA and to appropriate regulatory authorities or pursuant to an order or legal process of any relevant governmental authority and to your permitted successors and assigns and prospective successors and assigns. We disclaim any obligation to update this Opinion Letter for events occurring or coming to our attention after the date hereof. We hereby consent to reliance hereon by your successors or assigns pursuant to the Transaction Documents, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to consider the applicability or correctness of this letter to

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anyone other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a successor or assign must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the successor or assign at such time.

Very truly yours,

BROWN RUDNICK LLP

PMS/TJR/ARS

SCHEDULE A

LIST OF DOCUMENTS

(1)	Energy System Use Agreement No. 20130430.078.C, dated as of May 15, 2013, by and between AT&T Corp. and 2013 Project Company;

(2)	Site Lease Agreement dated as of May 15, 2013, by and between The Southern New England Telephone Company by AT&T Services, Inc. and 2013 Project Company;

(3)	Site Lease Agreement dated as of May 15, 2013, by and between AT&T Capital Services, Inc. by AT&T Services, Inc. and 2013 Project Company; and

(4)	Equity Capital Contribution Agreement, dated as of August 2, 2013 by and among the Class B Member and Firstar Development, LLC (the “ECCA”).

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SCHEDULE B

BROWN RUDNICK LLP STANDARD ASSUMPTIONS

In rendering legal opinions in third party transactions, Brown Rudnick LLP makes certain customary assumptions described below:

1.    Each natural person executing the Documents has sufficient legal capacity to enter into such Documents.

2.    Each Opinion Party and each other person that is a party to the Documents holds requisite title and rights to any property involved in the Documents and purported to be owned by such person or party.

3.    Except for legal requirements relating to status which we, in the exercise of customary professional diligence, would reasonably recognize as being generally and customarily applicable directly to loan transactions, each party to the Documents has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Documents and has satisfied all legal requirements necessary to make the Documents enforceable against such party.

4.    Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

5.    All official public records are accurate, complete and properly indexed and filed and all statutes, judicial and administrative decisions and agency regulations are available in a format that makes legal research reasonably feasible.

6.    There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

7.    The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

8.    The Opinion Parties and each other person that is party to the Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of the Documents.

9.    There are no agreements or understandings among the parties to or bound by the Documents, written or oral, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of the Documents.

10.    All parties to or bound by the Documents will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

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11.    The Opinion Parties will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to subsequent performance of the Documents.

12.    No agreement, franchise, or governmental permit, license, or approval which has been collaterally assigned to the Opinion Parties in the Documents, is subject to any restriction upon assignment or transfer which has not been satisfied.

13.    Each party to the Documents has received the consideration recited in the Documents and that such consideration is adequate in each instance.

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BEIJING BRUSSELS CENTURY CITY HONG KONG JAKARTA! LONDON LOS ANGELES NEWPORT BEACH	Times Square Tower 7 Times Square New York, New York 10036-6524 TELEPHONE (212) 326-2000 FACSIMILE (212) 326-2061 www.omm.com	SAN FRANCISCO SEOUL SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

August 2, 2013

Firstar Development, LLC

1307 Washington, Suite 300

St. Louis, MO 63103

Attention: Director of Asset Management

Re: 2013B BSA Holdco, LLC — Execution Date

Ladies and Gentlemen:

This opinion letter consists of two parts. Part I addresses certain corporate law matters and Part II addresses certain federal regulatory matters.

We have acted as counsel to (i) 2013B BSA Project Company, LLC, a Delaware limited liability company (the “Project Company”), (ii) 2013B BSA Holdco, LLC, a Delaware limited liability company (“Holdco”), (iii) Clean Technologies 2013B, LLC, a Delaware limited liability company (“Class B Member”) and (iv) Bloom Energy Corporation, a Delaware corporation (“Sponsor” and, together with the Project Company, Holdco and the Class B Member, the “Opinion Parties”), in connection with the preparation, execution and delivery of (A) the Equity Capital Contribution Agreement, dated as of August 2, 2013 (the “ECCA”), by and between the Class B Member and Firstar Development, LLC (“Investor”) and (B) the other Transaction Documents (as defined below). Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the ECCA.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the following:

(i)	the ECCA;

(ii)	the Guaranty;

(iii)	the Interparty Agreement;

(iv)	the Guarantor Account Agreement;

(v)	the MESPSA

†	In association with Tumbuan & Partners

(vi)	the Administrative Services Agreement;

(vii)	the Energy System Use Agreement No. 20130430.072.C, dated as of May 15, 2013, by and between the Project Company and Pacific Bell Telephone Company (“PPAl”);

(viii)	the Energy System Use Agreement No. 20130430.076.C, dated as of May 15, 2013, by and between the Project Company and Pacific Bell Telephone Company (“PPA2”);

(ix)	the Site Lease Agreement, dated as of May 15, 2013, by and between Project Company and Pacific Bell Telephone Company, relating to PPAl ;

(x)	the Site Lease Agreement, dated as of May 15, 2013, by and between Project Company and Pacific Bell Telephone Company, relating to PPA2;

(xi)	the IP License;

(xii)	the IP Security Agreement;

(xiii)	the Energy System Use Agreement No. 20130430.078.C, dated as of May 15, 2013, by and between the Project Company and AT&T Corp. (“PPA3”);

(xiv)	the Site Lease Agreement, dated as of May 15, 2013, by and between Project Company and AT&T Corp, relating to PPA3;

(xv)	the Site Lease Agreement, dated as of May 15, 2013, by and between the Project Company and AT&T Corp., relating to PPA3;

(xvi)	the Site Lease Agreement, dated as of May 15, 2013, by and between the Project Company and Southern New England Company, relating to PPA3;

(xvii)	the Energy System Use Agreement No. 20130403.075.C, dated as of May 15, 2013, by and between the 2012 ESA and Pacific Bell Telephone Company (“PPA4”);

(xviii)	the Site Lease Agreement, dated as of May 15, 2013, by and between 2012 ESA and Pacific Bell Telephone Company, relating to PPA4;

(xix)	the Energy System Use Agreement No. 20130403.076.C, dated as of May 15, 2013, by and between the 2012 ESA and AT&T Corp. (“PPA5”); and

(xx)	the Site Lease Agreement, dated as of May 15, 2013, by and between 2012 ESA and AT&T Corp., relating to PPA5.

The documents described in the foregoing clauses (i) through (xvi) are collectively referred to herein as the “Transaction Documents”. The documents described in the foregoing clauses (i) through (vi) are collectively referred to herein as the ‘’New York Transaction Documents”. The documents described in the foregoing clauses (vii) through (x) are collectively referred to herein as the “California Transaction Documents”.

[***] Confidential Treatment requested.

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In our capacity as such counsel, we have examined executed counterparts of each of the Transaction Documents. We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates (including (i) officer’s certificates, dated the date hereof, delivered by the Opinion Parties relating to certain corporate and factual matters of the Opinion Parties, and (ii) incumbency certificates, dated the date hereof, delivered by the Opinion Parties), instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

In our review of the Transaction Documents and other documents, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have relied, without investigation, upon representations and warranties contained in the Transaction Documents and upon the statements and certificates furnished thereunder or by public officials.

PART — CORPORATE

Part I of this opinion is being furnished to you pursuant to Section 6.l(c)(i) and 6.l(c)(ii) of the ECCA. On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.    Based solely on the certificates of good standing issued by the Secretary of State of the State of Delaware attached hereto as Exhibit A (which we have assumed remain accurate on the date of this opinion letter), each Opinion Party is a limited liability company or corporation, as applicable, validly existing and in good standing under the laws of the State of Delaware.

2.    Each of the Opinion Parties has the power under the current Delaware Limited Liability Company Act (the ‘‘Delaware LLC Act”) and the Delaware General Corporation Law (the “DGCL”), as applicable, and its certificate of formation and limited liability company agreement or its articles of incorporation and bylaws, as applicable (together, its “Organizational Documents”), to enter into and perform its obligations under each Transaction Document to which it is a party.

3.    The execution, delivery and performance by each Opinion Party of each Transaction Document to which such Opinion Party is a party have been duly authorized by all necessary action on the part of such Opinion Party under the Delaware LLC Act and the DGCL, as applicable, and such Opinion Party’s Organizational Documents, and each such Transaction Document has been duly executed and delivered by such Opinion Party.

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4.    The execution and delivery by each Opinion Party of each Transaction Document to which such Opinion Party is a party do not, and such Opinion Party’s performance of its respective obligations thereunder will not, violate the Organizational Documents of such Opinion Party.

5.    The execution and delivery by each Opinion Party of each Transaction Document to which such Opinion Party is a party do not, and such Opinion Party’s performance of its respective obligations thereunder will not, (i) violate the Delaware LLC Act or the DGCL, as applicable, or any current California (with respect to the California Transaction Documents), New York (with respect to the New York Transaction Documents) or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to such Opinion Party or to transactions of the type contemplated by the Transaction Document(s) to which such Opinion Party is a party or (ii) result in the breach, or constitute a default under, any of the other Transaction Documents.

6.    No order, consent, permit, approval or any other action of, notice to, or qualification or filing with, of any California (with respect to the California Transaction Documents), New York (with respect to the New York Transaction Documents) or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to any of the Opinion Parties or to transactions of the type contemplated by the Transaction Documents, is required on the part of any Opinion Party for the execution and delivery nor for the performance of such Party’s obligations under of the Transaction Document(s) to which such Opinion Party is a party, except for such as have been obtained.

7.    Each of the California Transaction Documents and New York Transaction Documents to which an Opinion Party is a party constitutes a legally valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, :fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

8.    A California court, in applying the law to the relevant facts, should give effect to the parties’ choice of law by applying the substantive laws of the State of New York or, in the case of each of the Facility Company LLC Agreement, the Company LLC Agreement, and the Limited Liability Company Agreement of the Class B Member (the “Class B Member LLC Agreement”), Delaware (rather than those of the State of California) in construing and enforcing those provisions of the Transaction Documents which call for the application of New York or Delaware law.

9.    If, notwithstanding the choice of New York law or, in the case of each of the Facility Company LLC Agreement, the Company LLC Agreement, and the Class B Member LLC Agreement, Delaware law made by the parties to govern any Transaction Document, the Transaction Documents were deemed to be governed by the laws of California, upon their execution and delivery, each shall constitute the legal, valid and binding obligations of the

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parties thereto, enforceable in accordance with the terms thereof, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditor rights generally, and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

10.    None of any of Holdco, Project Company, Sponsor, the Class B Member or the Investor will by virtue of entering into and performing its obligations under the Transaction Documents, to which it is a party, be subject to the regulatory jurisdiction of the California Public Utilities Commission as a “public utility” or an “electrical corporation, as defined in Sections 216 or 218, respectively, of the California Public Utilities Code.

11.    Assuming that the Investor’s contact with California is solely as a passive equity investor in Holdco, as more particularly set forth in the Transaction Documents (as to which we express no opinion), it is not necessary for the Investor to qualify to do business in the State of California solely to enter the Transaction Documents to which it is a party, and enforce the provisions thereunder against any Opinion Party.

PART 11 — FEDERAL REGULATORY

Part II of this opinion is being furnished to you pursuant to Section 6.l(c)(i) of the ECCA.

12.    Each of Sponsor, Class B Member, and Holdco (collectively, “Holdco Parties”) is, or will be as a consequence of the transactions contemplated under the Transaction Documents, a “holding company’’ as defined in the Public Utility Holding Company Act of 2005 (“PUHCA”). In its capacity as a holding company, each of the Holdco Parties qualifies for the waiver provided in 18 C.F.R. Section 366.3(c) from the Federal Energy Regulatory Commission’s (“FERC”) accounting, record-retention and reportingrequirements of 18 C.F.R. Sections 366.21, 366.22, and 366.23.

13.    The execution and delivery by each Opinion Party of the Transaction Document to which such Opinion Party is a party, and the performance of its obligations thereunder, does not require any consent, approval or authorization from, or any other action of, notice to, qualification or filing with, FERC other than notifications with respect to the Opinion Parties’ holding company status and qualification for waiver under 18 C.F.R. Sections 366.4 and 366.3(C)(1).

OTHER MATTERS

In rendering the opinions expressed herein, we have assumed that as of the date hereof and at all other times relevant for this opinion (i) each of the parties to each of the Transaction Documents (other than, to the extent of our opinions set forth above, each of the Opinion Parties) is duly incorporated, organized or formed, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses (including their jurisdiction of incorporation, organization or formation), (ii) each of the parties to each of the Transaction Documents (other than, to the extent of our opinions set forth above, each of the Opinion Parties) has the requisite power, authority and legal right to enter into, and perform its respective

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obligations under the Transaction Documents to which it is a party, (iii) each of the Transaction Documents has been duly authorized, executed and delivered by each respective party thereto (other than, to the extent of our opinions set forth above, each of the Opinion Parties), (iv) each Transaction Document constitutes a legally valid and binding obligation of each party thereto (other than, to the extent of our opinions set forth above, each of the Opinion Parties), enforceable against each of such . parties in accordance with the terms thereof, and (v) the transactions provided for in the Transaction Documents are exempt from, or will not involve any transaction which is subject to, the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“BRISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and will not involve any transaction in connection with which a penalty could be imposed under Section 502(1) of BRISA or a tax could be imposed under Section 4975 of the Code.

For purposes of the opinions expressed in paragraphs 4 and 5, we have assumed that the Opinion Parties will not in the future take any discretionary action (including a decision not to act) permitted by the Transaction Documents that would cause the performance of any Transaction Document to (i) violate the Delaware LLC Act, the DGCL or any current California (with respect to the California Transaction Documents), New York (with respect to the New York Transaction Documents or federal statute, rule or regulation or (ii) violate the Organizational Documents of any Opinion Party. In addition, we do not express any opinion with respect to any orders, consents, permits, filings or approvals that may be necessary in connection with the business or operations of any Opinion Party (other than to the extent of our opinion set forth in Paragraph 6).

Our opinion in paragraph 7 above as to the enforceability of the California Transaction Documents and New York Transaction Documents is subject to: (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own negligence, willful misconduct or unlawful conduct; (ii) the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law; (iii) the unenforceability under certain circumstances of provisions imposing penalties, liquidated damages or other economic remedies; (iv) the unenforceability under certain circumstances of provisions appointing one party as trustee for an adverse party or provisions for the appointment of a receiver; (v) the unenforceability of covenants not-to-compete; (vi) the unenforceability under certain circumstances of choice of law provisions; (vii) the unenforceability of confession of judgment provisions; and (viii) the unenforceability of provisions waiving a right to a jury trial.

For purposes of paragraph 12 above we also have relied on the Form FERC-65, Revised Notification of Holding Company Status, filed by Sponsor with FERC in Docket No. HCB-1- 000 on January 14, 2013, and the Form FERC-65 B, Notification of Waiver of Bloom Energy Corporation, filed by Sponsor with FERC in Docket No. PHB-9-000 on January 14, 2013. In addition, we have assumed, with your permission, that Sponsor, on behalf of the Holdco Parties, will file with FERC on or before the Initial Funding Date (and, to the extent, if any, required, each True Up Funding Date) the appropriate notifications of holding company status and waiver, consistent with the requirements of 18 C.F.R. Section 366.4, informing FERC of each additional “holding company” and “public-utility company’’ (as such terms are defined in PUHCA) in the Sponsor holding company system and any other material change resulting from such funding and

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notifying FERC that the Holdco Parties qualify for the waiver from the FERC regulatory requirements under 18 C.F.R. Section 366.3(c)(l). In addition, we assume, with your permission, that at the time of each Initial Funding Date and each True Up Funding Date, that Sponsor, together with each subsidiary in which it owns, controls, or holds with power to vote 10 percent or more of the outstanding voting securities, or any other company that has been determined by FERC to be a “subsidiary company” (as such term is defined in PUHCA) of Sponsor, derives no more than 13 percent of its public-utility company revenues from outside the State of California. For the purpose of the immediately preceding sentence, “public-utility company revenues” means revenues from any company that owns or operates facilities used for (i) generation, transmission, or distribution of electric energy for sale (not including companies that engage only in marketing of electric energy, “exempt wholesale generators,” “qualifying facilities,” or “foreign utility companies” (as such terms are defined in 18 C.F.R. Sections 366.1 and 292.101) or (ii) distribution at retail of natural or manufactured gas for heat, light, or power (not including companies that engage only in marketing of natural and manufactured gas).

We express no opinion with respect to your ability to collect attorneys’ fees and costs in an action involving the California Transaction Documents if you are not the prevailing party in that action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that where a contract permits one party thereto to recover attorneys’ fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys’ fees).

We express no opinion as to any provision of any of the Transaction Documents requiring written amendments or waivers of the Transaction Documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

We express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of your business.

We express no opinion as to any provision of the Transaction Documents insofar as they purport to grant a right of setoff in respect of any Opinion Party’s assets to any person other than a creditor of such Opinion Party.

We advise you that any provisions of the California Transaction Documents providing for exclusive or non-exclusive jurisdiction of the courts of the State of California and federal courts sitting in the State of California, may not be binding on the courts in the forum(s) selected or excluded.

We express no opinion as to (i) provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings or (ii) arbitration provisions that provide for judicial review of arbitration awards.

The law covered by this opinion is limited to the present federal law of the United States, the present law of the State of California, the present law of the State of New York, the present Delaware LLC Act, the present DGCL and Article 9 of the Delaware Uniform Commercial Code

7

as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We express no opinion concerning, or with respect to the effect of, (i) federal or state securities laws or regulations, (ii) federal or state antitrust, unfair competition or trade practice laws or regulations, (iii)    pension and employee benefit laws and regulations, (iv) compliance with fiduciary requirements, (v) federal or state environmental laws and regulations, (vi) federal, state or local land use, zoning or subdivision laws or regulations, (vii) federal or state laws with respect to public utilities, except, with respect to the opinions in paragraph 10, the California Public Utilities Code, and with respect to the opinions in Part II of this opinion, the Federal Power Act, the Public Utility Regulatory Policies Act of 1978 and PUHCA, or (viii) the Trading with the Enemy Act, as amended, the foreign assets control regulations of the United States Treasury Department, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended, Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended, and any enabling legislation, rules, regulations or executive orders relating thereto.

This opinion is furnished by us as counsel for the Opinion Parties and may be relied upon by you only in connection with the transactions contemplated by the Transaction Documents. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion to your accountants, attorneys, and other professional advisors, to governmental regulatory agencies having jurisdiction over you which require you to furnish this opinion. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very Truly Yours

8

EXHIBIT A

Good Standings

9

Delaware The First State	PAGE 1

I , JEFFREY W. BULLOCK , SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “BLOOM ENERGY CORPORATION” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE BX I STENCB NOT HAVING BEBN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMBNTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE EIGHTEENTH DAY OF JANUARY, A.D. 2001, AT 2 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED TBE SECOND DAY OF MAY, A. D. 2002, AT 9 O ‘CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2003, AT 4:54 O ‘CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 2004, AT 8:17 O ‘ CLOCK P.M.

RESTATED CERTIFICATE, FILED THE EIGHTS DAY OF SEPTEMBER, A.D. 2004, AT 8:17 O ‘CLOCK A.M.

RESTATED _ CERTIFICATE, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2004, AT 7:42 O ‘CLOCK P.M.

RESTATED CERTIFICATE, FILED THE SEVENTH DAY OF MARCH, A.D. 2006, AT 8:06 O ‘CLOCK P.M.

Delaware The First State	PAGE 2

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME .FROM “ION AMERICA CORPORATION” TO “BLOOM ENERGY CORPORATION”, FILED THE TWENTIETH DAY OF SEPTEMBER , A.D. 2006, AT 10 O ‘CLOCK A.M.

RESTATED CERTIFICATE, FILED THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2007, AT 9:44 O ‘ CLOCK A.M.

RESTATED CERTIFICATE, FILED THE THIRD DAY OF MARCH, A.D. 2009, AT 8:55 O ‘CLOCK A.M.

RESTATED CERTIFICATE, FILED THE FIRST DAY OF APRIL, A.D. 2009, AT 4:11 O ‘CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2009, AT 6:40 O ‘ CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF JUNE, A.D. 2010, AT 4:33 O ‘CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2010, AT 11:54 O ‘CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2011, AT 2:30 O ‘ CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2011, AT 7:53 O ‘CLOCK P.M.

Delaware The First State	PAGE 3

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF MAY, A.D. 2012, AT 1:44 O’CLOCK P.M

CERTIFICATE OF AMENDMENT, FI LED TBE SEVENTH DAY OF MARCH, A.D. 2013, AT 3: 24 O ‘ CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF MAY, A.D. 2013, AT 8 O ‘CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “BLOOM ENERGY CORPORATION”.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “CLEAN TECHNOLOGIES 2013B, LLC” IS DULY FORHBD UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE NOT HAVING BEEN CANCELLED OR REVOKED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUNENT HAS BEEN FILED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 2013, AT’ 5:02 O ‘CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATE IS THE ONLY PAPER OF RECORD, THE LIMITED LIABILITY COMPANY IN QUESTION NOT HAVING FILED AN AMENDMENT NOR HAVING MADE ANY CHANGE WHATSOEVER IN THE ORIGINAL CERTIFICATE AS FILED.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “2013B ESA HOLDCO, LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE NOT HAVING BEEN CANCELLED OR REVOKED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENT HAS BEEN FILED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 2013, AT 5:03 O ‘CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATE IS THE ONLY PAPER OF RECORD, THE LIMITED LIABILITY COMPANY IN QUESTION NOT HAVING FILED AN AMENDMENT NOR HAVING MADE ANY CHANGE WHATSOEVER IN THE ORIGINAL CERTIFICATE AS FILED.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “2013B ESA PROJECT COMPANY, LLC” I S DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND I S IN GOOD STANDING AND HAS A LEGAL EXI STENCE NOT HAVING BEEN CANCELLED OR REVOKED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND I S DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENT HAS BEEN FILED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 2013, AT 5:04 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT TBE AFORESAID CERTIFICATE IS THE ONLY PAPER OF RECORD, THE LIMITED LIABILI TY COMPANY IN QUESTION NOT HAVING FILED AN AMENDMENT NOR HAVING MADE ANY CHANGE WHATSOEVER IN THE ORIGINAL CERTIFICATE AS FILED.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.

ANNEX 9

Form of Estoppel Certificate

ESTOPPEL CERTIFICATE

This ESTOPPEL CERTIFICATE (this “Estoppel Certificate”), dated as of [●], is executed by Bloom Energy Corporation (the “Undersigned”).

A. Firstar Development, LLC, a Delaware limited liability company (the “Investor”) will make certain investments in 2013B ESA Holdco, LLC (the “Company”), which is the sole member of 2013B ESA Project Company, LLC (“Facility Company”);

B. The Undersigned, the Company and the Facility Company have entered into that certain Administrative Services Agreement, dated as of [●] (the “ASA”);

C. The Undersigned and the Facility Company have entered into that certain Master Energy Server Purchase and Services Agreement, dated as of [●], dated as of [●], (together with the ASA, the “Agreements”); and

D. The delivery of this Estoppel Certificate by the Undersigned is a condition to the investments by the Investor in the Company.

The Undersigned hereby confirms to the Investor as of the date first written above that:

1. The Undersigned is not in default under any of the Agreements, and to the knowledge of the Undersigned, no default, breach or other event has occurred or circumstances exist that constitute or, with the giving of notice or the passage of time (including during any applicable grace period) or both, would constitute a default under any of the Agreements.

2. As of the date hereof, (i) each Agreement is the entire agreement between the Undersigned and the Facility Company with respect to the matters set forth therein, and each Agreement is in full force and effect and has not been amended, supplemented or modified since the date of execution thereof (other than as described above), (ii) all of the conditions precedent to the effectiveness of each Agreement as against the Undersigned have been satisfied, (iii) there are no disputes or proceedings between the Undersigned and the Facility Company, (iv) the Undersigned is not aware of any event, act, circumstance or condition constituting an event of force majeure (as defined in the applicable Agreement), (v) each of the Undersigned and the Facility Company does not currently owe any indemnity payments under any of the Agreements and (vi) to the Undersigned’s knowledge there are no facts entitling the Undersigned to any claim, counterclaim, offset or defense against the Facility Company in respect of any of the Agreements.

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

3. All payments, costs and expenses required to be paid by the Facility Company to the Undersigned under the Agreements as of the date hereof have been paid by or on behalf of the Facility Company.

4. All representations made by the Undersigned under the Agreements are true and correct as of the date hereof.

5. The execution, delivery and performance by the Undersigned of this Estoppel Certificate have been duly authorized by all necessary corporate action and do not and will not require any further consents, filings or approvals that have not been made or obtained or violate any order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on the Undersigned.

6. This Estoppel Certificate is a legal, valid and binding obligation of the Undersigned, enforceable against the Undersigned in accordance with its terms except as may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights in general and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

7. Except as pursuant to the Security Agreement, dated as of [●], [●], between the Facility Company and Silicon Valley Bank, the Undersigned has not received notice of any assignment of the right, title and interest of the Facility Company in, to and under any of the Agreements, nor has the Undersigned assigned any of its right, title and interest or liabilities and obligations in, to and under any of the Agreements.

9. There are no proceedings pending or, to the Undersigned’s present knowledge, threatened against or affecting the Undersigned in any court or by or before any governmental authority or arbitration board or tribunal that could reasonably be expected to have a material adverse effect on the ability of the Undersigned to perform its obligations under, or that purport to affect the legality, validity or enforceability of, any of the Agreements.

10. This Estoppel Certificate shall be governed by the laws of the State of New York, without regard to principles of conflicts of law.

Executed this [●] day of [●], [●].

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

Bloom Energy Corporation

By:
Print Name:
Title:

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 10-A

Form of Amendment to Power Purchase Agreement (AT&T PPA Customer 1)

[Please see attached]

ANNEX 10-A

Form of Amendment to Power Purchase Agreement (AT&T PPA Customer 1)

THIS FIRST AMENDMENT TO ENERGY SYSTEM USE AGREEMENT, dated as of                     , 2013 (this “First Amendment”), is by and between [2012 ESA Project Company, LLC] [2013B ESA Project Company, LLC], a Delaware limited liability company (“Supplier”) and Pacific Bell Telephone Company, a California corporation (“Customer”, and together with Supplier, the “Parties”).

A.    The Parties entered into that certain Energy System Use Agreement No. [20130403.075.C] [20130430.072.C], dated as of May 15, 2013, as amended, modified, or supplemented from time to time (the “Energy System Use Agreement”).

A. The Parties desire to delete Exhibit C to the Energy System Use Agreement and to replace it with the revised version of such exhibit, attached hereto as Attachment A.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties hereby agree as follows:

SECTION 1. Amendment. Exhibit C to the Energy System Use Agreement is hereby amended by deleting entirely such exhibit and replacing it with the Exhibit C to Energy System Use Agreement, attached hereto as Attachment A.

SECTION 2. Governing Law; Venue. This First Amendment will be governed and construed in accordance with the laws of the State of California (without giving effect to its conflicts of laws provisions that could apply the law of another jurisdiction). All lawsuits shall be filed in or removed to state or federal court in Santa, Clara County, California.

SECTION 3. Counterparts. This First Amendment may be executed by one or more of the Parties on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“pdf”) signature page shall constitute an original for all purposes hereof.

SECTION 4. Headings. The Section headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.

SECTION 5. Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered as of the date first above written.

SUPPLIER [2012 ESA PROJECT COMPANY, LLC]	CUSTOMER PACIFIC BELL TELEPHONE COMPANY
[2013B ESA PROJECT COMPANY, LLC]	By: AT&T SERVICES, INC., its authorized representative

By:	By:
Name:	Name:
Title:	Title:

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

Attachment A

EXHIBIT C TO ENERGY SYSTEM USE AGREEMENT

ENERGY SERVER MONTHLY RATE

The total monthly usage fee will be calculated using the following formula:

Monthly Rate X mmBTU consumed X system Efficiency

MONTHLY RATE:

Rate in Year	Monthly Rate ($/mmBTU)
1	$	[***]
2	$	[***]
3	$	[***]
4	$	[***]
5	$	[***]
6	$	[***]
7	$	[***]
8	$	[***]
9	$	[***]
10	$	[***]
11	$	[***]
12	$	[***]
13	$	[***]
14	$	[***]
15	$	[***]
16	$	[***]
17	$	[***]
18	$	[***]
19	$	[***]
20	$	[***]

[***] Confidential Treatment Requested

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 10-B

Form of Amendment to Power Purchase Agreement (AT&T PPA Customer 2)

[Please see attached]

ANNEX 10-B

Form of Amendment to Power Purchase Agreement (AT&T PPA Customer 2)

THIS FIRST AMENDMENT TO ENERGY SYSTEM USE AGREEMENT, dated as of ,

2013 (this “First Amendment”), is by and between 2012 ESA Project Company, LLC, a Delaware limited liability company (“Supplier”) and AT&T Corp., a Delaware corporation (“Customer”, and together with Supplier, the “Parties”).

A.    The Parties entered into that certain Energy System Use Agreement No. 20130403.076.C, dated as of May 15, 2013, as amended, modified, or supplemented from time to time (the “Energy System Use Agreement”).

B.    The Parties desire to delete Exhibit C to the Energy System Use Agreement and to replace it with the revised version of such exhibit, attached hereto as Attachment A.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the Parties hereby agree as follows:

SECTION 1. Amendment. Exhibit C to the Energy System Use Agreement is hereby amended by deleting entirely such exhibit and replacing it with the Exhibit C to Energy System Use Agreement, attached hereto as Attachment A.

SECTION 2. Governing Law; Venue. This First Amendment will be governed and construed in accordance with the laws of the State of California (without giving effect to its conflicts of laws provisions that could apply the law of another jurisdiction). All lawsuits shall be filed in or removed to state or federal court in Santa, Clara County, California.

SECTION 3. Counterparts. This First Amendment may be executed by one or more of the Parties on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“pdf”) signature page shall constitute an original for all purposes hereof.

SECTION 4. Headings. The Section headings used herein are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.

SECTION 5. Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered as of the date first above written.

SUPPLIER	CUSTOMER

2012 ESA PROJECT COMPANY, LLC	AT&T CORP. By: AT&T SERVICES, INC., its authorized representative

By:	By:
Name:	Name:
Title:	Title:

EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

Attachment A

EXHIBIT C TO ENERGY SYSTEM USE AGREEMENT

ENERGY SERVER MONTHLY RATE

The total monthly usage fee will be calculated using the following formula:

Monthly Rate X mmBTU consumed X system Efficiency

MONTHLY RATE:

Rate in Year	Monthly Rate ($/mmBTU)
1	$	[***]
2	$	[***]
3	$	[***]
4	$	[***]
5	$	[***]
6	$	[***]
7	$	[***]
8	$	[***]
9	$	[***]
10	$	[***]
11	$	[***]
12	$	[***]
13	$	[***]
14	$	[***]
15	$	[***]
16	$	[***]
17	$	[***]
18	$	[***]
19	$	[***]
20	$	[***]

[***] Confidential Treatment Requested

2             EQUITY CAPITAL CONTRIBUTION AGREEMENT

(BLOOM)

Block DocID

ANNEX 11

Affiliate Transactions

(terms as defined in this Agreement, unless noted otherwise)

1.	MESPSA

2.	ASA

3.	Facility Company LLC Agreement

4.	IP License

5.	IP Security Agreement

6.	Indemnity Agreement

3	EQUITY CAPITAL CONTRIBUTION AGREEMENT (BLOOM)

Block DocID

ANNEX 12

Tax Matters

None.

4	EQUITY CAPITAL CONTRIBUTION AGREEMENT (BLOOM)

Block DocID

ANNEX 13

Forms of Financing Documents

[See Attached]

5	EQUITY CAPITAL CONTRIBUTION AGREEMENT (BLOOM)

Block DocID

ANNEX 14

Form of Amended and Restated Facility Company LLC Agreement

[See Attached]

6	EQUITY CAPITAL CONTRIBUTION AGREEMENT (BLOOM)

Block DocID

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

2013B ESA PROJECT COMPANY, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of August 2, 2013

The member interests represented by this agreement have been acquired for investment and were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state. These interests may not be sold, pledged, hypothecated, or otherwise transferred at any time except (i) in accordance with the restrictions contained in this agreement, and (ii) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws unless an exemption from registration under the Securities Act and under any applicable state securities laws is available in connection with the transfer.

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

SCHEDULES:

I	Member and Membership Interests
II	Board of Managers
III	Officers
IV	Financing Documents
V	Investment Documents
VI	Principal Facility Documents

EXHIBITS:

A	Defined Terms
B	Form of Certificate for Units
C	Form of Adoption Agreement

-iii-

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

2013B ESA PROJECT COMPANY, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of 2013B ESA PROJECT COMPANY, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of August 2, 2013 by 2013B ESA HOLDCO, LLC, as the sole member of the company (the “Member”). This Agreement amends and restates the Limited Liability Company Agreement of the Company, dated as of February 19, 2013, including all amendments thereto, in its entirety in accordance with the following terms and conditions:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Agreement (including any Schedules or Exhibits attached hereto) but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A.

Section 1.2 Terms Generally. The definitions used in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, the words “include,” “includes” and “including’’ shall be deemed to be followed by the phrase “without limitation.” Finally, references to Articles and Sections refer to Articles and Sections of this Agreement and references to Exhibits are to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes.

ARTICLE II

ORGANIZATION OF THE COMPANY

Section 2.1 Formation. The Company is organized under the provisions of the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Company’s Certificate of Formation (as amended and restated from time to time, the “Certificate”) was filed on February 19, 2013, with the Secretary of State of the State of Delaware.

Section 2.2 Name. The name of the Company is, and the business of the Company shall be conducted under the name of, “20l3B ESA Project Company, LLC.” The name of the Company may be changed from time to time by amendment of the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable Law.

Section 2.3 Term. The Company’s existence shall be perpetual unless earlier terminated pursuant to the provisions of this Agreement.

Section 2.4 Purpose. The Company has been formed for the object and purpose of: (i) acquiring and owning a portfolio of Systems, (ii) entering into and performing under the MESPSA, Administrative Services Agreement, Financing Documents, Power Purchase Agreements, and Site Leases and any other documents in connection with acquiring, financing, installing, owning or operating Systems as contemplated in the foregoing purposes, (iii) making tax and other filings and (iv) all such other actions reasonably related to carrying out the foregoing.

Section 2.5 Powers. The Company shall have the power and authority to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, and shall have and may exercise all powers and authorities, statutory or otherwise, conferred upon limited liability companies under the laws of the State of Delaware.

Section 2.6 Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Managers may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Certificate or such other Person or Persons as the Board of Managers may designate in the manner provided by Law. The principal office of the Company shall be 1299 Orleans Drive, Sunnyvale, California 94089, or at such other location as may be from time to time determined by the Member. The Company may have such other offices as the Board of Managers may designate.

Section 2.7 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets shall be held in the name of the Company. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE ITI

MEMBER; CREATION AND TRANSFER OF MEMBERSHIP INTERESTS

Section 3.1 Member. 2013B ESA Holdco, LLC is the sole Member of the Company. The business, residence or mailing address of the Member is set forth on Schedule I.

Section 3.2 Membership Interests.

(a)    The Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be recorded in a register of Membership Interests, which register the Secretary shall maintain; (iii) be transferable only on recordation of such Transfer in the register of Membership Interests, which recordation the Secretary shall make, upon compliance with the provisions of ARTICLE III hereof and upon presentation of the unit certificates duly endorsed for transfer; (iv) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law

2

Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (v) be personal property.

(b)    The form of certificate evidencing ownership of Units is set forth as Exhibit B. Additional forms of certificates shall be approved by the Board of Managers from time to time in the event additional classes or series of Membership Interests are created in accordance with this Agreement. The Company shall issue one or more certificates to the Member, which certificates need not bear a seal of the Company but shall be signed by the President or any Vice President certifying the number, class and series of Units represented by such certificate. The unit certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Managers may from time to time by resolution select. In the event any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The unit certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and number of Units. The Board of Managers may determine the conditions upon which a new unit certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all loss or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. Each unit certificate shall bear a legend on the reverse side thereof substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURIDES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPALEXECUTIVE OFFICES.

Section 3.3 Acknowledgement of Pledge. Pursuant to the Equity Pledge Agreement, dated as of July 19, 2013 (the “Pledge Agreement”), among the Company, the Member and Silicon Valley Bank (the “Lender”), the Member has granted a lien and security interest in the Membership Interests, and all of its rights and interests under this Agreement (such lien and security interest as more fully described in the Pledge Agreement, the “Pledge”), to theLender to secure certain obligations under the Credit Agreement, dated as of July 19, 2013, among the Company and the Lender (the “Credit Agreement”).

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Section 3.4 Admission of Additional Members. Notwithstanding any provision of this Agreement including the Exhibits hereto to the contrary, no additional Person (including an Assignee) that acquires a Membership Interest, whether pursuant to a Voluntary Transfer or an Involuntary Transfer, shall be admitted to the Company as a member without (i) the consent of the Board of Managers, which consent (a) is hereby granted with respect to any Transfer to the Lender or any other Person resulting from the exercise of the Lender’s rights and remedies under the Pledge Agreement and (b) otherwise may be given or withheld in the Board of Managers’ sole discretion, (ii) until the date on which there are no obligations remaining under the Credit Agreement and all amounts payable in respect of the Credit Agreement have been indefeasibly paid in full, the consent of the Lender (the “Discharge Date”), and (iii) becoming a party to this agreement by executing an Adoption Agreement in substantially the form of Exhibit C attached hereto. An Assignee, in its capacity as such, of a Membership Interest shall only be entitled to receive allocations and distributions pursuant to ARTICLE V and shall not have any other rights or powers of a member including any voting rights. Until an Assignee becomes a member pursuant to this Section 3.4, the Member shall continue to be a member for all purposes hereof and have the power to exercise any rights or powers as a member, but shall not have the right to receive allocations or distributions pursuant to ARTICLE V. Upon the admission of any additional member to the Company, this Agreement shall be amended as the members shall agree to reflect the admission of such additional member.

Section 3.5 No Withdrawal. The Member may withdraw from the Company only following a permitted Transfer of all of such Member’s Membership Interest in accordance with this Agreement. Except as provided herein, in accordance with the provisions of Section 18-603 of the Act, no Member may withdraw prior to the dissolution and winding up of the Company.

Section 3.6 Liability to Third Parties. The Member shall not be liable for the debts, obligations or liabilities of the Company solely by reason of being the Member.

Section 3.7    Meetings of Member.

(a)    Annual Meetings. The Company shall annually conduct a meeting of the Member for the purpose of electing Managers and conducting such other business as may properly come before such meeting or, in lieu thereof, effect such business by written consent pursuant to Section 3.7(c). The annual meeting of the Member for the election of Managers, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board of Managers and designated in the notice or waiver of notice of such annual meeting.

(b)    Special Meetings. Special meetings of the Member may be called for any proper purpose or purposes, including voting on matters on which the Member is entitled to vote as determined in accordance with the terms of this Agreement. Special meetings of the Member shall be called by the Secretary upon the written request of at least two Managers. Such written requests shall state the time, place and purpose or purposes of the proposed meeting.

(c)    Action Without a Meeting. Notwithstanding anything contained in this Agreement to the contrary, any action required or permitted by law to be taken at any meeting of the Member may be taken without a meeting, and without a vote, if a consent in writing, setting

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forth the action so taken, shall be signed by the holders of the Membership Interests entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Membership Interests entitled to vote were present and voted.

ARTICLE IV

CAPITALIZATION

Section 4.1 Initial Membership Interests. The Member shall hold 100% of the Membership Interests of the Company.

Section 4.2 Capital Contributions. The Member shall contribute capital to the Company as provided in the Contribution Agreement. Without limiting the foregoing, the Member shall pay certain costs and expenses on behalf of the Company and fund certain reserves of the Company, in each case, in accordance with the terms of the Contribution Agreement. Any such payment or funding by the Member on behalf of the Company shall be deemed a capital contribution by the Member to the Company. The Member shall not have any obligation to make capital contributions to the Company except as provided in this Section 4.2, but may contribute additional capital to the Company as it may determine in its sole discretion.

ARTICLE V

DISTRIBUTIONS AND ALLOCATIONS

Section 5.1 Distributions. Subject in each case to restrictions imposed by Law including the Act, all distributions by the Company shall be made as follows:

(a)    Except as described in Sections 5.l(b) and (c), the Company may make distributions of cash or other property to the Member at any time, and from time to time, and in such amounts as the Board of Managers may determine.

(b)    Upon the dissolution and winding up of the Company, after making all allocations under Section 5.2, all assets and proceeds shall be distributed to the Member as provided in Section 11.2.

(c)    In the event of a repurchase of a System by, or a refund of any or all of the purchase price for a System from, Bloom Energy Corporation (or its successor as seller of Systems) to the Company, such repurchase or refunded amounts shall be applied in accordance with the Credit Agreement.

Section 5.2 Allocations. Profit and loss and all items included in the computation thereof shall be allocated to the Member.

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ARTICLE VI

MANAGEMENT

Section 6.1 Management by the Board of Managers.

(a) The business and affairs of the Company shall be managed by the Board of Managers. Under the direction of the Board of Managers, the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company and who may exercise all of the Company’s powers, rights, duties and obligations, except as otherwise provided by law, or by this Agreement and subject to the provisions set forth in this ARTICLE VI and ARTICLE XIII.

(b) Subject to ARTICLE XIII, in addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, but only to the extent within the purposes of the Company set forth in Section 2.4, the Board of Managers and the Officers (subject to the direction of, and limitations imposed by, the Board of Managers) shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted (by delegating such responsibilities as in the case of the delegation to the Administrator under the Administrative Services Agreement), the business and affairs of the Company, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii)    the merger or other combination or conversion of the Company with or into another Person;

(iv)    the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of the Company;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments;

(vi)    the distribution of Company cash;

(vii)    the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of such insurance for the benefit of the Company, as it deems necessary or appropriate;

(ix)    the acquisition or disposition of assets, including securities;

(x)    the formation of, or acquisition of an interest in, or the contribution of property to, any Person;

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(xi)    the control of any matters affecting the rights and obligations of the Company, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

(xii)    the indemnification of any Person against liabilities and contingencies to the extent permitted by Law and this Agreement;

provided, however, in no event will the Board of Managers or any Officer cause or permit the Company to take any action that requires approval of the members under the Holdco LLC Agreement except in accordance with the terms of the Holdco LLC Agreement.

Section 6.2 Board of Managers. Initially, the Board of Managers shall consist of the three (3) Persons, one (1) of whom shall be an Independent Manager. The Board of Managers shall initially be as set forth on Schedule II, and thereafter shall be elected annually pursuant to Section 3.3(a). Each Manager shall have one (1) vote. Each Manager shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of Managers constituting the Board of Managers shall shorten the term of any incumbent Manager. Each Manager is an agent of the Company’s business and, except as otherwise provided herein, may bind the Company in accordance with authority set forth in this Agreement or vested in a resolution of the Board of Managers.

Section 6.3 Resolutions. All resolutions adopted by the Board of Managers shall be reduced to writing.

Section 6.4 Location; Order of Business. The Board of Managers may have an office and keep the books of the Company, in such place or places, within or without the State of Delaware, as the Board of Managers may from time to time determine by resolution.

Section 6.5 Resignation. Any Manager may resign at any time by deliver his or her written resignation to the Board of Managers, such resignation to specify whether it will be effective at a particular time, upon receipt by the Board of Managers or at the pleasure of the Board of Managers.

Section 6.6 Removal. Any Manager or the entire Board of Manager may be removed from office at any time, with or without cause, by the Member.

Section 6.7 Vacancies. Any vacancy on the Board of Managers resulting from (i) the resignation, disqualification, retirement or death of any Manager shall be filled by the affirmative vote of a majority of the remaining Managers, and (ii) removal by the Member in accordance with Section 6.6 shall be filled by the affirmative vote of the Member; provided, that any vacancy resulting in there being no Independent Managers on the Board of Managers shall be filled only by an Independent Manager. Such new Manager or Managers will serve the remaining term of the Manager such new Manager is replacing and until a successor Manager is elected and qualified. In the event of a vacancy on the Board of Managers, the remaining Managers, except as otherwise provided by law, may exercise the power of the full Board of Managers until the vacancy is filled, subject to Article XIII.

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Section 6.8 Meetings. The Board of Managers shall hold regularly scheduled meetings. The initial schedule for such meetings shall be determined by the initial Board of Managers once it has been constituted in accordance with the terms and conditions of this Agreement. Regularly scheduled meetings of the Board of Managers may be held upon not less than fourteen (14) days’ prior notice, at such time, date and place, within or outside the State of Delaware, as the Board of Managers may from time to time decide. Special meetings of the Board of Managers may be called, in writing, on at least twenty-four (24) hours’ prior notice, designating the time, date, place and purpose thereof, by the Secretary at the written request of any two (2) Managers. Managers may participate in meetings of the Board of Managers by means of conference telephone or other communications equipment; provided that all Managers participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.9 Notice of Meetings. Notice of the time, date and place of all meetings of the Board of Managers (and, in the case of a special meeting, the purpose(s) thereof) shall be given to each Manager and each Member by the Secretary of the Company, or in case of death, absence, incapacity or refusal of such individuals, by an officer of the Company or one of the Managers calling the meeting. Notice need not be given to any Manager if: (i) action is taken under Section 6.12; (ii) a written waiver of notice is executed before or after the meeting by such Manager; (iii) communication with such Manager is unlawful; or (iv) such Manger attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Managers need not specify the purposes of the meeting. Any unintentional failure to provide such notice of any such meeting to any Member shall not invalidate any action otherwise appropriately taken by the Managers at such meeting.

Section 6.10 Quorum. At any meeting of the Board of Managers, a majority of the entire Board of Managers shall constitute a quorum. If there is less than a quorum at any meeting of the Board of Managers, such Managers present at the meeting shall adjourn the meeting from time to time for such period of time as may be approved by a majority of the votes present and shall cause notice of such adjournment to be delivered to all of the Managers who were absent from the adjourned meeting.

Section 6.11 Action at Meeting. At any meeting of the Board of Managers at which a quorum is present, a majority of Managers present may take any action that the Board of Managers may take under this Agreement on behalf of the Board of Managers, unless a larger or other number is required by law or this Agreement, in which case such larger or other number shall be required to take such action. In the situation that two (2) Managers constitute a quorum pursuant to Section 6.10, unanimous approval of both Managers is required to take any action on behalf of the Board of Managers.

Section 6.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if a written consent thereto is signed by a majority of the entire Board of Managers and filed with the records of the meetings of the Board of Managers. Such consent shall be treated as a vote of the Board of Managers.

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Prompt notice of the taking of the action without a meeting of the Board of Managers shall be given to those Managers who have not consented, if any, and to each Member, but the failure to give such notice shall not affect in any manner the validity or effectiveness of the consent given.

ARTICLE VII

OFFICERS

Section 7.1 Officers Generally. The Board of Managers, as set forth below in this ARTICLE VII, shall appoint certain agents of the Company to be referred to as “Officers” of the Company. The initial Officers shall be the persons listed on Schedule III. The Officers shall have the titles, power, authority and duties described below in this ARTICLE VII, and such other power, authority and duties as generally pertain to their respective offices except as otherwise (i) provided by resolution of the Board of Managers or (ii) delegated by the Board of Managers to the Administrator under the Administrative Services Agreement.

Section 7.2 Number, Titles and Term of Office. The Officers of the Company shall be a President and one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary, a Comptroller and such other officers as the Board of Managers may from time to time elect or appoint. Each Officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. No Officer need be a Manager. Any Officer may be an employee or an Affiliate of a Member.

Section 7.3 Powers. Each Officer is an agent of the Company’s business and, except as otherwise provided herein, each Officer may bind the Company in accordance with the authority set forth in this Agreement or vested in a resolution of the Board of Managers; provided, however, that so long as the Member is the sole member of the Company, in no event will any officer cause or permit the Company to take any action that requires approval of the members under the Holdco LLC Agreement except in accordance with the terms of the Holdco LLC Agreement.

Section 7.4 Salaries. No Officer shall be entitled to receive a salary or any other compensation.

Section 7.5 Removal. Any Officer elected or appointed by the Board of Managers or named in Schedule III of this Agreement may, subject to any contractual obligations of the Company with respect to such Officer, be removed, either with or without cause, by the Board of Managers, at any regular meeting, or at a special meeting called for such purpose; provided the notice for such meeting shall specify that such proposed removal will be considered at the meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the Person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

Section 7.6 Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board of Managers.

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Section 7.7 Powers and Duties of the President. The President shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities and in connection therewith shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company and may sign all Unit certificates of the Company.

Section 7.8 Powers and Duties of the Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Managers may from time to time prescribe. In addition, in the absence of the President, or in the event of the President’s inability or refusal to act, a Vice President designated by the Board of Managers or, in the absence of such designation, a Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the President, and when so acting shall have all powers of and be subject to all restrictions upon the President.

Section 7.9 Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Managers, and committees thereof in books provided for such purpose; the Secretary shall attend to the giving and serving of all notices; the Secretary may in the name of the Company affix the seal of the Company to all contracts of the Company and attest thereto; the Secretary may sign with the other appointed Officers all Unit certificates; the Secretary shall have charge of the certificate books, transfer books and Unit ledgers, and such other books and papers as the Board of Managers may direct, all of which shall at all reasonable times be open to inspection by any Manager upon application at the office of the Company during business hours; the Secretary shall have such other powers and duties as may be prescribed from time to time by the Board of Managers; and shall in general perform all acts incident to the office of Secretary, subject to the control of the President and the Board of Managers.

Section 7.10 Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board of Managers, the President shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other company.

ARTICLE VIII

STANDARD OF CARE; EXCULPATION AND INDEMNIFICATION

Section 8.1 Standard of Care. The Board of Managers shall perform its duties in good faith and in accordance with the Prudent Operator Standard.

Section 8.2 Exculpation. To the fullest extent permitted by Law, neither the Member nor any Manager, authorized person, employee or agent of the Company nor any employee, representative, agent or affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other person or entity that is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to

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be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

Section 8.3 [Intentionally Omitted].

Section 8.4 [Intentionally Omitted].

Section 8.5 [Intentionally Omitted].

Section 8.6 [Intentionally Omitted].

Section 8.7 [Intentionally Omitted].

Section 8.8 [Intentionally Omitted].

Section 8.9 [Intentionally Omitted].

Section 8.10 Contract Rights. The rights granted pursuant to this ARTICLE VIII shall be deemed contract rights, and no amendment, modification or repeal of this ARTICLE VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

Section 8.11 Indemnification by Member. To the fullest extent permitted by Law, the Member shall indemnify the Company and hold it harmless from and against all losses, costs, liabilities, damages and expenses (including costs of suit and attorney’s fees) it may incur on account of any breach by the Member of this Agreement

Section 8.12 Negligence, etc. IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS ARTICLE VII COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

ARTICLE IX

REPORTS; ACCESS TO INFORMATION

Section 9.1 Reports. The Company shall provide to the Member such reports as the Board of Managers shall determine in its discretion.

Section 9.2 Access to Information.

(a)    In addition to the other rights to information specifically set forth in this Agreement, the Member shall be entitled to all information to which a member is entitled to have. access pursuant to Section 18-305 of the Act under the circumstances and subject to the conditions therein stated. Without limiting the foregoing, the Member shall be entitled to receive all information from the Company which it requires in order to comply with its reporting obligations to each of its members.

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(b)    The Member shall reimburse the Company for all out-of-pocket costs and expenses incurred by the Company in connection with the Member’s inspection and copying of the Company’s books and records. The Member shall not be required to reimburse the Company for any time spent by its regular employees in connection with such inspection and copying.

ARTICLE X

TAXES

Section 10.1 Tax Returns. The Company shall prepare and timely file all federal, state and local tax returns required to be filed by the Company. The Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed. The Company shall deliver a copy of each such return to the Member on or before ten days prior to the due date of any such return (including extensions), together with such additional information as may be required by the Member in order for the Member to file its individual returns reflecting the Company’s operations. The Company shall bear the costs of the preparation and filing of its returns.

Section 10.2 Tax Character. The Company shall be treated as a disregarded entity for federal income tax purposes.

Section 10.3 Tax Elections. Neither the Company nor the Member may make an election for the Company to be treated as an association or corporation for federal income tax purposes.

ARTICLE XI

BOOKS AND BANK ACCOUNTS

Section 11.1 Maintenance of Books. The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the Proceedings of the Board of Managers and any committee thereof. The records shall include, but not be limited to, a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence, or mailing addresses of the Member; and the Company’s federal, state, and local tax returns for the Company’s six most recent tax years.

Section 11.2 Accounts. The Member shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms that the Board of Managers may determine. The Company may not commingle the Company’s funds with the funds of the Member; provided, however, that the Company funds may be invested in a manner the same as or similar to the Member’s investment of their own funds or investments by their Affiliates.

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ARTICLE XII

DISSOLUTION, WINDING-UP AND TERMINATION

Section 12.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”) and no other event shall cause the Company’s dissolution:

(a)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

(b)    after the Discharge Date, the consent of the Member; and

(c)    after the Discharge Date, the termination of the legal existence of the Member or the occurrence of any other event that terminates the continued membership of the Member in the Company, unless the Company is continued without dissolution in a manner permitted by the Act.

Section 12.2 Winding-Up and Termination. On the occurrence of a Dissolution Event, the Board of Managers may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator if approved by the Board of Managers. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Board of Managers. The steps to be accomplished by the liquidator are as follows:

(a)    as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made of the Company’s assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(b)    the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any advances described in Section 4.3) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and follows:

(i)    the liquidator may sell any or all Company property, including to the Member, and any resulting gain or loss from each sale shall be computed and allocated to the Member; provided, that the liquidator shall use its reasonable best efforts to not sell, but to retain for distribution in kind as provided herein, any securities in which the Company may have invested; and

(ii)    Company property shall be distributed to the Member by the end of the taxable year of the Company (or the Member’s taxable year if there is no Company taxable year) during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

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All distributions in kind to the Member shall be made subject to the liability of the Member for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the Member pursuant to this Section 12.2. The distribution of cash and/or property to the Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its Membership rights and all the Company’s property and constitutes a compromise to which the Member has consented within the meaning of Section I 8-502(b) of the Act.

Section 12.3 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Board of Managers shall direct such Person or Persons as the Act may require or permit to file a Certificate of Cancellation with the Secretary of State of Delaware and take such other actions as may be necessary to terminate the existence of the Company. Upon the effectiveness of the Certificate of Cancellation, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE XIII

SEPARATENESS PROVISIONS

Section 13.1 Limitations on the Company’s Activities. This Section 13.1 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose entity.” Notwithstanding anything in this Agreement to the contrary:

(a) Notwithstanding any other provision of this Agreement and any provision of Law that otherwise so empowers the Company, the Member or the Board of Managers, neither the Member nor the Board of Managers shall be authorized or empowered, nor shall they permit the Company or any Person on behalf of the Company, without the prior unanimous written consent of the Member and the entire Board of Managers, including the Independent Manager, to take any of the following actions:

(i)    to consolidate or merge the Company with or into any Person;

(ii)    sell all or substantially all of the assets of the Company;

(iii)    institute or cause to be instituted any proceeding seeking to adjudicate the Company bankrupt or insolvent, or seek a liquidation, winding up, reorganization, dissolution, arrangement, adjustment, protection, relief or composition of the Company under any law relating to bankruptcy, insolvency or relief of debtors, or seek or consent to the entry of an order for relief or the appointment of a receiver, trustee, liquidator, assignee, sequestrator, custodian or other similar official for the Company or for any substantial part of the property of the Company under any law related to bankruptcy, insolvency or relief of debtors, consent to the filing of any bankruptcy or other similar proceeding, or admit in writing the Company’s inability to pay its debts generally as they become due, or seek an assignment of property for the benefit of creditors, or take any action that might reasonably cause the Company to become insolvent, or take any action in furtherance of any of the foregoing, or to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company; or

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(iv)    amend, or consent to any waiver of compliance with respect to the matters set forth in Section 2.4, 6.1, 13.1, or 13.2 of this Agreement.

(b) The Board of Managers and the Member shall cause the Company to be operated in such a manner that it would not be substantially consolidated in the bankruptcy estate of any of the Member or any other Person such that its separate existence from any such Member or other Person would be disregarded in the event of a bankruptcy or insolvency of any such Member or other Person and in such regard, the Board of Managers and the Member shall cause the Company to:

(i)    maintain its assets separately from the assets of any other Person or entity;

(ii)    maintain its books and records and bank accounts separate from those of any other Person or entity;

(iii)    at all times hold itself out to the public as a legal entity separate from the Member and any other Person;

(iv)    file its own tax return, if any, as may be required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns or (b) not treated as a division or branch for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(v)    conduct its business in its own name or under any trade name as will not be reasonably likely to cause confusion as to its separate existence;

(vi)    maintain financial statements separate from those of any other Person (except that the Company may be included in the consolidated financial statements of another Person where required by GAAP; provided that such financial statements contain a footnote to the effect that the Company is a separate legal entity, the assets of which are not available to satisfy the debts of such Person);

(vii)    pay its own liabilities only out of its own funds and pay the salaries of its own employees, if any;

(viii)    participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities;

(ix)    use stationery, invoices and checks separate from those of the Member or its Affiliates;

15

(x)    deposit all of its funds in checking accounts, savings accounts, time deposits or certificates of deposit in its own name or invest such funds in its own name;

(xi)    correct any known misunderstanding regarding its separate identity;

(xii)    remain solvent and pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business purposes;

(xiii)    hold title to its assets in its own name;

(xiv)    not acquire any obligations or securities of a Member;

(xv)    observe all limited liability company formalities necessary to maintain its identity as an entity separate and distinct from the Member and all of its other Affiliates;

(xvi)    observe all other Delaware limited liability company formalities;

(xvii)    not pledge its assets for the benefit of any other entity or make loans or advances to any entity, except, in each case, as may be permitted by the terms of the Credit Agreement; and

(xviii)     not enter into any transaction with any Member or any Affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any Member or Affiliate as permitted by the terms of the Credit Agreement.

Section 13.2 Independent Manager. The Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Member. To the fullest extent permitted by Section 18-110I (c) of the Act, the Independent Manager shall consider only the interests of the Company and its creditors (including the Lender), in acting or otherwise voting on the matters referred to in Section 13.l(a). All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. The Independent Manager shall take into account the interests of Silicon Valley Bank prior to consenting to any item addressed in Section 13.l(a) and, for the avoidance of doubt, the only actions of the Company that shall require the consent of the Independent Manager shall be those contained and those referenced in Section 13.l(a).

16

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (except as expressly set forth in ARTICLE VIII) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as expressly set forth in ARTICLE VIII).

Section 14.2 Offset. Whenever the Company is to pay any sum to the Member, any amounts that the Member, in its capacity as a Member, owes the Company may be deducted from that sum before payment.

Section 14.3 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, email or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it if during the normal business hours of such Person on a Business Day or, if not received during such normal business hours, on the next succeeding Business Day. All notices, requests and consents to be sent to the Member must be sent to or made at the address given for the Member on Schedule I, or such other address as the Member may specify by notice. Any notice, request or consent to the Company must be given to the Member. Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 14.4 Entire Agreement, Supersedure. This Agreement constitutes the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

Section 14.5 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 14.6 Amendment or Restatement.

(a) This Agreement (including the Exhibits) may be amended or restated only by a written instrument adopted, executed and agreed to by the Member; provided, that the Member shall not, so long as the Credit Agreement is in effect, amend, alter, change or repeal this ARTICLE XIII, without the unanimous written consent of the Member and the Lender.

17

(b) The Certificate may be amended or restated only with the approval of the Board of Managers, provided, however, that no such amendment or restatement of the Certificate may affect any change that adversely affects the Member without the consent of the Member.

Section 14.7 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Member and its respective successors and assigns.

Section 14.8 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate, or (b) any mandatory, nonwaivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

Section 14.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 14.10 Waiver of Certain Rights. The Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 14.11 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

Section 14.12 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first set forth above.

2013B ESA HOLDCO, LLC

By:
Name:
Title:

[Signature Page to Project Company LLCA]

SCHEDULE I

MEMBER AND MEMBERSHIP INTERESTS

Member	Membership Interests
2013B ESA Holdco. LLC c/o Bloom Energy Corporation 1299 Orleans Drive Sunnyvale, California 94089 Email: [***]	1000 Units

[***] Confidential Treatment Requested

Schedule I-1

SCHEDULEII

BOARD OF MANAGERS

Sendil Atreya, as Manager

William E. Brockenborough, as Manager

Benjamin Rose, as Independent Manager

Schedule II-1

SCHEDULEIII

OFFICERS

Name	Title

William H. Kurtz	President

William E.Brockenborough	Vice President

Martin J. Collins	Vice President, Secretary

Paul Goldstein	Vice President

Alan Russo	Vice President

Michael Fuss	Vice President

Charles Fox	Vice President

Sendil Atreya	Vice President

Tim Gray	Comptroller

Schedule III-1

SCHEDULE IV

FINANCING DOCUMENTS

1.	The Credit Agreement.

2.	The Promissory Note, dated as of July 19, 2013, issued by the Company to the Lender.

3.	The Accounts Agreement, dated as of July 19, 2013, by and among the Company, the Lender and the Bank of New York Mellon, a New York banking corporation (the “Accounts Bank”).

4.	The Pledge Agreement.

5.	The Assignment and Security Agreement, dated as of July 19, 2013, by and between the Company and the Lender.

6.	The Interparty Agreement, dated as of August 2, 2013 (the “Interparty Agreement”), by and among the Company, the Lender, and Firstar Development, LLC, a Delaware limited liability company (the “Investor”).

7.	Any swap agreement (as such term is defined in Section 101 of the Bankruptcy Code) and all other agreements or documents now existing or hereafter entered into by the Company that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option or any similar transaction, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Company’s exposure to fluctuations in interest rates, currency exchange rates, loan, credit exchange, security, or commodity prices.

8.	Any Consent and Agreement entered into among each Person (other than the Company) who is a party to a Principal Facility Document (“Project Party”), the Company and the Lender, under which the relevant Project Party consents to, among other things, the security interest created in favor of the Lender.

9.	The Credit Protection Insurance Policy to be issued by Indian Harbor Insurance Company on the date on which funds are initially disbursed by the Lender to the Company.

10.	The Intellectual Property License, dated as of July 19, 2013 (the “IP License”), between the Company and Bloom Energy Corporation (“Bloom”).

11.	The Intellectual Property Security Agreement, dated as of July 19, 2013 (the “IP Security Agreement”), between the Company and Bloom.

12.	The Indemnity Agreement, dated as of July 19, 2013 (the “Indemnity Agreement”), between the Company and Bloom.

Schedule IV-1

SCHEDULE V

INVESTMENT DOCUMENTS

1.	The Contribution Agreement.

2.	The Interparty Agreement.

3.	The Amended and Restated Guaranty, dated as of August 2, 2013, issued by Bloom.

4.	The IP License.

5.	The IP Security Agreement.

6.	The Indemnity Agreement.

Schedule V-1

SCHEDULE VI

PRINCIPAL FACILITY DOCUMENTS

1.	That certain Master Energy Server Purchase and Services Agreement, dated July 19, 2013, between Bloom and the Company (the “MESPSA”).

2.	Administrative Services Agreement, dated as of July 19, 2013, by and. among the Member, the Company and Bloom.

3.	The Reservation Letter for each site eligible to receive payments under the California Self-Generation Incentive Program.

4.	That certain Energy System Use Agreement (Number 20130430.072.C), dated May 15, 2013, by and between the Company and Pacific Bell Telephone Company (“Pac Bell”) (“ESA-E”) and the related Site Lease Agreement of the same date, by and between the Company and Pac Bell (“SLA-E”).

5.	That certain Energy System Use Agreement (Number 20130430.078.C), dated May 15, 20B, by and between the Company and AT&T Corp. (“AT&T”) (“ESA-G”) and the related (i) Site Lease Agreement of the same date, by and between the Company and AT&T (“SLA-G”), (ii) the Site Lease Agreement, dated as of the same date, by and between the Company and Southern New England Telephone Company, and (iii) the Site Lease Agreement, dated as of the same date, by and between the Company and AT&T Capital Services, Inc.

6.	That certain Assignment and Assumption Agreement, to be entered into by and between the Company and 2012 BSA Project Company, LLC (“2012 BSA”) with respect to ESA- E, ESA-G, SLA-E and SLA-G.

7.	That certain Notice of Assignment and Clerical Error Correction, to be entered into by and between Company, 2012 ESA, the Lender, Pac Bell, AT&T and PE12GVVC (Bloom PPA) Ltd. with respect to Energy System Use Agreement Numbers 20130403.075. C, 20130403.076.C, 20130403.072.C and 20130403.078.C.

8.	That certain Energy System Use Agreement (Number 20130430.076.C), dated May 15, 2013, by and between the Company and Pac Bell and the related Site Lease Agreement of the same date, by and between the Company and Pac Bell.

9.	That certain Assignment and Assumption Agreement, to be entered into by and between the Company and 2012 BSA, with respect to (i) that certain Energy System Use Agreement (Number 20130403.075.C), dated May 15, 2013, by and between 2012 ESA and Pac Bell and the related Site Lease Agreement of the same date, by and between 2012 BSA and Pac Bell and (ii) that certain Energy System Use Agreement (Number 20130403.076.C), dated May 15, 2013, by and between 2012 BSA and AT&T, and the related Site Lease Agreement of the same date, by and between 2012 BSA and AT&T.

Schedule VI-I

EXHIBIT A

DEFINED TERMS

“Act” means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

“Administrative Services Agreement” shall have the meaning set forth in Schedule VI.

“Administrator” means Bloom Energy Corporation or any replacement administrator under an Administrative Services Agreement.

“Affiliate” of a Person means, any Person Controlling, Controlled by, or Under Common Control with such Person.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of 2013B ESA Project Company, LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Assignee” means any Person that acquires a Membership Interest or any portion thereof through a Transfer made in accordance with this Agreement or pursuant to an Involuntary Transfer and that has not been admitted as a Member.

“Certificate” shall have the meaning set forth in Section 2.1.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to Code Sections shall include any corresponding provision or provisions of succeeding Law.

“Company” means 2013B ESA Project Company, LLC, a Delaware limited liability company, and any successor thereto.

“Contribution Agreement” means that certain Equity Capital Contribution Agreement, dated as of the date hereof, by and between Firstar Development, LLC and Clean Technologies 2013B, LLC.

“Control” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of the preceding sentence, control shall be deemed to exist when a Person possesses, directly or indirectly, through one or more intermediaries (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of thedistributions therefrom (including liquidating distributions); or (iii) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

“Covered Person” shall have the meaning set forth in Section 8.2.

“Discharge Date” shall have the meaning set forth in Section 3 .4.

“Dissolution Event” shall have the meaning set forth in Section 12.1.

“Financing Documents” are set forth on Schedule IV.

“Holdco LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of 2013B ESA Holdco, LLC, as the same may be amended, supplemented or replaced from time to time.

“Independent Manager” means a duly appointed Manager who shall not have been, at the times of such appointment or at any time in the preceding five (5) years (a) a direct or indirect legal or beneficial owner in the Company or any of its Affiliates (other than his or her service as an “Independent Manager”), (b) a creditor, supplier, employee, officer, director, family member, manager, advisor or contractor of the Company orany of its Affiliates, (c) a Person who Controls the Company or its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of the Company or any of its Affiliates, (d) a Person who is affiliated with a significant customer, supplier or other person who derives more than ten percent (10%) of its purchases or revenues from its activities with the Company or any of its Affiliates, (e) a Person who is affiliated with a tax-exempt entity that receives significant contributions from the Company or any of its Affiliates or (f) a Person who is engaged under significant personal service contracts with the Company or any of its Affiliates.

“Investment Documents” are set forth on Schedule V.

“Involuntary Transfer” means a Transfer resulting from the death of a Person or any other Transfer occurring by operation of Law, including a Transfer resulting from a bankruptcy or other insolvency proceeding, termination of existence of an entity, divorce or legal incapacity.

“ITCs” means investment tax credits allowed by Section 48 of the Code or any successor to such section.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

“Manager” shall have the meaning as set forth in Section 6.2.

“Member” means any Person executing this Agreement as of the date of this Agreement as a member.

“Membership Interest” means the limited liability interest of the Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by the Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as the Member and otherwise to participate in the management of the Company; and all obligations, duties and liabilities imposed on the Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as the Member.

“MESPSA” shall have the meaning set forth in Schedule VI.

“Officer” means any Person designated as an officer of the Company as provided in Section 7.1, but such term does not include any Person who has ceased to be an officer of the Company.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, limited liability company, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Power Purchase Agreements” shall have the meaning set forth in Schedule VI.

“Principal Facility Documents” are set forth on Schedule VI.

“Proceeding” shall have the meaning set forth in Section 8.3.

“Prudent Operator Standard” means that a Person will (i) perform its duties in compliance in all material respects with the requirements of the Investment Documents and Principal Facility Documents, (ii) perform the duties in accordance with commercially reasonable applicable fuel cell industry standards, taking into account the need to maintain qualification for ITCs and to avoid (a) any recapture of all or any portion of the ITC pursuant to Code Section 50(a) or (b) any disallowance of deferral of, lack of the right to claim, or delay inclaiming, all or any portion of the ITC, in each case at the Member level or the level of any equity owner of the Member for any reason, and (iii) use sufficient and properly trained and skilled personnel.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Site Lease” shall have the meaning set forth in Schedule VI.

“Systems” means the on-site fuel cell power generating systems purchased by the Company pursuant to the MESPSA.

“Transfer” including the correlative terms “Transferring” or “Transferred”, means a transaction by which the Member or an Assignee of the Member transfers its respective Membership Interest to another Person and includes a sale, assignment, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by Law or otherwise. When used in the context of a Transfer, the term “Membership Interest” shall include any Membership Interest and any interest (pecuniary or otherwise) therein or rights thereto. Notwithstanding the foregoing, the term “Transfer” shall not-include the sale or other disposition of a Member’s respective Membership Interest in connection with (i) the sale of all or substantially all assets of the Member or (ii) the sale of all or substantially all equity interests in the Member.

“Units” means, collectively, the Membership Interests as measured in unit increments and “Unit” shall refer to any one of the Units.

“Voluntary Transfer” means any Transfer other than an Involuntary Transfer.

EXHIBIT B

Units

Certificate No.

FORM OF CERTIFICATE FOR UNITS

REPRESENTING MEMBERSHIP INTERESTS IN

2013B ESA PROJECT COMPANY, LLC

2013B BSA Project Company, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                    is a Member of the Company and that this Certificate represents such Member’s ownership of                    (                     ) units

representing membership interests in the Company (“Units”).

This Certificate is not negotiable or transferable except upon death or by operation of law or as otherwise provided in the Limited Liability Company Agreement of the Company, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, and the exhibits thereto to which reference is hereby made for a statement of the rights, preferences and limitations pertaining to the Units.

Dated:

2013B ESA PROJECT COMPANY, LLC

By:
Name:
Title:

RESTRICTIONS UPON THE ASSIGNMENT OR OTHER DISPOSITION OF THE UNITS EVIDENCED BY THIS CERTIFICATE ARE SET FORTH ON THE REVERSE SIDE HEREOF.

Exhibit B-1

2013B ESA PROJECT COMPANY, LLC

CERTIFICATE FOR

UNITS

Dated:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO BE DELIVERED TO IT TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT). THIS SECURITY IS SUBJECT TO CERTAIN VOTING AGREEMENTS, RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

Exhibit B-2

EXIDBIT C

FORM OF ADOPTION AGREEMENT

This Adoption Agreement is executed by the undersigned transferee (“Transferee”) pursuant to the terms of Section 3.4 to the Amended and Restated Limited Liability Company Agreement of 2013B ESA Project Company, LLC (the “Company”), dated as of August 2, 2013, a copy of which is attached hereto and is incorporated herein by reference (the “Operating Agreement”). By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.    Acknowledgment. Transferee acknowledges that Transferee is acquiring certain Units, subject to the terms and conditions of the Operating Agreement (including the Exhibits thereto). Capitalized terms used herein without definition are defined in the Operating Agreement and are used herein with the same meanings set forth therein.

2.    Agreement. Transferee (a) agrees that Units acquired by Transferee shall be bound by and subject to the terms of the Operating Agreement (including the Exhibits thereto) and (b) hereby joins in, and agrees to be bound by, the Operating Agreement (including the Exhibits thereto) with the same force and effect as if it were originally a party thereto; provided, Transferee’s joinder in the Operating Agreement shall not constitute its admission as a Member unless and until such Transferee is duly admitted in accordance with the terms of the Operating Agreement.

3.    Notice. Any notice required or permitted by the Operating Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED on this day of            , 20    .

TRANSFEREE:

By:
Notice
Address:

ANNEX 15-A

Form of Quarterly Renewable Energy Certificate

[See Attached]

7	EQUITY CAPITAL CONTRIBUTION AGREEMENT (BLOOM)

Block DocID

USBCDC RENEWABLE ENERGY COMPLIANCE CERTIFICATE
Usbancorp.
Deal Name: Project ID #: Fund: Deal Type ITC Compliance Period: Quarter 4 ending December 31st, 2012
ITC RECAPTURE
Has there been a change in ownership of any system (or turbine)?
If yes, explain: Yes No
Has any system (or turbine) been taken out of operation?
If yes, explain: Yes No
OPERATIONS
Has there been a default on a PPA or Lease? If yes, explain: Yes No
If PPAs, have systems been generating sufficient power to support the projections that were prepared at closing? If no, explain: Yes No
Any major concerns with system operations or maintenance? If yes, explain: Yes No
Are there any known substantial negative changes in the financial condition of any PPA or Lease counterparty? If yes, explain:
Yes No
Are there any known substantial negative changes in the financial condition of the Guarantor(s)? If yes, explain: Yes No
Has there been a distribution of Net Cash Flows? If yes, please include report. Yes No
Has there been a default on any mortgage, taxes, interest or other obligation? If yes, explain: Yes No
Has there been a death, dissolution, or Bankruptcy of any Owner as defined in the Operating Agreement? If yes, explain: Yes No
Are there any current or pending lawsuits, legal proceedings, or alleged violations of law as defined in the Operating Agreement? If yes, please include copies. Yes No
Are there any alleged violations of health, safety, or building codes as defined in the Operating Agreement? If yes, please include copies. Yes No
Date the last facility was placed in service (PIS) as defined in transaction documents. Leave blank if not PIS. Date:
RESERVES (please skip section if not applicable)
Please list reserve accounts and balances:
Bank Name Account Owner Purpose of the Account As of Date Balance $ - $ - $ - $ - $ - $ - $ - $ -
REC Revenue (please skip section if not applicable) REC Revenue status: Projected REC revenue to investor: $ -
Amount of REC applied for: $ - REC revenue received: $ - Amount transferred to investor: $ -

(BLOOM)

Block DocID

LOAN STATUS (please skip section if not applicable)
Please list Loans: Lender Borrower Type of Loan Original Loan Commitment As of Date Current Balance $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ - $ -
Are there any covenant defaults? If yes, explain: Yes No
Are there any monetary defaults? If yes, explain: Yes No
What is the expected conversion date on any construction loans?
Date:
EQUIPMENT WARRANTY STATUS
Are all equipment warranties still in full force and effect? If No, explain Yes No
ATTACHMENTS (Please mark an “X” below pertaining to items attached.)
Operations & Maintenance Report
Cash Flow Report
Copies of violation of code
Copies of violation of law
Additional comments and/or support
Certification
I hereby certify that I am an authorized signer of the Sponsor and that the above and attached information is true. X Comments:
Please return the completed certificate to usbcdc.renewableenergy@usbank.com no later than 45 days after current period.

(BLOOM)

Block DocID

ANNEX 15-A

Form of Renewable Energy Monthly Report

[See Attached]

10	EQUITY CAPITAL CONTRIBUTION AGREEMENT (BLOOM)

Block DocID

Renewable Energy Monthly Report

(ITC)

Fund Name:	As of Date:
Original Fund Amount: $[***]

Instructions:

•	Please input the following

•	The projected final Placed in Service date for the fund.

•	The stage of installation percentage as outlined below

•	The total should equal 100%.

•	Any additional comments concerning the fund in the notes section.

•	The document should be certified by an authorized signor.

•	Attach any supporting documents to support installation.

Installation and Milestone Tracking

Projected final Placed in Service date for the fund: mm/dd/yyyy

Stage of Installation	31-Dec Actual	31-Jan Forecast	28-Feb Forecast
Inspection (Permits)	0.00%	0.00%	0.00%
Site Construction	0.00%	0.00%	0.00%
Commissioning (Start-up Sequence)	0.00%	0.00%	0.00%
Placed In Service (PTO)	0.00%	0.00%	0.00%

Total	100.00%	100.00%	100.00%

Notes and Additional Comments

Notes

Certification

X
Signature

usbank.com

(BLOOM)

Block DocID

[***] Confidential Treatment Requested